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TABLE OF CONTENTS PROSPECTUS SUPPLEMENT

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-221742

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities, nor does it solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION. DATED NOVEMBER 27, 2017.

Prospectus Supplement
(to Prospectus dated November 24, 2017)

US$
Alibaba Group Holding Limited

US$      % Notes due 20
US$      % Notes due 20
US$      % Notes due 20

         We are offering US$            of our        % Notes due 20    (the "20     Notes"), US$            of our        % Notes due 20    (the "20     Notes") and US$            of our        % Notes due 20     (the "20     Notes" and, together with the 20     Notes and the 20     Notes, the "Notes"). The 20     Notes will mature on December     , 20    , the 20     Notes will mature on December     , 20    and the 20     Notes will mature on December     , 20    . Interest on the Notes will accrue from December     , 2017 and be payable on June     and December     of each year, beginning on June     , 2018.

         We may at our option redeem the Notes at any time, in whole or in part, at a price equal to the greater of 100% of the principal amount of such Notes and the make whole amount plus accrued and unpaid interest, if any, to (but not including) the redemption date. We may also redeem the Notes at any time upon the occurrence of certain tax events. Upon the occurrence of a triggering event, we must make an offer to repurchase all Notes outstanding at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase. For a more detailed description of the Notes, see "Description of the Notes" in this prospectus supplement.

         The Notes are our senior unsecured obligations and will: rank senior in right of payment to all of our existing and future obligations expressly subordinated in right of payment to the Notes; rank at least equal in right of payment with all of our existing and future unsecured unsubordinated obligations (subject to any priority rights pursuant to applicable law); be effectively subordinated to all of our existing and future secured obligations, to the extent of the value of the assets serving as security therefor; and be structurally subordinated to all existing and future obligations and other liabilities of our subsidiaries and consolidated affiliated entities.

         Investing in the Notes involves risks. See the "Risk Factors" beginning on page S-9 of this prospectus supplement.

	Public Offering Price(1)	Underwriting Discounts	Proceeds to us(1)
Per 20 Note	%	%	%
Total	US$	US$	US$
Per 20 Note	%	%	%
Total	US$	US$	US$
Per 20 Note	%	%	%
Total	US$	US$	US$

(1)
Plus accrued interest, if any, from             , 2017, if settlement occurs after that date.

         Neither the Securities Exchange Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

         Approval in-principle has been received for the listing and quotation of the Notes on the Singapore Exchange Securities Trading Limited, or the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made or opinions expressed or information contained in this prospectus supplement. Approval in-principle granted by the SGX-ST for the listing of the Notes on the SGX-ST is not to be taken as an indication of the merits of the offering, us, any of our subsidiaries or affiliates or the Notes. Currently, there is no public trading market for the Notes. The Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000 for so long as the Notes are listed and quoted on the SGX-ST and the rules of the SGX-ST so require.

         We expect to deliver the Notes to investors through the book-entry delivery system of The Depository Trust Company and its direct participants, including Euroclear Bank SA/NV, or Euroclear, and Clearstream Banking, S.A., or Clearstream, on or about            , 2017, which is the fifth business day following the date of this prospectus supplement. Purchasers of the Notes should note that trading of the Notes may be affected by this settlement date.

Joint Bookrunners

Morgan Stanley	Citigroup	Credit Suisse	Goldman Sachs (Asia) L.L.C.	J.P. Morgan

Co-Managers

ANZ	BNP PARIBAS	DBS Bank Ltd.	HSBC	ING	Mizuho Securities

Prospectus Supplement dated            , 2017.

PROSPECTUS SUPPLEMENT

PROSPECTUS

       You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any other offering materials we file with the SEC. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. We are not, and the underwriters are not, making an offer of the Notes in any jurisdiction where such offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any other offering material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriters to subscribe for and purchase, any of the Notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

       This document consists of two parts. The first part is this prospectus supplement, which describes the terms of the offering of the Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated November 24, 2017 included in the registration statement on Form F-3 (No. 333-221742), which provides more general information. Generally, when we refer only to the "prospectus," we are referring to both parts combined, and when we refer to the "accompanying prospectus," we are referring to the accompanying prospectus as updated through incorporation by reference.

       To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

       In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:

  •
  "ADSs" are to the American depositary shares, each of which represents one ordinary share;

  •
  "Alipay" are to Alipay.com Co., Ltd., a company with which we have a long-term contractual relationship and which is a wholly-owned subsidiary of Ant Financial Services or, where the context requires, its predecessor entities. We do not have any equity interest in or control over either Ant Financial Services or Alipay;

  •
  "Altaba" are to Altaba Inc. (formerly known as Yahoo! Inc.) and Altaba Holdings Hong Kong Limited (formerly known as Yahoo! Hong Kong Holdings Limited), collectively;

  •
  "Ant Financial Services" are to Ant Small and Micro Financial Services Group Co., Ltd. (formerly known as Zhejiang Ant Small and Micro Financial Services Group Co., Ltd.), a company organized under the laws of the PRC;

  •
  "Cainiao Network" are to Cainiao Smart Logistics Network Limited, a company incorporated under the laws of the Cayman Islands, and a subsidiary in which we own an approximately 51% equity interest as of the date of this prospectus supplement, together with its subsidiaries, including Cainiao Network Technology Co., Ltd.

  •
  "China" and the "PRC" are to the People's Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

  •
  "China retail marketplaces" are to Taobao Marketplace and Tmall (including Juhuasuan), collectively. Promotional slots on Juhuasuan may only be purchased by Taobao Marketplace and Tmall merchants, and transactions from traffic originating on Juhuasuan are completed on the merchants' storefronts on Taobao Marketplace or Tmall;

  •
  "GMV" are to the value of confirmed orders of products and services on our marketplaces, regardless of how, or whether, the buyer and seller settle the transaction. Unless otherwise stated, GMV in reference to our marketplaces includes only GMV transacted on our China retail marketplaces. GMV generated from traffic through Juhuasuan is recorded as either Taobao Marketplace GMV or Tmall GMV depending on which of these two marketplaces the transaction is completed. Our calculation of GMV for our China retail marketplaces includes shipping charges paid by buyers to sellers. As a prudential matter aimed at eliminating any influence on our GMV of potentially fraudulent transactions, we exclude from our calculation of GMV transactions in certain product categories over certain amounts and transactions by buyers in certain product categories over a certain amount per day;

  •
  "ISVs" are to independent software vendors;

  •
  "orders" are to each confirmed order from a transaction between a buyer and a seller for products and services on the relevant platform, even if these orders include multiple items, during the specified period, whether or not the transaction is settled;

  •
  "retail marketplaces" are to Taobao Marketplace, Tmall (including Juhuasuan), and AliExpress, collectively;

  •
  "RMB" and "Renminbi" are to the legal currency of China;

  •
  "SoftBank" are to SoftBank Group Corp. (formerly known as SoftBank Corp. before July 2, 2015), SBBM Corporation and West Raptor Holdings, LLC, collectively;

  •
  "variable interest entities" are to our variable interest entities that are 100% owned by PRC citizens or by PRC entities owned by PRC citizens, where applicable, that hold the Internet content provider licenses, or ICP licenses, or other business operation licenses or approvals, and generally operate the various websites for our Internet businesses or other businesses in which foreign investment is restricted or prohibited, and are consolidated into our consolidated financial statements in accordance with U.S. GAAP as if they were our wholly-owned subsidiaries;

  •
  "we," "us," "our company" and "our" are to Alibaba Group Holding Limited and its consolidated subsidiaries and its affiliated consolidated entities, including our variable interest entities and their subsidiaries;

  •
  "wholesale marketplaces" are to 1688.com and Alibaba.com, collectively; and

  •
  "US$," "dollars" and "U.S. dollars" are to the legal currency of the United States.

       All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

 FORWARD-LOOKING STATEMENTS

       This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us, our industry and the regulatory environment in which we and companies integral to our ecosystem operate. All statements other than statements of historical facts are forward-looking statements. These statements are made under the "Safe Harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. The forward-looking statements included in this prospectus supplement relate to, among others:

  •
  our growth strategies;

  •
  our future business development, results of operations and financial condition;

  •
  trends in online and mobile commerce and the overall Internet industry, both globally and in the PRC;

  •
  competition in our industries;

  •
  fluctuations in general economic and business conditions in China and globally;

  •
  expected changes in our revenues and certain cost and expense items and our operating margins;

  •
  the regulatory environment in which we and companies integral to our ecosystem operate; and

  •
  assumptions underlying or related to any of the foregoing.

       The global and PRC Internet, retail, wholesale, online and mobile commerce, cloud computing, digital media and entertainment, and data industries market may not grow at the rates projected by market data, or at all. The failure of these industries or markets to grow at the projected rates may have a material adverse effect on our business, financial condition and results of operations and the market price of the Notes. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

       The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein relate only to events or information as of the date on which the statements are made herein and therein. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required under applicable law. You should read such documents completely and with the understanding that our actual future results may be materially different from what we expect.

SUMMARY

       This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in the Notes. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the section titled "Risk Factors" and our financial statements and the notes to those financial statements, which are incorporated by reference, and the other financial information appearing elsewhere in or incorporated by reference into this prospectus supplement. See "Incorporation of Documents by Reference."

Company Overview

       To fulfill our mission "to make it easy to do business anywhere," we enable businesses to transform the way they market, sell and operate. We provide the fundamental technology infrastructure and marketing reach to help merchants, brands and other businesses to leverage the power of the Internet to engage with their users and customers. Our businesses are comprised of core commerce, cloud computing, digital media and entertainment, and innovation initiatives and others.

Corporate Information

       Alibaba Group Holding Limited is a Cayman Islands holding company established under the Companies Law of the Cayman Islands (as amended) on June 28, 1999, and we conduct our business in China through our subsidiaries and variable interest entities. Our ADSs are listed on the NYSE under the symbol "BABA."

       The principal executive offices of our main operations are located at 969 West Wen Yi Road, Yu Hang District, Hangzhou 311121, People's Republic of China. Our telephone number at this address is +86-571-8502-2077. Our registered office in the Cayman Islands is located at the offices of Trident Trust Company (Cayman) Limited, Fourth Floor, One Capital Place, P.O. Box 847, George Town, Grand Cayman, Cayman Islands. Our agent for service of process in the United States is Corporation Service Company located at 1180 Avenue of the Americas, Suite 210, New York, New York 10036. Our corporate website is www.alibabagroup.com. The information contained on our website is not part of this prospectus.

 The Offering

       The following summary contains basic information about the Notes and is not intended to be complete. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the Notes, see "Description of the Notes" in this prospectus supplement.

Issuer	Alibaba Group Holding Limited
Notes Offered	US$ aggregate principal amount of % Notes due 20 (the "20 Notes")
US$ aggregate principal amount of % Notes due 20 (the "20 Notes")
US$ aggregate principal amount of % Notes due 20 (the "20 Notes")
The 20 Notes, the 20 Notes and the 20 Notes are collectively referred to in this prospectus supplement as the "Notes."
Issue Prices

The issue price shall equal the following percentage of aggregate principal amount issued, plus accrued interest on such amount, if any, from (and including) December     , 2017 to (but excluding) the issue date:

20 Notes: %
20 Notes: %
20 Notes: %
Maturity Dates	20 Notes: , 20
20 Notes: , 20
20 Notes: , 20
Interest	The 20 Notes, the 20 Notes and the 20 Notes will bear interest at %, % and % per annum, respectively, from and including December , 2017 and be payable semi-annually in arrears.
Interest on the Notes will be calculated on the basis of a 360-day year and twelve 30-day months.
Interest Payment Dates	For all Notes, the interest payment dates will be June and December of each year, commencing June , 2018, and at maturity.
Use of Proceeds

The estimated net proceeds of the sale of the Notes after deducting fees, commissions and other estimated expenses payable in connection with this offering will be approximately US$           . We intend to use the net proceeds of the offering for general corporate purposes. See "Use of Proceeds."

Ranking	The Notes will be our senior unsecured obligations and will:
• rank senior in right of payment to all of our existing and future indebtedness expressly subordinated in right of payment to the Notes;

•

rank at least equally in right of payment with all of our existing and future unsecured unsubordinated indebtedness (subject to any priority rights pursuant to applicable law), including our 2.500% Senior Notes due 2019, 3.125% Senior Notes due 2021, 3.600% Senior Notes due 2024, 4.500% Senior Notes due 2034, the outstanding amount under our US$4.0 billion five-year term loan facility, and any amount that may be outstanding from time to time under our US$5.15 billion revolving credit facility;

• be effectively subordinated to all of our existing and future secured indebtedness, to the extent of the value of the assets serving as security therefor; and
• be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries and consolidated affiliated entities that do not guarantee the Notes.
No Guarantee

The Notes are not guaranteed by any of our existing subsidiaries or consolidated affiliated entities, who together hold substantially all of our operating assets and conduct substantially all of our business. Additionally, the indenture governing the Notes will not contain any obligation for any of our existing or future subsidiaries or consolidated affiliated entities to guarantee the Notes. In the future we may enter into credit facilities, including revolving credit facilities, secured by the assets of, or guaranteed by, our subsidiaries or consolidated affiliated entities without obligating such subsidiaries or consolidated affiliated entities to provide security or guarantees in respect of the Notes. See "Risk Factors — Risks Related to the Notes — The Notes will be structurally subordinated to all obligations of our existing and future subsidiaries and consolidated affiliated entities."

Additional Amounts

In the event that certain taxes are imposed or levied by or within the Cayman Islands or the PRC in respect of payments made by us with respect to the Notes, we will, subject to certain exceptions, pay such additional amounts under the Notes as will result after deduction or withholding of such taxes, in the payment of an amount as would have been payable in respect of the Notes had no such deduction or withholding been required. In addition, any amounts to be paid by us on the Notes will be paid net of any withholding implementing or relating to FATCA (as defined below) and we will not be required to pay additional amounts on account of any such withholding. See "Description of the Notes — Payment of Additional Amounts."

Tax Redemption

The Notes of any series may be redeemed at any time, at our option, in whole but not in part, at 100% of the principal amount thereof plus accrued and unpaid interest, if any, in the event we become obligated to pay certain additional amounts in respect of taxes imposed or levied by or within the Cayman Islands or the PRC in respect of the Notes. See "Description of the Notes — Tax Redemption."

Optional Redemption

We may redeem the 20     Notes at any time prior to           , 20     , the 20     Notes at any time prior to           , 20     , and the 20     Notes at any time prior to           , 20     , in each case, in whole or in part, at a price equal to the greater of (i) 100% of the principal amount of the applicable Notes to be redeemed and (ii) the make-whole amount (as defined elsewhere in this prospectus supplement), plus, in each case, accrued and unpaid interest, if any, to (but not including) the redemption date. See "Description of the Notes — Optional Redemption."

We may also redeem the 20      Notes, at any time from or after           , 20     , the 20     Notes, at any time from or after           , 20     and the 20     Notes at any time from or after           , 20     , in each case, in whole or in part, upon giving not less than 30 days' nor more than 60 days' notice, at 100% of the principal amount of the applicable Notes to be redeemed, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. There is no sinking fund for the Notes. See "Description of the Notes — Optional Redemption."

Repurchase upon Triggering Event

Upon the occurrence of a Triggering Event (as defined in "Description of the Notes — Repurchase Upon Triggering Event"), we must make an offer to repurchase all Notes outstanding at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase. See "Description of the Notes — Repurchase Upon Triggering Event."

Denomination, Form and Registration	The Notes will be issued in minimum denominations of US$200,000 and integral multiples of US$1,000 above that amount.

The Notes will be represented by one or more Global Notes in fully registered form without coupons deposited with The Bank of New York Mellon as custodian for and registered in the name of Cede & Co., as nominee of DTC.

DTC will credit the account of each of its participants with the principal amount of Notes being purchased by or through such participant. Beneficial interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. See "Description of the Notes — Book-Entry; Delivery and Form."

Certain Covenants	We will issue the Notes under an indenture containing covenants for the holders' benefit. These covenants restrict our ability, with certain exceptions, to:
• incur certain debt secured by liens; and
• merge, consolidate or transfer all or substantially all of our assets.
See "Description of the Notes — Certain Covenants."
Governing Law	The Notes and the indenture governing the Notes will be governed by New York law.

No Prior Market

The Notes will be new securities for which there is no market. Although the underwriters have informed us that they intend to make a market in the Notes, the underwriters are not obligated to do so and may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.

Listing

Approval in-principle has been received for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made or opinions expressed or information contained in this prospectus supplement. Approval in-principle granted by the SGX-ST for the listing of the Notes on the SGX-ST is not to be taken as an indication of the merits of the offering, us, our subsidiaries or affiliates or the Notes. Currently, there is no public market for the Notes. The Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000 for so long as the Notes are listed and quoted on the SGX-ST and the rules of the SGX-ST so require.

For so long as the Notes are listed and quoted on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption, in the event that a Global Note is exchanged for definitive Notes. In addition, in the event that a Global Note is exchanged for definitive Notes, an announcement of such exchange shall be made by or on behalf of us through the SGX-ST and such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying agent in Singapore.

Risk Factors	See "Risk Factors" and the other information in this prospectus supplement for a discussion of factors that should be carefully considered before deciding to invest in the Notes.
Trustee, Paying Agent, Transfer Agent and Registrar	The Bank of New York Mellon

RISK FACTORS

       You should consider carefully all of the information in this prospectus supplement, including the risks and uncertainties described below and our consolidated financial statements and related notes, before making an investment in the Notes. Any of the following risks and uncertainties could have a material adverse effect on our business, financial condition, results of operations and prospects. Additional risks or uncertainties not presently known to us or that we currently deem immaterial may also harm our business. There can be no assurance that any of the events discussed in the risk factors below will not occur and if such events do occur, you may lose all or part of your investment in the Notes.

Risks Related to Our Business and Industry

Maintaining the trusted status of our ecosystem is critical to our success and future growth, and any failure to do so could severely damage our reputation and brand, which would have a material adverse effect on our business, financial condition and results of operations.

       We have established a strong brand name and reputation for our ecosystem. Any loss of trust in our ecosystem or platforms could harm our reputation and the value of our brand and result in consumers, merchants, brands and other participants reducing their activity level in our ecosystem, which could materially reduce our revenue and profitability. Our ability to maintain our position as a trusted platform is based in large part upon:

  •
  the reliability and security of our platforms as well as the commitment to high levels of service, reliability, security and data protection by the merchants, developers, logistics providers, service providers and other participants in our ecosystem;

  •
  the quality, breadth and functionality of products, services and functions and the quality, variety and appeal of content available through our platforms;

  •
  the effectiveness and perceived fairness of rules governing our marketplaces and other platforms and overall ecosystem;

  •
  the strength of our consumer and intellectual property rights protection measures; and

  •
  our ability to provide reliable and trusted payment and escrow services through our arrangements with Alipay.

Increased investments in our business, strategic acquisitions and investments as well as our focus on long-term performance and on maintaining the health of our ecosystem may negatively affect our margins and our net income.

       We have experienced significant growth in our profit margins and net income. However, we cannot assure you that we will be able to maintain our growth at these levels, or at all. Our operating profit grew 65% from fiscal year 2016 to fiscal year 2017 but our net income decreased by 42%. Consistent with our focus on the long-term interests of our ecosystem participants, we may take actions that fail to generate positive short-term financial results, and we cannot assure you that these actions will produce long-term benefits. There can be no assurance that we will be able to sustain our net income growth rates or our margins.

       We continue to increase our spending and investment in our business to support our future growth, including in:

  •
  expanding our core commerce offerings, such as our continuing efforts to grow Tmall Supermarket, a supermarket category for high quality fresh produce, food products and fast moving consumer goods, or FMCG;

  •
  strengthening our logistics network and enhancing our logistics capabilities;

  •
  researching and developing new technologies and improving our technological infrastructure and cloud computing capacity; and

  •
  investing in our digital media and entertainment business.

All of these initiatives are crucial to the success of our business but will have the effect of increasing our costs and lowering our margins and profit, and this effect may be significant, at least in the short term. For example, additional investments in our New Retail businesses, including our logistics network and logistics capabilities, will increase our costs and expenses, including significant operating expenses, capital expenditure and related amortization costs. Moreover, many of our business initiatives emphasize expanding our user base and enhancing user experience, rather than initially prioritizing monetization or profitability.

       Furthermore, we have made, and intend to continue to make, strategic investments and acquisitions to expand our user base and geographic coverage and add complementary offerings and technologies to further strengthen our ecosystem. For example, we expect to continue to make strategic investments and acquisitions relating to core commerce (including in connection with our New Retail strategy), cloud computing and big data, digital media and entertainment, international expansion, logistics services, local services, healthcare and new technologies, such as artificial intelligence, or AI. Our strategic investments and acquisitions may adversely affect our future financial results, including by decreasing our margins and net income. For example, we believe that our continuing expansion into the digital media and entertainment sectors, our international expansion, including our acquisition of a controlling stake in Lazada, our investments and acquisitions to transform our core commerce business, such as our privatization of Intime and recent agreement to acquire equity interests in Sun Art, and our investments in our logistics network and capabilities, such as our recent acquisition of a controlling stake in Cainiao Network, are important to our overall business but will have a negative effect on our financial results, at least in the short term. In addition, the performance of minority investments we have made and may continue making that are accounted for under the equity method investments may also adversely affect our net income.

We may not be able to maintain or grow our revenue or our business.

       We have experienced significant growth in revenue in recent years. In particular, our revenue grew 45% from fiscal year 2014 to fiscal year 2015, 33% from fiscal year 2015 to fiscal year 2016 and 56% from fiscal year 2016 to fiscal year 2017. Our ability to continue to generate and grow our revenue depends on a number of factors. For example, our marketing customers do not have long-term marketing commitments with us. If our services do not generate the rate of return expected or offer prices that are competitive to alternatives, marketers may reduce their spending on the marketing services we offer. See "Item 5. Operating and Financial Review and Prospects — A. Operating Results — Factors Affecting Our Results of Operations — Our Ability to Create Value for Our Users and Generate Revenue" and "— Our Monetization Model" in our Annual Report on Form 20-F for the year ended March 31, 2017 incorporated by reference in the accompanying prospectus.

       Our future revenue growth also depends on our ability to continue to grow our core commerce and other businesses, including our cloud computing business, digital media and entertainment business, as well as the businesses we have acquired or invested in and new business initiatives we may explore in the future, including in industries in which we have limited or no experience. This requires significant investments of time and resources, and our new businesses and initiatives may present new and difficult technological, operational and legal challenges, as well as subject us to additional regulatory risks. For example, as we expand our digital media and entertainment business, we may be unable to produce or license quality content on commercially reasonable terms or at all, unable to encourage more user-generated content, fail to acquire and retain users and marketers on our digital media and entertainment platforms, fail to anticipate or keep up with changes in user preferences, user behavior and technological developments or fail to gain access to content distribution channels. In addition, as we continue to invest in and enhance our logistics capabilities, we may face challenges in operating our logistics network and cooperating with third-party logistics service providers, and we may be unable to continue to enhance our logistics data technology and expand our logistics capacity to meet increasing demand and improve user experience. We may also fail to identify or anticipate industry trends and competitive conditions or fail to invest sufficient resources in new growth areas. If we are unable to successfully expand and monetize our businesses, our future revenue and business growth may be adversely affected.

       In addition, our revenue growth may slow or our revenues may decline for other reasons, including decreasing consumer spending, increasing competition and slowing growth of the China retail or China online retail industries and changes in government policies or general economic conditions. In addition, although our revenue grew at a faster rate in fiscal year 2017 than fiscal year 2016, as our revenue grows to a higher base level, our revenue growth rate may slow in the future.

If we are unable to compete effectively, our business, financial condition and results of operations would be materially and adversely affected.

       We face increasingly intense competition, mainly from established Chinese Internet companies, such as Tencent, Baidu and their respective affiliates, global Internet companies, as well as certain offline retailers and e-commerce players, including those that specialize in a limited number of product categories, such as FMCG, global or regional cloud computing service providers and digital media and entertainment providers. We compete to:

  •
  attract, engage and retain consumers based on the variety and value of products and services listed on our marketplaces, the engagement of digital media and entertainment content available on our platforms, the overall user experience of our products and services and the effectiveness of our consumer protection measures;

  •
  attract and retain merchants and brands, based on our size, the size and the engagement of consumers on our platforms and the effectiveness of our products and services to help them build brand awareness and engagement, acquire and retain customers, complete transactions, expand service capabilities, protect intellectual property rights and enhance operating efficiency;

  •
  compete to attract and retain marketers, publishers and demand side platforms operated by agencies based on the reach and engagement of our media properties, the depth of our consumer data insights and the effectiveness of our branding and marketing solutions;

  •
  attract other participants of our ecosystem based on access to business opportunities created by the large scale of economic activity on our platforms, the strength of the network effect of our ecosystem, as well as tools and technologies that help them operate and grow their businesses;

  •
  optimize the usefulness of the data and technologies we provide, including data-enabled customer relationship management tools, marketing data and data science, media ecosystem for branding, cloud computing services, omni-channel solutions, the data processing capability, availability and quality of supporting services, including payment settlement and logistics services, and the quality of our customer service;

  •
  thrive in new industries and sectors as we acquire new businesses and expand, bringing us into competition with major players in these and other industries and sectors; and

  •
  attract motivated and capable employees, including engineers and product developers who serve critical functions in the development of our products, services and our ecosystem.

Many of our competitors generate significant traffic, have established brand recognition, significant technological capabilities and significant financial resources, and have built significant ecosystems around their core businesses, such as e-commerce, social media and gaming.

       In addition, as we expand our various businesses and operations into an increasing number of international markets, including markets in which we have limited or no experience and in which we may be less well-known or have less local resources, such as Southeast Asia, India and Russia, we increasingly face competition from domestic and international players operating in these markets.

       Our ability to compete depends on a number of other factors as well, some of which may be beyond our control, including:

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  the timely introduction and market acceptance of the products and services we offer, compared to those of our competitors;

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  our ability to innovate and develop new technologies;

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  our ability to maintain and enhance our leading position in retail commerce in China;

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  our ability to adapt to new international and cross-border markets in a cost-effective manner;

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  our ability to benefit from new business initiatives; and

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  alliances, acquisitions or consolidations within the Internet industry that may result in stronger competitors.

       If we are not able to compete effectively, the level of economic activity and user engagement on our platforms may decrease significantly, which could materially and adversely affect our business, financial condition and results of operations as well as our brand.

We may not be able to maintain and improve the network effects of our ecosystem, which could negatively affect our business and prospects.

       Our ability to maintain a healthy and vibrant ecosystem that creates strong network effects among consumers, merchants and other participants is critical to our success. The extent to which we are able to maintain and strengthen these network effects depends on our ability to:

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  offer secure and open platforms for all participants and balance the interests of these participants, including consumers, merchants, brands, service providers and others;

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  provide tools and services that meet the evolving needs of consumers, merchants and brands;

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  provide a wide range of high-quality product, service and content offerings to consumers;

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  attract and retain merchants and brands of all sizes;

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  provide merchants and brands with a high level of traffic flow with strong commercial intent and effective online marketing services;

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  further enhance the attractiveness of our mobile platforms;

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  arrange secure and trusted payment settlement and escrow services;

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  improve our logistics data platform and coordinate fulfillment and delivery services with third-party logistics service providers;

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  attract and retain third-party service providers that are able to provide quality services on commercially reasonable terms to our merchants;

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  maintain the quality of our customer service; and

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  continue adapting to the changing demands of the market.

       In addition, changes we may make to enhance and improve our ecosystem and balance the needs and interests of the various participants on our ecosystem, or to comply with regulatory requirements, may be viewed positively from one participant group's perspective, such as consumers, but may have negative effects from another group's perspective, such as merchants. If we fail to balance the interests of all participants in our ecosystem, consumers, merchants, brands and other participants may spend less time, mind share and resources on our platforms and conduct fewer transactions or use alternative platforms, any of which could result in a material decrease in our revenue and net income.

We may not be able to maintain our culture, which has been a key to our success.

       Since our founding, our culture has been defined by our mission, vision and values, and we believe that our culture has been critical to our success. In particular, our culture has helped us serve the long-term interests of our customers, attract, retain and motivate employees and create value for our shareholders. We face a number of challenges that may affect our ability to sustain our corporate culture, including:

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  failure to identify, attract, promote and retain people in leadership positions in our organization who share our culture, values and mission;

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  failure to execute an effective management succession plan to replace our current generation of management leaders;

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  the increasing size, complexity, geographic coverage and cultural diversity of our business and workforce;

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  the integration of new personnel and businesses as we expand our existing businesses and acquire new businesses;

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  challenges of effectively incentivizing and motivating employees, including members of senior management, and in particular those who have gained a substantial amount of personal wealth related to share-based incentives;

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  competitive pressures to move in directions that may divert us from our mission, vision and values;

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  the continued challenges of an ever-changing business environment;

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  the pressure from the public markets to focus on short-term results instead of long-term value creation; and

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  the increasing need to develop expertise in new areas of business that affect us.

If we are not able to maintain our culture or if our culture fails to deliver the long-term results we expect to achieve, our business, financial condition, results of operations and prospects could be materially and adversely affected.

If we are not able to continue to innovate or if we fail to adapt to changes in our industry, our business, financial condition and results of operations would be materially and adversely affected.

       The Internet industry is characterized by rapidly changing technology, evolving industry standards, new mobile apps, protocols and technologies, new service and product introductions, new media and entertainment content — including user-generated content — and changing customer demands and trends. Furthermore, our competitors are constantly developing innovations in Internet search, online marketing, communications, social networking, entertainment, logistics and other services, on both mobile devices and personal computers, to enhance users' online experience. As a result, we continue to invest significant resources in our infrastructure, research and development and other areas in order to enhance our technology and our existing products and services as well as to explore new growth strategies and introduce new high quality products and services to attract more participants to our platforms. Our investments in innovations and new technologies, which may be significant, may not increase our competitiveness or generate financial returns in the short term, or at all, and we may not be successful at adopting and implementing new technologies, such as AI. The changes and developments taking place in our industry may also require us to re-evaluate our business model and adopt significant changes to our long-term strategies and business plans. Our failure to innovate and adapt to these changes and developments would have a material adverse effect on our business, financial condition and results of operations.

       For example, we derive significant revenue from mobile, and the ways users access content, interact and transact on our mobile platforms develop rapidly. We may fail to continue to offer superior user experience in order to increase or maintain the level of mobile engagement on our platforms. The variety of technical and other configurations across different mobile devices and platforms increases the challenges associated with this environment, and we may fail to develop and provide products and services that work effectively with this wide range of configurations. If we are unable to continue to attract and retain significant numbers of mobile consumers and increase or maintain levels of mobile engagement on our platforms, our ability to maintain or grow our business would be materially and adversely affected.

Our failure to manage the growth of our business and operations could harm us.

       Our business has become increasingly complex as the scale, diversity and geographic coverage of our business and our workforce continue to grow. We have also significantly expanded our headcount, office facilities and infrastructure, and we anticipate that further expansion in certain areas and geographies will be required. This expansion increases the complexity of our operations and places a significant strain on our management, operational and financial resources. We must continue to hire, train and effectively manage new employees. If our new hires perform poorly or if we are unsuccessful in hiring, training, managing and integrating new employees, our business, financial condition and results of operations may be materially harmed.

       Moreover, our current and planned staffing, systems, policies, procedures and controls may not be adequate to support our future operations. To effectively manage the expected growth of our operations and personnel, we will need to continue to improve our transaction processing, operational and financial systems, policies, procedures and controls, which could be particularly challenging as we acquire new operations with different and incompatible systems in new industries or geographic areas. These efforts will require significant managerial, financial and human resources. We cannot assure you that we will be able to effectively manage our growth or to implement all these systems, procedures and control measures successfully. If we are not able to manage our growth effectively, our business and prospects may be materially and adversely affected.

We face risks relating to our acquisitions, investments and alliances.

       We have acquired and invested in a large number and a diverse range of businesses, technologies, services and products in recent years, including investments of varying sizes in equity investees and joint ventures, and we have a number of pending investments and acquisitions that are subject to closing conditions. See "Item 5. Operating and Financial Review and Prospects — A. Operating Results — Recent Investment, Acquisition and Strategic Alliance Activities" in our Annual Report on Form 20-F for the year ended March 31, 2017 and other documents incorporated by reference in the accompanying prospectus. We expect to continue to evaluate and consider a wide array of potential strategic transactions as part of our overall business strategy, including business combinations, acquisitions and dispositions of businesses, technologies, services, products and other assets, as well as strategic investments and alliances. At any given time we may be engaged in discussing or negotiating a range of these types of transactions. These transactions involve significant challenges and risks, including:

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  difficulties in and significant additional costs and expenses resulting from integrating into our operations the diverse and large number of personnel, operations, products, services, technology, internal controls and financial reporting of companies we acquire, and any unanticipated expenses relating to business integration;

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  disruption of our ongoing business, distraction of our management and employees and increase of our expenses;

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  departure of skilled professionals as well as the loss of established client relationships of the businesses we invest in or acquire;

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  for investments over which we may not obtain management and operational control, we may lack influence over the controlling partner or shareholder, which may prevent us from achieving our strategic goals in these investments;

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  regulatory requirements and compliance risks as well as publicity risks that we may become subject to, including as a result of acquisitions of businesses in new industries or geographic areas or otherwise, especially for acquisitions of companies which are subject to heightened regulatory requirements and scrutiny;

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  actual or alleged misconduct or non-compliance by us or any company we acquire or invest in (or by its affiliates), whether before, during or after our acquisition or investment, which may lead to negative publicity, litigation, government inquiry or investigations against these companies or against us;

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  unforeseen or hidden liabilities or additional operating losses, costs and expenses that may adversely affect us following our acquisitions or investments;

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  potential impairment charges or write-offs due to the changes in the fair value of our investments or acquired companies as a result of market volatility or other reasons that we may or may not control, particularly with respect to public investee companies, such as Alibaba Pictures, the market value of which investment has been significantly lower than its carrying value for an extended period of time; if the fair value of our investment in this or other equity investee companies remains below its carrying value for a significantly longer period of time, we may need to write down the carrying value to its fair value, which could have a material adverse effect on our financial results;

  •
  regulatory hurdles including in relation to the anti-monopoly and competition laws, rules and regulations of China and other jurisdictions in connection with any proposed investments and acquisitions, including, in the case of the exercise of our option in the future to acquire an equity interest in Ant Financial Services, PRC regulations pertaining to non-bank payment companies and other relevant financial services;

  •
  the risk that any of our pending or other future proposed acquisitions and investments fails to close, including as a result of political and regulatory challenges and protectionist policies; and

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  challenges in maintaining or further growing our acquired businesses, or achieving the expected benefits of synergies and growth opportunities in connection with these acquisitions and investments, such as our acquisition of Youku Tudou and a controlling stake in Lazada, our privatization of Intime, our recent acquisition of a controlling stake in Cainiao Network and our recent agreement to acquire equity interests in Sun Art.

       We have concluded a number of significant acquisitions and investments in recent years, and we have limited experience in integrating major acquisitions. As we continue to implement our New Retail strategy and further expand our ecosystem, we expect that our acquisition and investment activity will continue at a rapid pace, with a large number and a diverse range of target companies, we and our management will continue to face significant challenges, including unanticipated ones, in integrating these businesses into our existing businesses.

We may face challenges in expanding our international and cross-border businesses and operations.

       As we expand our international and cross-border businesses into an increasing number of international markets, such as Southeast Asia, India and Russia, we will face risks associated with expanding into markets in which we have limited or no experience and in which we may be less well-known or have less local resources. We may be unable to attract a sufficient number of customers and other participants, fail to anticipate competitive conditions or face difficulties in operating effectively in these new markets. The expansion of our international and cross-border businesses will also expose us to risks inherent in operating businesses globally, including:

  •
  inability to recruit international and local talent and challenges in replicating or adapting our company policies and procedures to operating environments different than that of China;

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  lack of acceptance of our product and service offerings;

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  challenges and increased expenses associated with staffing and managing international and cross-border operations and managing an organization spread over multiple jurisdictions;

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  trade barriers, such as import and export restrictions, customs duties and other taxes, competition law regimes and other trade restrictions, as well as other protectionist policies;

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  differing and potentially adverse tax consequences;

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  regulatory uncertainties, as well as increased and conflicting regulatory compliance requirements;

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  challenges caused by distance, language, business customs and cultural differences;

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  increased costs to protect the security and stability of our information technology systems, intellectual property and personal data, including compliance costs related to data localization laws;

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  availability and reliability of international and cross-border payment systems and logistics infrastructure;

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  exchange rate fluctuations; and

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  political instability and general economic or political conditions in particular countries or regions, including territorial or trade disputes, war and terrorism.

       As we expand further into new regions and markets, these risks could intensify, and efforts we make to expand our international and cross-border businesses and operations may not be successful. Failure to expand our international and cross-border businesses and operations could materially and adversely affect our business, financial condition and results of operations.

       Transactions conducted through our international and cross-border platforms may be subject to different customs, taxes and rules and regulations, and we may be adversely affected by the complexity of and developments in customs and import/export laws, rules and regulations in the PRC and other jurisdictions. For example, effective as of April 8, 2016, the Notice on Tax Policies of Cross-Border E-Commerce Retail Importation, or the New Cross-Border E-commerce Tax Notice, replaced the previous system for taxing consumer goods imported into the PRC and introduced a 17% value-added tax, or VAT, on most products sold through e-commerce platforms and consumption tax on high-end cosmetics. See "Item 4. Information on the Company — B. Business Overview — Regulation — Tax Regulations" in our Annual Report on Form 20-F for the year ended March 31, 2017 incorporated by reference in the accompanying prospectus.

       In addition, changes to trade policies, treaties and tariffs in the jurisdictions in which we operate, or the perception that these changes could occur, could adversely affect our international and cross-border operations, our financial condition and results of operations. For example, the U.S. administration under President Donald Trump has advocated greater restrictions on trade generally and significant increases on tariffs on goods imported into the United States, particularly from China.

We rely on Alipay to conduct substantially all of the payment processing and all of the escrow services on our marketplaces. If Alipay's services are limited, restricted, curtailed or degraded in any way or become unavailable to us or our users for any reason, our business may be materially and adversely affected.

       Given the significant transaction volume on our platforms, Alipay provides convenient payment processing and escrow services to us through contractual arrangements on preferential terms. These services are critical to our platforms and the development of our ecosystem. In the twelve months ended March 31, 2017, approximately 72% of GMV on our China retail marketplaces was settled through Alipay's escrow and payment processing services. We rely on the convenience and ease of use that Alipay provides to our users. If the quality, utility, convenience or attractiveness of Alipay's services declines for any reason, the attractiveness of our marketplaces could be materially and adversely affected.

       Alipay's business is subject to a number of risks that could materially and adversely affect its ability to provide payment processing and escrow services to us, including:

  •
  dissatisfaction with Alipay's services or lower use of Alipay by consumers and merchants;

  •
  increasing competition, including from other established Chinese Internet companies, payment service providers and companies engaged in other financial technology services;

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  changes to rules or practices applicable to payment systems that link to Alipay;

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  breach of customers' personal information and concerns over the use and security of information collected from customers;

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  service outages, system failures or failure to effectively scale the system to handle large and growing transaction volumes;

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  increasing costs to Alipay, including fees charged by banks to process transactions through Alipay, which would also increase our cost of revenues;

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  negative news about and social media coverage on Alipay, its business or its products and service offerings; and

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  failure to manage funds accurately or loss of funds, whether due to employee fraud, security breaches, technical errors or otherwise.

       In addition, certain commercial banks in China impose limits on the amounts that may be transferred by automated payment from customers' bank accounts to their linked accounts with third-party payment services. Although we believe the impact of these restrictions has not been and will not be significant in terms of the overall volume of payments processed for our China retail marketplaces, and automated payment services linked to bank accounts represent only one of many payment mechanisms that consumers may use to settle transactions, we cannot predict whether these and any additional restrictions that could be put in place would have a material adverse effect on our marketplaces.

       Alipay's business is highly regulated and faces challenges in managing its regulatory risks. Alipay is required to comply with numerous complex and evolving laws, rules and regulations. In particular, regulators and third parties in China have been increasing their focus on online and mobile payment services, and recent regulatory and other developments could reduce the convenience or utility of Alipay users' accounts. In addition, as Alipay expands its businesses and operations into more international markets, it will become subject to additional legal and regulatory risks and scrutiny. Furthermore, our commercial arrangements with Alipay may be subject to anti-competition challenges. See "— We and Ant Financial Services are subject to a broad range of laws and regulations, and future laws and regulations may impose additional requirements and other obligations on our business or otherwise that could materially and adversely affect our business, financial condition and results of operations," and "Item 4. Information on the Company — B. Business Overview — Regulation — Regulation Applicable to Alipay" in our Annual Report on Form 20-F for the year ended March 31, 2017 incorporated by reference in the accompanying prospectus.

       If we needed to migrate to another third-party payment service or significantly expand our relationship with other third-party payment services, the transition would require significant time and management resources, and the third-party payment service may not be as effective, efficient or well-received by consumers and merchants on our marketplaces. These third-party payment services also may not provide escrow services, and we may not be able to receive commissions based on GMV transacted through these systems. We would also receive less, or lose entirely, the benefit of the commercial agreement with Ant Financial Services and Alipay, which provides us with preferential terms, and would likely be required to pay more for payment processing and escrow services than we currently pay. There can be no assurance that we would be able to reach an agreement with an alternative online payment service on acceptable terms or at all.

We do not control Alipay or its parent entity, Ant Financial Services, over which Jack Ma effectively controls a majority of the voting interests. If conflicts that could arise between us and Alipay or Ant Financial Services are not resolved in our favor, they could have a negative effect on our ecosystem and materially and adversely affect our business, financial condition, results of operations and prospects.

       Although we rely on Alipay to conduct substantially all of the payment processing and all of the escrow services on our marketplaces, we do not have any control over Alipay. Alipay provides payment services to us on preferential terms pursuant to our long-term commercial agreement with Ant Financial Services and Alipay. Following the divestment and subsequent equity holding restructuring related to Ant Financial Services, an entity controlled by Jack Ma, our executive chairman, became the general partner of Hangzhou Junhan Equity Investment Partnership, or Junhan, a PRC limited partnership, and Junao Equity Investment Partnership, or Junao,

a PRC limited partnership, which are two major equity holders of Alipay's parent, Ant Financial Services. Accordingly, Jack has an economic interest in Ant Financial Services and is able to exercise the voting power of the equity interest in Ant Financial Services held by Junhan and Junao. We understand that through the exercise of this voting power, Jack continues to control a substantial majority of the voting interests in Ant Financial Services.

       If Alipay were not able to successfully manage the risks relating to its business, its ability to continue to deliver payment services to us on preferential terms may be undermined. Furthermore, if for any reason, Alipay sought to amend the terms of its agreements and arrangements with us, there is no assurance that Jack Ma, in light of his voting control over Alipay's parent, Ant Financial Services, would act in our interest. If we were to lose the preferential terms with Alipay or if Alipay is unable to successfully manage its business, our ecosystem could be negatively affected, and our business, financial condition, results of operations and prospects could be materially and adversely affected.

       Ant Financial Services also provides other financial services to participants in our ecosystem, including wealth management, lending, insurance and credit system, and may provide additional services in the future. Other conflicts of interest between us, on the one hand, and Alipay and Ant Financial Services, on the other hand, may arise relating to commercial or strategic opportunities or initiatives. Although we and Ant Financial Services have each agreed to certain non-competition undertakings, Ant Financial Services may provide services to our competitors from time to time and we cannot assure you that Ant Financial Services would not pursue other opportunities that would conflict with our interests. Jack Ma may not resolve these conflicts in our favor. Furthermore, our ability to explore alternative payment services other than Alipay for our marketplaces may be constrained due to Jack's relationship with Ant Financial Services.

       In addition, we grant share-based awards to employees of Ant Financial Services, and Junhan grants share-based awards tied to the value of Ant Financial Services to our employees. The provision of awards to our employees tied to the value of Ant Financial Services is intended to enhance our strategic and financial relationship with Ant Financial Services. See "Item 7. Major Shareholders and Related Party Transactions — B. Related Party Transactions — Agreements and Transactions Related to Ant Financial Services and its Subsidiaries — Equity-based Award Arrangements" in our Annual Report on Form 20-F for the year ended March 31, 2017 incorporated by reference in the accompanying prospectus. The share-based awards granted by Junhan to our employees result in expenses that are recognized by our company. Subject to the approval of our audit committee, Jack, through his role with us and his control over Junhan, could be in a position to propose and promote further share-based grants that result in additional, and potentially significant, expenses to our company. Accordingly, these and other potential conflicts of interest between us and Ant Financial Services or Alipay, and between us and Jack or Junhan or Junao, may not be resolved in our favor, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

       Moreover, because of our close association with Ant Financial Services and overlapping user base, events that negatively affect Ant Financial Services could also negatively affect customers', regulators' and other third parties' perception of us. In addition, any actual or perceived conflict of interest between us and Ant Financial Services or any other company integral to the functioning of our ecosystem could also materially harm our reputation as well as our business and prospects.

Our business generates and processes a large amount of data, and the improper use or disclosure of data could harm our reputation as well as have a material adverse effect on our business and prospects.

       Our business, including our e-commerce marketplace, cloud computing, entertainment and logistics businesses, generates and processes a large quantity of personal, transaction, demographic and behavioral data. We face risks inherent in handling and protecting large volumes of data. In particular, we face a number of challenges relating to data from transactions and other activities on our platforms, including:

  •
  protecting the data in and hosted on our system, including against attacks on our system by outside parties or fraudulent behavior or improper use by our employees;

  •
  addressing concerns related to privacy and sharing, safety, security and other factors; and

  •
  complying with applicable laws, rules and regulations relating to the collection, use, storage, transfer, disclosure and security of personal information, including any requests from regulatory and government authorities relating to this data.

       The PRC regulatory and enforcement regime with regard to data security and data protection is evolving. According to the Cybersecurity Law, which was promulgated by the National People's Congress Standing Committee on November 7, 2016 and took effect as of June 1, 2017, as network operators we are obligated to provide technical assistance and support for public security and national security authorities to protect national security or assist with criminal investigations. In addition, the Cybersecurity Law provides that personal information and important data collected and generated by an operator of critical information infrastructure in the course of its operations in the PRC must be stored in the PRC, and the law imposes additional data security and privacy protection obligations on network operators. Further, on July 1, 2015, the National People's Congress Standing Committee promulgated the National Security Law, or the New National Security Law, which took effect on the same date and replaced the former National Security Law promulgated in 1993 and covers various types of national security including technology security and information security. See "Item 4. Information on the Company — B. Business Overview — Regulation — Regulation of Internet Security" in our Annual Report on Form 20-F for the year ended March 31, 2017 incorporated by reference in the accompanying prospectus. Compliance with the Cybersecurity Law, the New National Security Law, as well as additional laws and regulations that PRC regulatory bodies may enact in the future, may result in additional expenses to us and subject us to negative publicity which could harm our reputation with users and negatively affect the value of the Notes. There are also uncertainties with respect to how the Cybersecurity Law and the New National Security Law will be implemented in practice. PRC regulators, including the Ministry of Industry and Information Technology, or the MIIT, and the Cyberspace Administration of China, or the Cyberspace Administration, have been increasingly focused on regulation in the areas of data security and data protection. We expect that these areas will receive greater attention and focus from regulators, as well as attract continued or greater public scrutiny and attention going forward, which could increase our compliance costs and subject us to heightened risks and challenges associated with data security and protection. If we are unable to manage these risks, we could become subject to penalties, including fines, suspension of business and revocation of required licenses, and our reputation and results of operations could be materially and adversely affected.

       In addition, pursuant to our data sharing agreement with Ant Financial Services and Alipay, which sets forth data security and confidentiality protocols, and subject to relevant legal requirements and limitations, we have agreed to a broad sharing of data with Ant Financial Services through a data sharing platform that we own and operate. Cainiao Network, Koubei and Alibaba Pictures have also entered into agreements with us to participate in the data sharing platform. We also grant expressly limited access to specified data on our data platform to certain other participants in our ecosystem that provide services to merchants and consumers, such as retail operating partners, logistics service providers, mobile app developers, independent software vendors, or ISVs, cloud developers, marketing affiliates and various professional service providers. These ecosystem participants face the same challenges inherent in handling and protecting large volumes of data. Any systems failure or security breach or lapse on our part or on the part of any of our ecosystem participants that results in the release of user data could harm our reputation and brand and, consequently, our business, in addition to exposing us to potential legal liability.

       As we expand our operations into international markets, we will be subject to additional laws in other jurisdictions where we operate and where our merchants, consumers, users, customers and other participants are located. The laws, rules and regulations of other jurisdictions, such as the United States and Europe, may be more comprehensive, detailed and nuanced in their scope, and impose more stringent or conflicting requirements and penalties than those in China. Complying with laws and regulations for an increasing number of jurisdictions could require significant resources and costs. Our continued expansion into cloud computing services, both within China and overseas, will also increase the number of users and the amount of data hosted on our system, as well as increase the number of jurisdictions in which we have information technology systems. This, as well as the increasing number of new legal requirements in various jurisdictions, such as the Russian Data Localization Law, which came into effect on September 1, 2015, and the European Union General Data Protection Regulation, which will come into effect in May 2018, present increased challenges and risks in relation to policies and procedures relating to data collection, storage, transfer, disclosure, protection and privacy. Our privacy policies concerning the collection, use and disclosure of personal data are posted on our websites. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any regulatory requirements or privacy protection-related laws, rules and regulations could result in adverse publicity or proceedings or actions against us by governmental entities or others. These proceedings or actions could subject us to significant penalties and negative publicity, require us to change our business practices, increase our costs and severely disrupt our business.

Failure to maintain or improve our technology infrastructure could harm our business and prospects.

       We are constantly upgrading our platforms to provide increased scale, improved performance and additional built-in functionality and additional capacity. Adopting new products and maintaining and upgrading our technology infrastructure, including our data centers, cloud operating systems, big data analytics platform and logistics data platform, require significant investments of time and resources, including adding new hardware, updating software and recruiting and training new engineering personnel. Any failure to maintain and improve our technology infrastructure could result in unanticipated system disruptions, slower response times, impaired quality of users' experiences and delays in reporting accurate operating and financial information. For example, on Singles Day, there is significantly higher than normal activity on our marketplaces that our systems must handle. In addition, much of the software and interfaces we use are internally developed and proprietary technology. If we experience problems with the functionality and effectiveness of our software or platforms, or are unable to maintain and constantly improve our technology infrastructure to handle our business needs, our business, financial condition, results of operation and prospects, as well as our reputation, could be materially and adversely affected.

The successful operation of our business depends upon the performance and reliability of the Internet infrastructure in China and other countries in which we operate.

       Our business depends on the performance and reliability of the Internet infrastructure in China and other countries in which we operate. Substantially all of our computer hardware and a majority of our cloud computing services are currently located in China. Almost all access to the Internet in China is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the MIIT. In addition, the national networks in China are connected to the Internet through state-owned international gateways, which are the only channels through which a domestic user can connect to the Internet outside of China. We may face similar or other limitations in other countries in which we operate. We may not have access to alternative networks in the event of disruptions, failures or other problems with the Internet infrastructure in China or elsewhere. In addition, the Internet infrastructure in the countries in which we operate may not support the demands associated with continued growth in Internet usage.

       The failure of telecommunications network operators to provide us with the requisite bandwidth could also interfere with the speed and availability of our websites and mobile applications. We have no control over the costs of the services provided by the telecommunications operators. If the prices that we pay for telecommunications and Internet services rise significantly, our gross margins could be adversely affected. In addition, if Internet access fees or other charges to Internet users increase, our user traffic may decrease, which in turn may significantly decrease our revenues.

Our ecosystem could be disrupted by network interruptions.

       Our ecosystem depends on the efficient and uninterrupted operation of our computer and communications systems. System interruptions and delays may prevent us from efficiently processing the large volume of transactions on our marketplaces. In addition, a large number of merchants maintain their important systems, such as enterprise resource planning, or ERP, and customer relationship management, or CRM, systems on our cloud computing platform, which contains substantial quantities of data relating to their accounts, transaction data, consumer information and other data that enables merchants to operate and manage their businesses. Increasing media and entertainment content on our platforms also requires additional network capacity and infrastructure to process. Consumers expect our media and entertainment content to be readily available online, and any disruptions or delay to the delivery of content could affect the attractiveness and reputation of our media and entertainment platforms.

       We and other participants in our ecosystem, including Ant Financial Services, occasionally experience system interruptions and delays that make websites and services temporarily unavailable or slow to respond. Although we have prepared for contingencies through redundancy measures and disaster recovery plans and also carry business interruption insurance, these preparations and insurance coverage may not be sufficient. Despite any precautions we may take, the occurrence of a natural disaster, such as an earthquake, flood or fire, or other unanticipated problems at our facilities or the facilities of Ant Financial Services and other participants in our ecosystem, including power outages, system failures, telecommunications delays or failures, construction accidents, break-ins to information technology systems or computer viruses, could result in delays or interruptions to our platforms, loss of our, consumers' and customers' data and business interruption for us and our customers. Any of these events could damage our reputation, significantly disrupt our operations and the operations of the merchants, logistics service providers and other participants in our ecosystem and subject us to liability, which could materially and adversely affect our business, financial condition and results of operations.

If third-party logistics service providers used by our merchants fail to provide reliable logistics services, or the logistics data platform operated by Cainiao Network were to malfunction, suffer an outage or otherwise fail, our business and prospects, as well as our financial condition and results of operations, may be materially and adversely affected.

       Our merchants use third-party logistics service providers to fulfill and deliver their orders. Cainiao Network cooperates with a number of third-party logistics service providers to help merchants on our platforms fulfill orders and deliver their products to consumers. Cainiao Network operates a logistics data platform that links our information system and those of logistics service providers. Interruptions to or failures in these third-parties' logistics services, or in Cainiao Network's logistics data platform, could prevent the timely or proper delivery of products to consumers, which would harm the reputation of our marketplaces and our ecosystem. These interruptions or failures may be due to events that are beyond our control or the control of Cainiao Network or these logistics service providers, such as inclement weather, natural disasters, accidents, transportation disruptions, including special or temporary restrictions or closings of facilities or transportation networks due to regulatory or political reasons, or labor unrest or shortages. These logistics services could also be affected or interrupted by business disputes, industry consolidation, insolvency or government shut-downs. The merchants on our marketplaces may not be able to find alternative logistics service providers to provide logistics services in a timely and reliable manner, or at all. We do not have agreements with logistics service providers that require them to offer services to our merchants. If the logistics data platform operated by Cainiao Network were to fail for any reason, the logistics service providers would be severely hindered from or unable to connect with our merchants, and their services and the functionality of our ecosystem could be severely affected. If the products sold on our marketplaces are not delivered in proper condition, on a timely basis or at shipping rates that marketplace participants are willing to bear, our business and prospects, as well as our financial condition and results of operations could be materially and adversely affected.

If other third-party service providers on our ecosystem fail to provide reliable or satisfactory services, our business, financial condition and results of operations may be materially and adversely affected.

       Ant Financial Services and a number of other third-party participants, including retail operating partners, logistics service providers, mobile app developers, ISVs, cloud developers, marketing affiliates and various professional service providers, provide services to users on our platforms, including merchants, brands, consumers and users of our cloud computing services. To the extent these service providers are unable to provide satisfactory services to our users on commercially acceptable terms or at all or if we fail to retain existing or attract new quality service providers to our platforms, our ability to retain, attract or engage our users may be severely limited, which may have a material and adverse effect on our business, financial condition and results of operations. In addition, certain of these third-party service providers on our ecosystem have access to our user data to a limited extent in order to provide their services. These third-party service providers also engage in a broad range of other business activities outside of our platforms. If these third-party participants engage in activities that are negligent, illegal or otherwise harm the trustworthiness and security of our ecosystem, including, for example, the leak or negligent use of data, unauthorized use of our brand names, the handling, transport and delivery of prohibited or restricted items or failure to perform their contractual obligations, or users are otherwise dissatisfied with their service quality on or off our platforms, we could suffer reputational harm, even if these activities are not related to, attributable to or caused by us, or within our control.

We depend on key management as well as experienced and capable personnel generally, and any failure to attract, motivate and retain our staff could severely hinder our ability to maintain and grow our business.

       Our future success is significantly dependent upon the continued service of our key executives and other key employees. If we lose the services of any member of management or key personnel, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new staff, which could severely disrupt our business and growth. In particular, Jack Ma, our lead founder, executive chairman and one of our principal shareholders, has been crucial to the development of our culture and strategic direction.

       As our business develops and evolves, it may become difficult for us to continue to retain these employees. A number of our employees, including many members of management, may choose to pursue other opportunities outside of our company. If we are unable to motivate or retain these employees, our business may be severely disrupted and our prospects could suffer.

       The size and scope of our ecosystem also require us to hire and retain a wide range of capable and experienced personnel who can adapt to a dynamic, competitive and challenging business environment. We will need to continue to attract and retain experienced and capable personnel at all levels, including members of management, as we expand our business and operations. Competition for talent in the PRC Internet industry is intense, and the availability of suitable and qualified candidates in China is limited. Competition for these individuals could cause us to offer higher compensation and other benefits to attract and retain them. Even if we were to offer higher compensation and other benefits, there is no assurance that these individuals will choose to join or continue to work for us. Any failure to attract or retain key management and personnel could severely disrupt our business and growth.

Our revenue and net income may be materially and adversely affected by any economic slowdown in China as well as globally.

       The success of our business ultimately depends on consumer spending. We currently derive a substantial majority of our revenue from China and are also expanding into international markets. As a result, our revenue and net income are impacted to a significant extent by economic conditions in China and globally, as well as economic conditions specific to online and mobile commerce. The global economy, markets and levels of consumer spending are influenced by many factors beyond our control, including consumer perception of current and future economic conditions, political uncertainty (including potential impact resulting from political and regulatory uncertainties in the United States and the proposed exit of the United Kingdom from the European Union), levels of employment, inflation or deflation, real disposable income, interest rates, taxation and currency exchange rates.

       The growth of the PRC economy has slowed in recent years. According to the National Bureau of Statistics of China, China's GDP growth rate was 6.7% in 2016, down from 6.9% in 2015 and 7.4% in 2014. There have also been concerns on the relationships among China and other Asian countries, the relationship between China and the United States, as well as the relationship between the United States and certain Asian countries such as North Korea, which may result in or intensify potential conflicts in relation to territorial, regional security and trade disputes. For instance, the United States has expressed a desire to reexamine the trade relationship between China and the United States, and has recently redesignated North Korea as a state sponsor of terrorism. Any disruptions or continuing or worsening slowdown could significantly reduce domestic commerce in China, including through the Internet generally and within our ecosystem. Although our financial performance is mainly affected by consumer spending, which may not be as adversely affected as other sectors of the economy, an economic downturn, whether actual or perceived, a further decrease in economic growth rates or an otherwise uncertain economic outlook in China or any other market in which we may operate could have a material adverse effect on consumer spending and therefore adversely affect our business, financial condition and results of operations.

Security breaches and attacks against our systems and network, and any potentially resulting breach or failure to otherwise protect confidential and proprietary information, could damage our reputation and negatively impact our business, as well as materially and adversely affect our financial condition and results of operations.

       Although we have employed significant resources to develop our security measures against breaches, our cybersecurity measures may not detect, prevent or control all attempts to compromise our systems, including distributed denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in and transmitted by our systems or that we otherwise maintain. Breaches of our cybersecurity measures could result in unauthorized access to our systems, misappropriation of information or data, deletion or modification of user information, or a denial-of-service or other interruption to our business operations. As techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers, we may be unable to anticipate, or implement adequate measures to protect against, these attacks.

       We have in the past and are likely again in the future to be subject to these types of attacks, although to date no attack has resulted in any material damages or remediation costs. If we are unable to avert these attacks and security breaches, we could be subject to significant legal and financial liability, our reputation would be harmed and we could sustain substantial revenue loss from lost sales and customer dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Cyber-attacks may target us, our merchants, consumers, users, customers or other participants, or the communication infrastructure on which we depend. Actual or anticipated attacks and risks may cause us to incur significantly higher costs, including costs to deploy additional personnel and network protection technologies, train employees, and engage third-party experts and consultants. Cybersecurity breaches would not only harm our reputation and business, but also could materially decrease our revenue and net income. We do not carry cybersecurity insurance.

We may not be able to acquire a direct equity ownership interest in Ant Financial Services.

       In August 2014, we entered into a share and asset purchase agreement, or the 2014 SAPA, to restructure the economic terms of our relationship with Alipay and Ant Financial Services. The 2014 SAPA provides for future potential equity issuances of up to 33% of equity interest in Ant Financial Services to us in the event that Ant Financial Services applies for and receives certain PRC regulatory approvals in the future. In addition, in the event of a qualified IPO of Ant Financial Services or Alipay, if our total ownership of equity interests in Ant Financial Services, if any, has not reached 33%, we would be entitled, at our election, to receive a one-time payment equal to 37.5% of the equity value, immediately prior to a qualified IPO of Ant Financial Services, as a whole and not just of its subsidiary Alipay. If we acquire equity interests in Ant Financial Services in an aggregate amount less than the full 33% equity interest, then the percentage of Ant Financial Services' equity value used to calculate the liquidity event payment will be reduced proportionately. If Ant Financial Services does not receive the required PRC regulatory approvals mentioned above, we will not be able to acquire a direct equity ownership interest in Ant Financial Services, and we would fail to benefit from any appreciation in its equity value beyond the date of a qualified IPO of Ant Financial Services or Alipay. Our inability to reap the benefits of any appreciation in equity value of Ant Financial Services, including in connection with a qualified IPO of Ant Financial Services or Alipay, could represent a significant missed opportunity that is beyond our control. In addition, if we elect to receive a one-time payment equal to 37.5% of the equity value, immediately prior to a qualified IPO of Ant Financial Services, it is possible that Ant Financial Services will not have sufficient funds to make the payment in a timely manner or on a schedule acceptable to us. See "Item 7. Major Shareholders and Related Party Transactions — B. Related Party Transactions — Agreements and Transactions Related to Ant Financial Services and its Subsidiaries — 2014 Restructuring of Our Relationship with Ant Financial Services and Alipay" in our Annual Report on Form 20-F for the year ended March 31, 2017 incorporated by reference in the accompanying prospectus.

Tightening of tax compliance efforts that affect our merchants could materially and adversely affect our business, financial condition and results of operations.

       E-commerce in China is still developing, and the PRC government may require operators of marketplaces, such as our company, to assist in the collection of taxes with respect to the revenue or profit generated by merchants from transactions conducted on their platforms. A significant number of small businesses and sole proprietors operating businesses through storefronts on Taobao Marketplace may not have completed the required tax registration. PRC tax authorities may enforce registration requirements that target small businesses or sole proprietors on Taobao Marketplace and may request our assistance in these efforts. As a result, these merchants may be subject to more stringent tax compliance requirements and liabilities and their business on our marketplaces could suffer or they could decide to remove their storefronts from our marketplace rather than comply, which could in turn negatively affect us. We may also be requested by tax authorities to supply information on our merchants, such as transaction records and bank account information, and assist in the enforcement of tax regulations, including the payment and withholding obligations against our merchants, in which case, we may lose existing merchants and potential merchants might not be willing to open storefronts on our marketplaces. Stricter tax enforcement by the PRC tax authorities may also reduce the activities by merchants on our platforms and result in liability to us. For example, as a result of recent stricter enforcement on VAT and the payment of VAT refunds, we substantially increased our allowance for doubtful accounts for VAT receivables in relation to our VAT refund service in fiscal year 2017.

       Potential heightened enforcement against participants in our ecosystem (including imposition of reporting or withholding obligations on operators of marketplaces with respect to value-added tax of merchants and stricter tax enforcement against merchants generally) could have a material adverse effect on our business, financial condition and results of operations.

We have been and may continue to be subject to allegations and lawsuits claiming that items listed and content available on our marketplaces and websites are pirated, counterfeit or illegal.

       We have received in the past, and we anticipate we will receive in the future, communications alleging that items offered, sold or made available through our online marketplaces by third parties or that content we make available through other services, such as our online video and music platforms, infringe third-party copyrights, trademarks and patents or other intellectual property rights. Although we have adopted measures to proactively verify the products sold on our marketplaces for infringement and to minimize potential infringement of third-party intellectual property rights through our intellectual property infringement complaint and take-down procedures, these measures may not always be successful. In the event that alleged counterfeit or infringing products are listed or sold on our marketplaces or allegedly infringing content are made available through our other services, we could face claims and negative publicity relating to these activities or for our alleged failure to act in a timely or effective manner in response to infringement or to otherwise restrict or limit these activities. We may also choose to compensate consumers for any losses, although we are currently not legally obligated to do so. If, as a result of regulatory developments, we are required to compensate consumers, we would incur additional expenses.

       We may implement further measures in an effort to strengthen our protection against these potential liabilities, including working with brands and government authorities to assist in their offline investigations and taking legal actions against sellers of counterfeit goods on our marketplaces. These measures could require us to spend substantial additional resources and/or experience reduced revenues. In addition, these measures may reduce the attractiveness of our marketplaces and other services to consumers, merchants, brands and other participants.

A merchant or online marketer whose content is removed or whose services are suspended or terminated by us, regardless of our compliance with the applicable laws, rules and regulations, may dispute our actions and commence action against us for damages based on breach of contract or other causes of action, make public complaints or allegations or organize group protests and publicity campaigns against us or seek compensation. Any costs incurred as a result of liability or asserted liability relating to the sale of unlawful goods or other infringement could harm our business.

       We also have been and may continue to be subject to allegations of civil or criminal liability based on allegedly unlawful activities or unauthorized distribution carried out by third parties through our online marketplaces. We have also acquired certain companies, such as Youku Tudou and a controlling stake in Lazada, which are from time to time subject to allegations and lawsuits regarding alleged infringement of third-party intellectual property or other rights, and we may continue to acquire other companies which are subject to similar disputes.

       In addition, we have been and may continue to be subject to significant negative publicity in China and other countries. For example, in December 2016, the Office of the U.S. Trade Representative, or USTR, identified Taobao Marketplace as a "notorious market" that, according to submissions to the USTR by certain brands and industry associations, facilitates substantial copyright piracy and trademark counterfeiting. The USTR may continue to identify Taobao Marketplace as a notorious market, and there is no assurance that the USTR will not identify our other businesses as notorious markets in the future. In January 2015, the State Administration for Industry and Commerce in China, or SAIC, released a report stating that Taobao Marketplace had the highest percentage of counterfeit goods among the online marketplaces that it surveyed. Subsequently, in the same month, the SAIC released a self-described "white paper" discussing perceived failures of our platforms, including an alleged failure to crack down on the sale of counterfeit goods and other alleged illegal activities on our China retail marketplaces. Although the SAIC withdrew the so-called "white paper" the same day it was released, and later clarified that the document carried no legal force, there may be continued public perception that counterfeit or pirated items are commonplace on our marketplaces or that we delay the process of removing these items. This perception, even if factually incorrect, and existing or new litigation and regulatory pressure or action related to intellectual property rights protection could damage our reputation with consumers, harm our business, diminish the value of our brand name and negatively affect the value of the Notes.

Failure to deal effectively with any fraud perpetrated and fictitious transactions conducted on our marketplaces and other sources of customer dissatisfaction would harm our business.

       We face risks with respect to fraudulent activities on our marketplaces and periodically receive complaints from consumers who may not have received the goods that they had purchased, complaints from merchants who have not received payment for the goods that a consumer had contracted to purchase, as well as other types of actual and alleged fraudulent activities. Although we have implemented various measures to detect and reduce the occurrence of fraudulent activities on our marketplaces, there can be no assurance that these measures will be effective in combating fraudulent transactions or improving overall satisfaction among our merchants, consumers and other participants. Additional measures that we take to address fraud could also negatively affect the attractiveness of our marketplaces to consumers or merchants. In addition, merchants on our marketplaces contribute to a fund to provide consumer protection guarantees. If our merchants do not perform their obligations under these programs, then we may use funds that have been deposited by merchants in a consumer protection fund to compensate consumers. If the amounts in the fund are not sufficient, we may choose to compensate consumers for losses although currently we are not legally obligated to do so. If, as a result of regulatory developments, we are required to compensate consumers, we would incur additional expenses. Although we have recourse against our merchants for any amounts we incur, there is no assurance that we would be able to collect from our merchants.

       In addition to fraudulent transactions with legitimate consumers, merchants may also engage in fictitious or "phantom" transactions with themselves or collaborators in order to artificially inflate their own ratings on our marketplaces, reputation and search results rankings, an activity sometimes referred to as "brushing." This activity may harm other merchants by enabling the perpetrating merchant to be favored over legitimate merchants, and may harm consumers by deceiving them into believing that a merchant is more reliable or trusted than the merchant actually is.

       Moreover, illegal, fraudulent or collusive activities by our employees could also subject us to liability or negative publicity. We have discovered cases in which certain of our employees had accepted payments from merchants or other service providers in order to receive preferential treatment on our marketplaces. Although we dismiss the employees responsible for these incidents and have implemented internal controls and policies with regard to the review and approval of merchant accounts, sales activities and other relevant matters, we cannot assure you that our controls and policies will prevent fraud or illegal activity by our employees or that similar incidents will not occur in the future. Any illegal, fraudulent or collusive activity could severely damage our brand and reputation as an operator of trusted marketplaces, which could drive users and consumers away from our marketplaces, and materially and adversely affect our business, financial condition and results of operations.

       In January 2015, the SAIC discussed alleged fraudulent and fictitious transactions on our China retail marketplaces in its self-described "white paper." Although the SAIC withdrew the so-called "white paper" the same day it was released and later clarified that the document carried no legal force, the negative publicity and user sentiment generated as a result of this document or other allegations of fraudulent or deceptive conduct on our platforms could severely diminish consumer confidence in and use of our services, reduce our ability to attract new or retain current merchants, consumers and other participants, damage our reputation, result in shareholder or other litigation and diminish the value of our brand names, and materially and adversely affect our business, financial condition and results of operations.

We may increasingly become a target for public scrutiny, including complaints to regulatory agencies, negative media coverage, including social media and malicious reports, all of which could severely damage our reputation and materially and adversely affect our business and prospects.

       We process an extremely large number of transactions on a daily basis on our marketplaces, and the high volume of transactions taking place on our marketplaces and publicity about our business creates the possibility of heightened attention from the public, regulators, the media and our ecosystem participants. Heightened regulatory and public concern over consumer protection and consumer safety issues may subject us to additional legal and social responsibilities and increased scrutiny and negative publicity over these issues, due to the large number of transactions that take place on our platforms and the increasing scope of our overall business operations, including our recent acquisition of a controlling stake in Cainiao Network. In addition, changes in our services or policies have resulted and could result in objections by members of the public, the media, including social media, participants in our ecosystem or others. From time to time, these objections or allegations, regardless of their veracity, may result in public protests or negative publicity, which could result in government inquiry or harm our reputation. Corporate transactions we or related parties undertake, such as our acquisition of the media business of SCMP Group Limited, which includes the South China Morning Post newspaper, our partnership with the International Olympic Committee, our recent agreement to acquire an equity interest in Sun Art and other initiatives to implement our New Retail strategy and expand into international markets, may also subject us to increased media exposure and public scrutiny in Hong Kong, China and internationally. Moreover, as our business expands and grows, both organically and through acquisitions of and investments in other businesses, domestically and internationally, we will be exposed to heightened regulatory scrutiny in jurisdictions where we already operate as well as in new jurisdictions in areas including consumer safety, public health and public trust. There is no assurance that we would not become a target for regulatory or public scrutiny in the future or that scrutiny and public exposure would not severely damage our reputation as well as our business and prospects.

       In addition, our directors and management have been, and continue to be, subject to scrutiny by the media and the public regarding their activities in and outside Alibaba Group, which may result in unverified, inaccurate or misleading information about them being reported by the press. Negative publicity about our executive chairman or other founders, directors or management, even if untrue or inaccurate, may harm our reputation.

We and Ant Financial Services are subject to a broad range of laws and regulations, and future laws and regulations may impose additional requirements and other obligations on our business or otherwise that could materially and adversely affect our business, financial condition and results of operations.

       The industries in which we and Ant Financial Services operate in the PRC and other countries, including online and mobile commerce and payments, financial services, cloud computing and digital media and entertainment and other online content offerings, are highly regulated. As we and Ant Financial Services expand into new regions and markets, we will become subject to additional regulatory compliance requirements, which may be complex and potentially conflicting. In particular, the PRC government authorities are likely to continue to issue new laws, rules and regulations governing these industries, enhance enforcement of existing laws, rules and regulations and impose requirements relating to, among other things, new and additional licenses, permits and approvals or governance or ownership structures on us, Ant Financial Services and our users. These laws, rules and regulations and their application could take a direction that is adverse to our or Ant Financial Services' business at any time. In addition, there is no assurance that any required licenses, permits and approvals could be obtained or any new requirements can be satisfied in a timely or cost-effective manner, and failure to obtain them could have a material adverse effect on our business, financial condition and results of operations. Changes in regulatory enforcement as well as tax policy in the PRC and other countries could also result in additional compliance obligations and increased costs or place restrictions upon our current or future operations. Any legislation or regulation of this kind could also severely disrupt and constrain our business and the payment services used on our marketplaces.

       We have from time to time been subject, and are likely again in the future to be subject, to PRC and foreign government inquiries and investigations, including those relating to website content, alleged third-party intellectual property infringement and securities laws and regulations. We also face scrutiny, and have been subject and continue to be subject to inquiries and investigations, from PRC and foreign governmental bodies that focus on cross-border trade, tax, intellectual property protection, our investment activities, human rights, user privacy and data protection matters and fraudulent or other criminal transactions. We may also face protectionist policies and regulatory scrutiny on national security grounds in foreign countries in which we conduct business or investment activities. None of these inquiries and investigations has resulted in significant restrictions on our business operations. However, as we continue to grow in scale and significance, we expect to face increased scrutiny, which will, at a minimum, result in our having to increase our investment in compliance and related capabilities and systems.

       The increasing sophistication and development of our user base and our expansion into the mobile and entertainment businesses will also subject us to additional regulations and increase the need for higher standards of user protection, privacy protection and dispute management. Any increased involvement in inquiries or investigations could result in significantly higher legal and other costs, restraints on our ability to enforce the contracts we have entered into, loss of business and revenue, liability for breach of contracts with third parties, diversion of management and other resources, as well as negative publicity, which could harm our business and reputation and materially reduce our revenue and net income.

       Ant Financial Services, which through Alipay provides the substantial majority of the payment processing services on our marketplaces as well as other financial and value-added services, such as payment, wealth management, lending, insurance and credit system, is subject to various laws, rules and regulations in the PRC and other countries where it operates, including those governing banking, privacy, cross-border and domestic money transmission, anti-money laundering, counter-terrorist financing and consumer protection laws, rules and regulations. In recent years, the PRC government has increasingly focused on regulation of the financial industry, including laws, rules and regulations relating to the provision of payment services. See "Item 4. Information on the Company — B. Business Overview — Regulation — Regulation Applicable to Alipay" in our Annual Report on Form 20-F for the year ended March 31, 2017 incorporated by reference in the accompanying prospectus. These laws, rules and regulations are highly complex, constantly evolving and could change or be reinterpreted to make it burdensome, difficult or impossible for Ant Financial Services to comply. For example, on August 4, 2017, the Department of Payment and Settlement of the PBOC issued the Notice on the transfer of Online Payment

Businesses of Non-bank Payment Institutions from the Direct Connection Mode to the Network Connection Platform, or the Network Connection Platform Notice, requiring that from June 30, 2018, all third-party payment institutions must process customer transactions in their online payment businesses involving bank accounts through a designated network payment settlement platform operated by the Network Connection Settlement Company Limited, a company established in 2017 with the PBOC General Clearance Center being the largest shareholder. Upon the effectiveness of the Network Connection Platform Notice, the new platform will serve as the mandatory payment settlement intermediary for any third-party non-banking payment institution on one side and the banks of the payers and payees on the other side. As Ant Financial Services expands into international markets, it will increasingly become subject to additional legal and regulatory compliance requirements as well as political and regulatory challenges, including scrutiny on data privacy and security, anti-money laundering compliance and national security grounds, to its business and investment activities in these markets. In addition, Alipay is required to maintain a payment business license in the PRC as well as other applicable money transmitter or other licenses and approvals in other countries where it operates. In certain jurisdictions where Alipay currently does not have the required licenses, Alipay provides payment processing and escrow services through third-party service providers. If Alipay or its partners fail to obtain and maintain all required licenses and approvals or otherwise fails to comply with applicable laws, rules and regulations, if new laws, rules or regulations come into effect that impact Alipay or its partners' businesses, or if any of Alipay's partners ceases to provide services to Alipay, its services could be suspended or severely disrupted, and our business, financial condition and results of operations would be materially and adversely affected.

We may be accused of infringing intellectual property rights of third parties and content restrictions of relevant laws.

       Third parties may claim that the technology used in the operation of our platforms or our service offerings or the content on our platforms, including content available through our digital media and entertainment business, search business, online reading platform and news feed features, infringe upon their intellectual property rights. Although we have not in the past faced material litigation involving direct claims of infringement by us, the possibility of intellectual property claims against us, whether in China or other jurisdictions, increases as we continue to grow, particularly internationally. We have also acquired businesses, such as Youku Tudou, that have been, and may continue to be, subject to liabilities for infringement of third-party intellectual property rights or other allegations based on the content available on their websites or the services they provide. In addition, we expect our ecosystem to involve more and more user-generated content, including the entertainment content on Youku Tudou, the interactive media content displayed on Taobao Marketplace and Tmall, including livestreams, as well as the data generated, uploaded and saved by users of our cloud computing services, over which we have limited control and we may be subject to claims for infringement of third-party intellectual property rights, or subject us to additional scrutiny by the relevant government authorities. These claims or scrutiny, whether or not having merit, may result in our expenditure of significant financial and management resources, injunctions against us or payment of damages. We may need to obtain licenses from third parties who allege that we have infringed their rights, but these licenses may not be available on terms acceptable to us or at all. These risks have been amplified by the increase in the number of third parties whose sole or primary business is to assert these claims.

       China has enacted laws and regulations governing Internet access and the distribution of products, services, news, information, audio-video programs and other content through the Internet. The PRC government has prohibited the distribution of information through the Internet that it deems to be in violation of PRC laws and regulations, impairs the national dignity of China or the public interest, or is obscene, superstitious, fraudulent or defamatory. Users of certain of our websites and platforms, including Youku Tudou, can upload content, to these websites and platforms, which is generally referred to as "user-generated content." Due to the significant amount of content uploaded by our users, we may not be able to identify all the videos or other content that may violate relevant laws and regulations. If any of the information disseminated through our marketplaces and websites, including videos and other content (including user-generated content) displayed on Youku Tudou's or our other websites or on our Tmall set-top boxes and smart televisions powered by our YunOS that provide access to entertainment and e-commerce content, were deemed by the PRC government to violate any content restrictions, we would not be able to continue to display these content and could become subject to penalties, including confiscation of income, fines, suspension of business and revocation of required licenses, which could materially and adversely affect our business, financial condition and results of operations. The outcome of any claims, investigations and proceedings is inherently uncertain, and in any event defending against these claims could be both costly and time-consuming, and could significantly divert the efforts and resources of our management and other personnel. An adverse determination in any of these litigation matters or proceedings could cause us to pay damages, as well as legal and other costs, limit our ability to conduct business or require us to change the manner in which we operate and harm our reputation. As we expand our operations internationally, we expect that we will become subject to similar laws and regulations in other jurisdictions.

We may be subject to claims under consumer protection laws, including health and safety claims and product liability claims, if property or people are harmed by the products and services sold on our marketplaces.

       Due to several high-profile incidents involving safety, including food safety, and consumer complaints that have occurred in China in recent years, the PRC government, media outlets and public advocacy groups are increasingly focused on consumer protection. Government authorities in other countries where we operate also place high importance on consumer protection. Moreover, as part of our growth strategy, we expect to increase our focus on food, food supplements and beverages, mother care, baby care and healthcare products and services, and electronics products. For example, through Tmall Supermarket, we offer products that are frequently purchased by consumers, such as groceries and FMCG. We have also invested in companies involved in these sectors. These activities could expose us to increasing liability associated with consumer protection laws in those areas. Operators of e-commerce platforms are subject to certain provisions of consumer protection laws even where the operator is not the merchant of the product or service purchased by the consumer. For example, under applicable consumer protection laws in China, e-commerce platform operators may be held liable for consumer claims relating to damage if they are unable to provide consumers with the true name, address and contact details of merchants or service providers. In addition, if we do not take appropriate remedial action against merchants or service providers for actions they engage in that we know, or should have known, would infringe upon the rights and interests of consumers, we may be held jointly liable for infringement alongside the merchant or service provider. Moreover, applicable consumer protection laws in China hold that trading platforms will be held liable for failing to meet any undertakings that the platforms make to consumers with regard to products listed on their websites. Furthermore, we are required to report to SAIC or its local branches any violation of applicable laws, regulations or SAIC rules by merchants or service providers, such as sales of goods without proper license or authorization, and we are required to take appropriate remedial measures, including ceasing to provide services to the relevant merchants or service providers. We may also be held jointly liable with merchants who do not possess the proper licenses or authorizations to sell goods or sell goods that do not meet product standards.

       In addition, we are facing increasing levels of activist litigation in China by plaintiffs claiming damages based on consumer protection laws. This type of activist litigation could increase in the future, and if it does, we could face increased costs defending these suits and damages should we not prevail, which could materially and adversely affect our reputation and brand and our results of operations.

       As our business expands outside of China, we may also face increasing scrutiny from consumer protection regulators, as well as increasingly become target for litigation, in the United States, Europe and other jurisdictions. If claims are brought against us under any of these laws, we could be subject to damages and reputational damage as well as action by regulators, which could have a material adverse effect on our business, financial condition and results of operations. We do not maintain product liability insurance for products and services transacted on our marketplaces, and our rights of indemnity from the merchants on our marketplaces may not adequately cover us for any liability we may incur. Even unsuccessful claims could result in significant expenditure of funds and diversion of management time and resources, which could materially and adversely affect our business operations, net income and profitability.

We may be subject to liability for content available in our ecosystem that is alleged to be socially destabilizing, obscene, defamatory, libelous or otherwise unlawful.

       Under PRC law and the laws of certain other jurisdictions in which we operate, we are required to monitor our websites and the websites hosted on our servers and mobile interfaces for items or content deemed to be socially destabilizing, obscene, superstitious or defamatory, as well as for items, content or services that are illegal to sell online or otherwise in other jurisdictions in which we operate our marketplaces, and promptly take appropriate action with respect to the relevant items, content or services. We may also be subject to potential liability in China or other jurisdictions for any unlawful actions of our merchants, marketing customers or users of our websites or mobile interfaces, or for content we distribute or that is linked from our platforms that is deemed inappropriate. It may be difficult to determine the type of content that may result in liability to us, our websites and platforms, such as our cloud computing services, which allow users to upload and save massive data on our cloud data centers, or Youku Tudou, which allows users to upload videos and other content to our websites, may make this even more difficult. If we are found to be liable, we may be subject to negative publicity, fines, have our relevant business operation licenses revoked, or be prevented from operating our websites or mobile interfaces in China or other jurisdictions.

       In addition, claims may be brought against us for defamation, libel, negligence, copyright, patent or trademark infringement, tort (including personal injury), other unlawful activity or other theories and claims based on the nature and content of information posted on our platforms, including user-generated content, product reviews and message boards, by our consumers, merchants and other participants.

       Regardless of the outcome of any dispute or lawsuit, we may suffer from negative publicity and reputational damage as a result of these actions.

We may become the target of anti-monopoly and unfair competition claims, which may result in our being subject to fines as well as constraints on our business.

       Although the PRC Anti-Monopoly Law is relatively recent, having taken effect on August 1, 2008, PRC anti-monopoly enforcement agencies, namely the Ministry of Commerce, or the MOFCOM, the National Development and Reform Commission, or the NDRC, and the SAIC, have in recent years strengthened enforcement actions, including levying significant fines, with respect to concentration of undertakings and cartel activity, mergers and acquisitions, as well as abusive behavior of companies having market dominance. The PRC Anti-Monopoly Law also provides a private right of action for competitors or users to bring anti-monopoly claims against companies. In recent years, an increased number of companies have been exercising their right to seek relief under the PRC Anti-Monopoly Law. As public awareness of the rights under the PRC Anti-Monopoly Law increases, more companies, including our competitors, business partners and customers may resort to seeking the remedies available under the law, such as through complaints to regulators or as plaintiffs in private ligation, to improve their competition position, regardless of the merits of their claims.

       From time to time, we may receive close scrutiny from government agencies under the PRC Anti-Monopoly Law in connection with our business practices, investments and acquisitions. Any anti-monopoly lawsuit or administrative proceeding initiated against us may result in our being subject to profit disgorgement, heavy fines and various constraints on our business, or result in negative publicity which could harm our reputation and negatively affect the value of the Notes. These constraints could include forced termination of any agreements or arrangements that are determined to be in violation of anti-monopoly laws, required divestitures and limitations on certain pricing and business practices, which may limit our ability to continue to innovate, diminish the appeal of our services and increase our operating costs. These constraints could also enable our competitors to develop websites, products and services that mimic the functionality of our services, which could decrease the popularity of our marketplaces, products and services among merchants, consumers and other participants, and cause our revenue and net income to decrease materially.

Our brand name and our business may be harmed by aggressive marketing and communications strategies of our competitors.

       Due to intense competition in our industry, we have been and may be the target of incomplete, inaccurate and false statements about our company and our products and services that could damage our and our management's reputation and our brand and materially deter consumers from making purchases on our marketplaces. Our ability to respond to our competitors' misleading marketing efforts may be limited during our self-imposed quiet periods around quarter ends or due to legal prohibitions on permissible public communications by us during certain other periods.

Our results of operations fluctuate significantly from quarter to quarter which may make it difficult to predict our future performance.

       Our results of operations fluctuate significantly from quarter to quarter. In addition, our business is characterized by seasonal fluctuations, which may cause further fluctuations. The fourth quarter of each calendar year generally contributes the largest portion of our annual revenues due to a number of factors, such as merchants allocating a significant portion of their online marketing budgets to the fourth calendar quarter, promotions, such as Singles Day on November 11 of each year and the impact of seasonal buying patterns in respect of certain categories such as apparel. The first quarter of each calendar year generally contributes the smallest portion of our annual revenues, primarily due to a lower level of allocation of online marketing budgets by merchants at the beginning of the calendar year and the Chinese New Year holiday, during which time consumers generally spend less and businesses in China are generally closed. We may also introduce new promotions or change the timing of our promotions in ways that further cause our quarterly results to fluctuate and differ from historical patterns. In addition, seasonal weather patterns may affect the timing of buying decisions. For example, unexpectedly long periods of warm weather could delay the purchase of heavier clothing items that have higher average selling prices. The performance of our equity investees and of businesses in which we have made investments, may also result in fluctuations in our results of operations. Fluctuations in our results of operations related to our investments may also result from the accounting implication of re-measurement of fair values of certain financial instruments, share-based awards and previously held equity interests upon disposal or step acquisitions. Given that the fair value movements of the underlying equities of financial instruments, share-based awards or equity interests are beyond the control of our management, the magnitude of the related accounting impact is unpredictable and may affect our results of operations significantly.

       Our results of operations will likely fluctuate due to these and other factors, some of which are beyond our control. In addition, our growth in the past may have masked the seasonality that might otherwise be apparent in our results of operations. As the rate of growth of our business declines in comparison to prior periods, we expect that the seasonality in our business may become more pronounced. Moreover, as our business grows, we expect that our fixed costs and expenses, such as payroll and benefits, bandwidth and co-location fees, will continue to increase, which will result in operating leverage in seasonally strong quarters but can significantly pressure operating margins in seasonally weak quarters.

       Our quarterly and annual financial results will likely differ from our historical performance. To the extent our results of operations are below the expectations of public market analysts and investors in the future, or if there are significant fluctuations in our financial results, the value of the Notes could decline materially.

We may not be able to protect our intellectual property rights.

       We rely on a combination of trademark, fair trade practice, patent, copyright and trade secret protection laws in China and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We also enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our proprietary technology and information.

       Intellectual property protection may not be sufficient in China or other countries in which we operate. Confidentiality agreements may be breached by counterparties, and there may not be adequate remedies available to us for these breaches. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China or elsewhere. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, the litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in any litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to material litigation and regulatory proceedings.

       We have been involved in a high volume of litigation in China and a small volume of litigation outside China relating principally to third-party and principal intellectual property infringement claims, contract disputes involving merchants and consumers on our platforms, consumer protection claims, employment related cases and other matters in the ordinary course of our business. As our ecosystem expands, including across jurisdictions and through the addition of new businesses, we may face an increasing number of these claims, including those involving higher amounts of alleged damages. We are subject to laws and regulations in China and the other jurisdictions where our merchants, consumers, users, customers and other participants are located. These laws, rules and regulations may vary in their scope and impose requirements which are more stringent than, or which conflict with, those in China. We have acquired and may acquire companies, such as Youku Tudou, that are subject to or may become subject to litigation, including shareholder class action lawsuits in the case of companies we acquire that are or were publicly-listed companies, as well as regulatory proceedings.

       As publicly-listed companies, we and certain of our subsidiaries face additional exposure to claims and lawsuits inside and outside China. We will need to defend against these lawsuits, including any appeals should our initial defense be successful. The litigation process may utilize a material portion of our cash resources and divert management's attention from the day-to-day operations of our company, all of which could harm our business. There can be no assurance that we will prevail in any of these cases, and any adverse outcome of these cases could have a material adverse effect on our reputation, business and results of operations. In particular, we have been named as a defendant in certain purported shareholder class action lawsuits described in "Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Legal and Administrative Proceedings" in our Annual Report on Form 20-F for the year ended March 31, 2017 incorporated by reference in the accompany prospectus. We are currently unable to estimate the possible loss or possible range of loss, if any, associated with the resolution of these lawsuits. An unfavorable outcome from the lawsuits, including any plaintiff's appeal of the judgment in these lawsuits, could have a material adverse effect on our consolidated financial position, results of operations, or cash flows in the future. In addition, although we have obtained directors and officers liability insurance, the insurance coverage may not be adequate to cover our obligations to indemnify our directors and officers, fund a settlement of litigation in excess of insurance coverage or pay an adverse judgment in litigation.

       In early 2016, the U.S. Securities and Exchange Commission, or SEC, informed us that it was initiating an investigation into whether there have been any violations of the federal securities laws. The SEC has requested that we voluntarily provide it with documents and information relating to, among other things: our consolidation policies and practices (including our accounting for Cainiao Network as an equity method investee), our policies and practices applicable to related party transactions in general, and our reporting of operating data from Singles Day. We are cooperating with the SEC and, through our legal counsel, have been providing the SEC with requested documents and information. The SEC advised us that the initiation of a request for information should not be construed as an indication by the SEC or its staff that any violation of the federal securities laws has occurred. This matter is ongoing, and, as with any regulatory proceeding, we cannot predict when it will be concluded.

       The existence of litigation, claims, investigations and proceedings may harm our reputation and adversely affect the value of the Notes. The outcome of any claims, investigations and proceedings is inherently uncertain, and in any event defending against these claims could be both costly and time-consuming, and could significantly divert the efforts and resources of our management and other personnel. An adverse determination in any litigation, investigation or proceeding could cause us to pay damages as well as legal and other costs, limit our ability to conduct business or require us to change the manner in which we operate.

We may suffer reputational harm and the value of the Notes may decrease significantly due to business dealings by, or connections of, merchants or consumers on our marketplaces with sanctioned countries or persons.

       The U.S. government imposes broad economic and trade restrictions on dealings with certain countries and regions, including Cuba, Iran, North Korea and Syria, or the Sanctioned Countries, and numerous individuals and entities, including those designated as having engaged in activities relating to terrorism, drug trafficking, proliferation of weapons of mass destruction or human rights violations, or the Sanctioned Persons. Additionally, the U.S. government also imposes more targeted sanctions on certain dealings with countries such as Russia, among others. Recently, the U.S. government has expanded or suggested that it will expand economic sanctions concerning Iran, North Korea, and Russia and there is risk of further enhanced economic sanctions concerning those geographies. In particular, the United States has recently redesignated North Korea as a state sponsor of terrorism, which allows it to expand the sanctions on North Korea. It is not, however, possible to predict with a reasonable degree of certainty how the regulatory environment concerning U.S. economic sanctions may develop. The United Nations, the European Union, or the EU, the United Kingdom, or the UK, and other countries also impose economic and trade restrictions, including on certain Sanctioned Countries and Sanctioned Persons. We do not have employees or operations in any of the Sanctioned Countries, and, although our websites are open and available worldwide, we do not actively solicit business from the Sanctioned Countries or Sanctioned Persons.

       As a Cayman Islands company, we are generally not required to comply with U.S., UK, and EU sanctions to the same extent as U.S., UK or EU entities. However, our U.S., UK, and EU subsidiaries, our employees who are U.S. persons or UK or EU nationals, activities in the U.S., UK, or EU, activities involving U.S.-origin goods, technology or services, and certain conduct or dealings involving Iran and North Korea, among other activities, are subject to applicable sanctions requirements. In the case of Alibaba.com, our aggregate cash revenue from members in these Sanctioned Countries in the twelve months ended September 30, 2017 accounted for approximately 0.01% of Alibaba.com's cash revenue. In the case of AliExpress and our China retail marketplaces, an insignificant percentage of orders have been placed by consumers from the Sanctioned Countries, with an aggregate GMV settled of approximately US$9.4 million in the twelve months ended September 30, 2017. As all transaction fees on AliExpress and our China retail marketplaces are paid by merchants, primarily based in China, we do not earn any fees or commission from consumers in Sanctioned Countries in respect of transactions conducted on these platforms.

       We cannot assure you that current or future economic and trade sanctions regulations or developments will not have a negative impact on our business or reputation. International economic and trade sanctions are complex and subject to frequent change, including jurisdictional reach and the lists of countries, entities, and individuals subject to the sanctions. Hence, we may incur significant costs related to current, new, or changing sanctions programs, as well as investigations, fines, fees or settlements, which may be difficult to predict. We also could face increased sanctions-related compliance costs and risks as we expand globally and into additional businesses, such as cloud computing, hardware and data hosting. In addition, our expanding network of investee companies, global business partners, joint venture partners or other parties that have collaborative relationships with us or our affiliates may engage in activities in or with Sanctioned Countries or Sanctioned Persons, which might result in negative publicity, governmental investigations and reputational harm. Any of the above may cause the price of the Notes to decline significantly, and thus materially reduce the value of your investment in the Notes.

       Certain institutional investors, including state and municipal governments in the United States and universities, as well as financial institutions, have proposed or adopted divestment or similar initiatives regarding investments in companies that do business with Sanctioned Countries. Accordingly, as a result of activities on our marketplaces involving users based in the Sanctioned Countries, certain investors may not wish to invest, and certain financial institutions may not wish to lend or extend credit and may divest their investment in, or seek early repayment of loans to us. These divestment initiatives may negatively impact our reputation and investor sentiment with respect to the Notes may be materially and adversely affected.

Failure to comply with the terms of our indebtedness could result in acceleration of indebtedness, which could have an adverse effect on our cash flow and liquidity.

       In addition to the Notes offered hereby, we have issued an aggregate of US$8.0 billion unsecured senior notes. We have also entered into a five-year term loan facility of US$4.0 billion, which has been fully drawn down. In addition, in April 2017, we replaced our US$3.0 billion revolving credit facility, which was not drawn, with a new US$5.15 billion revolving credit facility, which we have not yet drawn. Under the terms of our unsecured senior notes and credit facilities and under any debt financing arrangement that we may enter into in the future, we are, and may be in the future, subject to covenants that could, among other things, restrict our business and operations. If we breach any of these covenants, our lenders under our credit facilities and holders of our unsecured senior notes will be entitled to accelerate our debt obligations. Any default under our credit facilities or unsecured senior notes could require that we repay these debts prior to maturity as well as limit our ability to obtain additional financing, which in turn may have a material adverse effect on our cash flow and liquidity.

We may need additional capital but may not be able to obtain it on favorable terms or at all.

       We may require additional cash resources due to future growth and development of our business, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities. Our ability to obtain external financing in the future is subject to a variety of uncertainties, including our future financial condition, results of operations, cash flows, trading price of our ADSs, liquidity of international capital and lending markets and PRC governmental regulations over foreign investment and cross-border financing and the Internet industry in the PRC. For example, although not explicitly required by statute, since May 2016, the NDRC has been requiring offshore incorporated companies directly or indirectly controlled by PRC residents to complete filings with the NDRC before pricing and closing of any offshore debt issuance. In addition, incurring indebtedness would subject us to increased debt service obligations and could result in operating and financial covenants that would restrict our operations. There can be no assurance that financing will be available in a timely manner or in amounts or on terms acceptable to us, or at all. Any failure to raise needed funds on terms favorable to us, or at all, could severely restrict our liquidity as well as have a material adverse effect on our business, financial condition and results of operations. Moreover, any issuance of equity or equity-linked securities could result in significant dilution to our existing shareholders.

We are subject to interest rate risk in connection with our indebtedness.

       We are exposed to interest rate risk related to our indebtedness. The interest rates under our credit facilities and one tranche of our unsecured senior notes with an aggregate principal amount of US$300 million (which notes are due to be repaid on November 28, 2017) are based on a spread over LIBOR. As a result, the interest expenses associated with our indebtedness will be subject to the potential impact of any fluctuation in LIBOR. Any increase in LIBOR could impact our financing costs if not effectively hedged. Our RMB denominated bank borrowings are also subject to interest rate risk. Although from time to time, we use hedging transactions in an effort to reduce our exposure to interest rate risk, these hedges may not be effective.

We may not have sufficient insurance coverage to cover our business risks.

       We have obtained insurance to cover certain potential risks and liabilities, such as property damage, business interruptions and public liabilities. However, insurance companies in China and other jurisdictions in which we operate may offer limited business insurance products. As a result, we may not be able to acquire any insurance for all types of risks we face in our operations in China and elsewhere, and our coverage may not be adequate to compensate for all losses that may occur, particularly with respect to loss of business or operations. We do not maintain product liability insurance, nor do we maintain key-man life insurance. This could leave us exposed to potential claims and losses. Any business disruption, litigation, regulatory action, outbreak of epidemic disease or natural disaster could also expose us to substantial costs and diversion of resources. We cannot assure you that our insurance coverage is sufficient to prevent us from any loss or that we will be able to successfully claim our losses under our current insurance policy on a timely basis, or at all. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition and results of operations could be materially and adversely affected.

An occurrence of a natural disaster, widespread health epidemic or other outbreaks could have a material adverse effect on our business, financial condition and results of operations.

       Our business could be materially and adversely affected by natural disasters, such as snowstorms, earthquakes, fires or floods, the outbreak of a widespread health epidemic, such as swine flu, avian influenza, severe acute respiratory syndrome, or SARS, Ebola, Zika or other events, such as wars, acts of terrorism, environmental accidents, power shortage or communication interruptions. The occurrence of a disaster or a prolonged outbreak of an epidemic illness or other adverse public health developments in China or elsewhere in the world could materially disrupt our business and operations. These events could also significantly impact our industry and cause a temporary closure of the facilities we use for our operations, which would severely disrupt our operations and have a material adverse effect on our business, financial condition and results of operations. Our operations could be disrupted if any of our employees or employees of our business partners were suspected of having the swine flu, avian influenza, SARS, Ebola, Zika or other disease epidemics, since this could require us or our business partners to quarantine some or all of these employees or disinfect the facilities used for our operations. In addition, our revenue and profitability could be materially reduced to the extent that a natural disaster, health epidemic or other outbreak harms the global or PRC economy in general. Our operations could also be severely disrupted if our consumers, merchants or other participants were affected by natural disasters, health epidemics or other outbreaks.

Risks Related to our Corporate Structure

The Alibaba Partnership and related voting agreements limit the ability of our shareholders to nominate and elect directors.

       Our articles of association allow the Alibaba Partnership to nominate or, in limited situations, appoint a simple majority of our board of directors. If at any time the total number of directors on our board of directors nominated or appointed by the Alibaba Partnership is less than a simple majority of the board for any reason, including because a director previously nominated by the Alibaba Partnership ceases to be a member of our board of directors or because the Alibaba Partnership had previously not exercised its right to nominate or appoint a simple majority of our board of directors, the Alibaba Partnership will be entitled (in its sole discretion) to nominate or appoint such number of additional directors to the board as necessary to ensure that the directors nominated or appointed by the Alibaba Partnership comprise a simple majority of our board of directors.

       In addition, we have entered into a voting agreement pursuant to which SoftBank, Altaba, Jack Ma and Joe Tsai have agreed to vote their shares in favor of the Alibaba Partnership director nominees at each annual general shareholders meeting for so long as SoftBank owns at least 15% of our outstanding ordinary shares. Furthermore, the voting agreement provides that SoftBank has the right to nominate one director to our board until SoftBank owns less than 15% of our outstanding ordinary shares, and that right is also reflected in our articles of association. In addition, pursuant to the voting agreement, Altaba, Jack Ma and Joe Tsai have agreed to vote their shares (including shares for which they have voting power) in favor of the election of the SoftBank director nominee at each annual general shareholders meeting in which the SoftBank nominee stands for election. Moreover, subject to certain exceptions, pursuant to the voting agreement SoftBank and Altaba have agreed to give Jack and Joe a proxy over, with respect to SoftBank, any portion of its shareholdings exceeding 30% of our outstanding shares and, with respect to Altaba, all of its shareholdings up to a maximum of 121.5 million of our ordinary shares. These proxies will remain in effect until Jack Ma owns less than 1% of our ordinary shares on a fully-diluted basis or we materially breach the voting agreement.

       This governance structure and contractual arrangement limit the ability of our shareholders to influence corporate matters, including any matters determined at the board level. In addition, the nomination right granted to the Alibaba Partnership will remain in place for the life of the Alibaba Partnership unless our articles of association are amended to provide otherwise by a vote of shareholders representing at least 95% of shares that vote at a shareholders meeting. The nomination rights of the Alibaba Partnership will remain in place notwithstanding a change of control or merger of our company and, for so long as SoftBank and Altaba remain substantial shareholders, we expect the Alibaba Partnership nominees will receive a majority of votes cast at any meeting for the election of directors and will be elected as directors. These provisions and agreements could have the effect of delaying, preventing or deterring a change in control. As of the date of this prospectus supplement, the parties to the voting agreement and the partners of the Alibaba Partnership held in the aggregate more than 50% of our outstanding ordinary shares (including unvested shares and shares underlying vested and unvested awards). See "Item 6. Directors, Senior Management and Employees — A. Directors and Senior Management — Alibaba Partnership" in our Annual Report on Form 20-F for the year ended March 31, 2017 incorporated by reference in the accompanying prospectus.

The interests of the Alibaba Partnership may conflict with other parties that have interests in our company, including holders of the Notes and our shareholders.

       The nomination and appointment rights of the Alibaba Partnership limit the ability of our shareholders to influence corporate matters, including any matters to be determined by our board of directors. The interests of the Alibaba Partnership may not coincide with the interests of holders of the Notes and our shareholders, and the Alibaba Partnership or its director nominees may make decisions with which other interested constituencies, including holders of the Notes and our shareholders, disagree, including decisions on important topics such as compensation, management succession, acquisition strategy and our business and financial strategy. For example, because the Alibaba Partnership will continue to be largely comprised of members of our management team, the Alibaba Partnership and its director nominees, consistent with our operating philosophy, may focus on the long-term interests of our ecosystem participants at the expense of our short-term financial results, which may differ from the expectations and desires of shareholders unaffiliated with the Alibaba Partnership or the holders of the Notes. To the extent that the interests of the Alibaba Partnership differ from your interests, you may be disadvantaged by any action that the Alibaba Partnership may seek to pursue.

Our articles of association contain anti-takeover provisions.

       Our articles of association contain certain provisions that could limit the ability of third parties to acquire control of our company, including:

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  a provision that grants authority to our board of directors to establish from time to time one or more series of preferred shares without action by our shareholders and to determine, with respect to any series of preferred shares, the terms and rights of that series;

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  a provision that grants the Alibaba Partnership the right to nominate a simple majority of our board of directors notwithstanding a change of control or merger of our company; and

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  a classified board with staggered terms that will prevent the replacement of a majority of directors at one time.

       These provisions could have the effect of delaying, preventing or deterring a change in control.

SoftBank owns approximately 29% of our outstanding ordinary shares and its interests may differ from those of our other shareholders.

       As of September 30, 2017, SoftBank owned approximately 29% of our outstanding ordinary shares. Subject to certain exceptions, SoftBank has agreed to grant the voting power of any portion of its shareholding exceeding 30% of our outstanding ordinary shares to Jack Ma and Joe Tsai by proxy. Under the terms of the voting agreement we entered into with SoftBank, SoftBank also has the right to nominate one member of our board of directors, and Altaba, Jack and Joe have agreed to vote their shares (including shares for which they have voting power) in favor of the SoftBank director nominees at each annual general shareholders meeting in which the SoftBank nominee stands for election until such time as SoftBank holds less than 15% of our outstanding ordinary shares. SoftBank's director nomination right is also reflected in our articles of association. Except with regard to shareholder votes relating to the Alibaba Partnership director nominees, SoftBank will have significant influence over the outcome of matters that require shareholder votes and accordingly over our business and corporate matters. SoftBank may exercise its shareholder rights in a way that it believes is in its own best interest, which may conflict with the interest of our other shareholders. These actions may be taken even if SoftBank is opposed by our other shareholders.

       For more information, see "Item 7. Major Shareholders and Related Party Transactions — B. Related Party Transactions — Transactions and Agreements with SoftBank and Yahoo — Voting Agreement" in our Annual Report on Form 20-F for the year ended March 31, 2017 incorporated by reference in the accompanying prospectus.

If the PRC government deems that the contractual arrangements in relation to our variable interest entities do not comply with PRC governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations changes in the future, we could be subject to penalties or be forced to relinquish our interests in those operations.

       Foreign ownership of certain types of Internet businesses, such as Internet information services, is subject to restrictions under applicable PRC laws, rules and regulations. The principal regulations governing foreign investment in our business in China include without limitation, the Guidance Catalogue of Industries for Foreign Investment, the latest version of which came into effect on July 28, 2017 and other applicable laws, rules and regulations. For example, foreign investors are generally not permitted to own more than 50% of the equity interests in a value-added telecommunication service provider. Any foreign investor must also have experience and a good track record in providing value-added telecommunications services overseas. Although according to the Notice on Lifting the Restriction to Foreign Shareholding Percentage in Online Data Processing and Transaction Processing Business (Operational E-commerce) promulgated by the MIIT on June 19, 2015, foreign investors are allowed to hold up to 100% of all equity interests in the online data processing and transaction processing business (operational e-commerce) in China, other requirements provided by the Foreign Investment Telecommunications Rules (such as the track record and experience requirement for a major foreign investor) still apply. It is unclear how this notice will be implemented and there exist high uncertainties with respect to its interpretation and implementation by authorities.

       While the significant majority of our revenue was generated by our wholly-foreign owned enterprises in fiscal year 2017, we provide Internet information services in China, which are critical to our business, through a number of PRC incorporated variable interest entities. The variable interest entities are owned by PRC citizens who are our founders or senior employees or by PRC entities owned by these PRC citizens, or the variable interest entity equity holders, with whom we have contractual arrangements, or the contractual arrangements. The contractual arrangements give us effective control over each of the variable interest entities and enable us to obtain substantially all of the economic benefits arising from the variable interest entities as well as consolidate the financial results of the variable interest entities in our results of operations. Although the structure we have adopted is consistent with longstanding industry practice, and is commonly adopted by comparable companies in China, the PRC government may not agree that these arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

       In the opinion of Fangda Partners, our PRC counsel, the ownership structures of our material wholly-foreign owned enterprises and our material variable interest entities in China do not and will not violate any applicable PRC law, regulation or rule currently in effect; and the contractual arrangements between our material wholly-foreign owned enterprises, our material variable interest entities and their respective equity holders governed by PRC law are valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations currently in effect and will not violate any applicable PRC law, rule or regulation currently in effect. However, Fangda Partners has also advised us that there are substantial uncertainties regarding the interpretation and application of current PRC laws, rules and regulations. Accordingly, the PRC regulatory authorities and PRC courts may in the future take a view that is contrary to the opinion of our PRC legal counsel.

       It is uncertain whether any new PRC laws, rules or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. Please also see "— Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law."

       If we or any of our variable interest entities are found to be in violation of any existing or future PRC laws, rules or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with these violations or failures, including revoking the business and operating licenses of our PRC subsidiaries or the variable interest entities, requiring us to discontinue or restrict our operations, restricting our right to collect revenue, blocking one or more of our websites, requiring us to restructure our operations or taking other regulatory or enforcement actions against us. The imposition of any of these measures could result in a material adverse effect on our ability to conduct all or any portion of our business operations. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of any of our variable interest entities in our consolidated financial statements, if the PRC government authorities were to find our legal structure and contractual arrangements to be in violation of PRC laws, rules and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of any of our material variable interest entities or otherwise separate from any of these entities and if we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our variable interest entities in our consolidated financial statements. Any of these events would have a material adverse effect on our business, financial condition and results of operations.

Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law.

       The MOFCOM published a discussion draft of the proposed Foreign Investment Law in January 2015 aiming to, upon its enactment, replace the major existing laws and regulations governing foreign investment in China. The MOFCOM completed the solicitation of comments on this draft in February 2015, and indicated in March 2017 that it had revised the draft Foreign Investment Law based on public comments and was cooperating with the Legislative Affairs Office of the State Council and the Law Committee of National People's Congress for the legislative deliberation of the revised draft Foreign Investment Law. It was reported in early November 2017 that after considering the public comments, a draft was produced for further review. However, the revised draft Foreign Investment Law has not been made available to the public, and there are still substantial uncertainties with respect to the enactment timetable and the final content of the Foreign Investment Law.

       Among other things, the discussion draft of the Foreign Investment Law published by the MOFCOM purports to introduce the principle of "actual control" in determining whether a company is considered a foreign invested enterprise, or an FIE. The discussion draft specifically provides that entities established in China but "controlled" by foreign investors will be treated as FIEs, whereas an entity organized in a foreign jurisdiction, but cleared by the MOFCOM as "controlled" by PRC entities and/or citizens, would nonetheless be treated as a PRC domestic entity for investment in the "restriction category" on the "negative list." In this connection, "control" is broadly defined in the draft law to cover any of the following summarized categories:

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  holding 50% or more of the voting rights or similar rights and interests of the subject entity;

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  holding less than 50% of the voting rights or similar rights and interests of the subject entity but having the power to directly or indirectly appoint or otherwise secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to materially influence the board, the shareholders' meeting or other equivalent decision making bodies; or

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  having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity's operations, financial, staffing and technology matters.

Once an entity is determined to be an FIE, and its investment amount exceeds certain thresholds or its business operation falls within a "negative list" purported to be separately issued by the State Council in the future, market entry clearance by the MOFCOM or its local counterparts would be required.

       The "variable interest entity" structure, or VIE structure, has been adopted by many PRC-based companies, including us and certain of our equity investees such as Weibo, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. Under the discussion draft of the Foreign Investment Law, variable interest entities that are controlled via contractual arrangements would also be deemed as FIEs, if they are ultimately "controlled" by foreign investors. For any companies with a VIE structure in an industry category that is in the "restriction category" on the "negative list," the existing VIE structure may be deemed legitimate only if the ultimate controlling person(s) is/are of PRC nationality (either PRC state owned enterprises or agencies, or PRC citizens). Conversely, if the actual controlling person(s) is/are of foreign nationalities, then the variable interest entities will be treated as FIEs and any operation in the industry category on the "negative list" without market entry clearance may be considered as illegal.

       Based on the definition of "control" in the discussion draft of the Foreign Investment Law, we believe that there are strong basis for a determination that we and our variable interest entities are ultimately controlled by PRC citizens for the following reasons:

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  Alibaba Partnership has an exclusive right to nominate and appoint up to a simple majority of the members of our board of directors and therefore it effectively controls the board and all management decisions of our company;

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  nearly all of the partners of Alibaba Partnership are PRC citizens; and

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  Alibaba Partnership exercises its nomination rights by a majority of votes of all its partners.

       See "Item 6. Directors, Senior Management and Employees — A. Directors and Senior Management — Alibaba Partnership" in our Annual Report on Form 20-F for the year ended March 31, 2017 incorporated by reference in the accompanying prospectus.

       However, there are significant uncertainties as to how the control status of our company, our variable interest entities and our equity investees with a VIE structure would be determined under the enacted version of the Foreign Investment Law. In addition, it is uncertain whether any of the businesses that we currently operate or plan to operate in the future through our consolidated entities and the businesses operated by our equity investees with a VIE structure would be on the to-be-issued "negative list" and therefore be subject to any foreign investment restrictions or prohibitions. We also face uncertainties as to whether the enacted version of the Foreign Investment Law and the final "negative list" would mandate further actions, such as MOFCOM market entry clearance, to be completed by companies with existing VIE structure and whether this clearance can be timely obtained, or at all. If we or our equity investees with a VIE structure were not considered as ultimately controlled by PRC domestic investors under the enacted version of the Foreign Investment Law, further actions required to be taken by us or these equity investees under the enacted Foreign Investment Law may materially and adversely affect our business and financial condition.

       In addition, our corporate governance practice may be materially impacted and our compliance costs could increase if we were not considered as ultimately controlled by PRC entities and/or citizens under the enacted version of the Foreign Investment Law. For instance, the discussion draft of the Foreign Investment Law purports to impose stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable FIEs. Aside from investment implementation report and investment amendment report that would be required for each investment and alteration of investment specifics, an annual report would be mandatory, and large foreign investors meeting certain criteria would be required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations could potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible could be subject to criminal liabilities.

Our contractual arrangements may not be as effective in providing control over the variable interest entities as direct ownership.

       We rely on contractual arrangements with our variable interest entities to operate part of our Internet businesses in China and other businesses in which foreign investment is restricted or prohibited. For a description of these contractual arrangements, see "Item 4. Information on the Company — C. Organizational Structure — Contractual Arrangements among Our Wholly-foreign Owned Enterprises, Variable Interest Entities and the Variable Interest Entity Equity Holders" in our Annual Report on Form 20-F for the year ended March 31, 2017 incorporated by reference in the accompanying prospectus. These contractual arrangements may not be as effective as direct ownership in providing us with control over our variable interest entities.

       If we had direct ownership of the variable interest entities, we would be able to exercise our rights as an equity holder directly to effect changes in the boards of directors of those entities, which could effect changes at the management and operational level. Under our contractual arrangements, we may not be able to directly change the members of the boards of directors of these entities and would have to rely on the variable interest entities and the variable interest entity equity holders to perform their obligations in order to exercise our control over the variable interest entities. The variable interest entity equity holders may have conflicts of interest with us or our shareholders, and they may not act in the best interests of our company or may not perform their obligations under these contracts. For example, our variable interest entities and their respective equity holders could breach their contractual arrangements with us by, among other things, failing to conduct their operations, including maintaining our websites and using our domain names and trademarks which the relevant variable interest entities have exclusive rights to use, in an acceptable manner or taking other actions that are detrimental to our interests. Pursuant to the call option, we may replace the equity holders of the variable interest entities at any time pursuant to the contractual arrangements. However, if any equity holder is uncooperative and any dispute relating to these contracts or the replacement of the equity holders remains unresolved, we will have to enforce our rights under the contractual arrangements through the operations of PRC law and arbitral or judicial agencies, which may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. See "— Any failure by our variable interest entities or their equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations." Consequently, the contractual arrangements may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership.

Any failure by our variable interest entities or their equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.

       If our variable interest entities or their equity holders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce the arrangements. Although we have entered into call option agreements in relation to each variable interest entity, which provide that we may exercise an option to acquire, or nominate a person to acquire, ownership of the equity in that entity or, in some cases, its assets, to the extent permitted by applicable PRC laws, rules and regulations, the exercise of these call options is subject to the review and approval of the relevant PRC governmental authorities. We have also entered into equity pledge agreements with respect to each variable interest entity to secure certain obligations of such variable interest entity or its equity holders to us under the contractual arrangements. However, the enforcement of these agreements through arbitral or judicial agencies may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. Moreover, our remedies under the equity pledge agreements are primarily intended to help us collect debts owed to us by the variable interest entities or the variable interest entity equity holders under the contractual arrangements and may not help us in acquiring the assets or equity of the variable interest entities.

       In addition, although the terms of the contractual arrangements provide that they will be binding on the successors of the variable interest entity equity holders, as those successors are not a party to the agreements, it is uncertain whether the successors in case of the death, bankruptcy or divorce of a variable interest entity equity holder will be subject to or will be willing to honor the obligations of such variable interest entity equity holder under the contractual arrangements. If the relevant variable interest entity or its equity holder (or its successor), as applicable, fails to transfer the shares of the variable interest entity according to the respective call option agreement or equity pledge agreement, we would need to enforce our rights under the call option agreement or equity pledge agreement, which may be costly and time-consuming and may not be successful.

       The contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration or court proceedings in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. Moreover, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC law, and as a result it may be difficult to predict how an arbitration panel or court would view these contractual arrangements. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. Under PRC law, if the losing parties fail to carry out the arbitration awards or court judgments within a prescribed time limit, the prevailing parties may only enforce the arbitration awards or court judgments in PRC courts, which would require additional expense and delay. In the event we are unable to enforce the contractual arrangements, we may not be able to exert effective control over the variable interest entities, and our ability to conduct our business, as well as our financial condition and results of operations, may be materially and adversely affected.

We may lose the ability to use, or otherwise benefit from, the licenses, approvals and assets held by our variable interest entities, which could severely disrupt our business, render us unable to conduct some or all of our business operations and constrain our growth.

       Although the significant majority of our revenues are generated, and the significant majority of our operational assets are held, by our wholly-foreign owned enterprises, which are our subsidiaries, our variable interest entities hold licenses and approvals and assets that are necessary for our business operations, as well as equity interests in a series of our portfolio companies, to which foreign investments are typically restricted or prohibited under applicable PRC law. The contractual arrangements contain terms that specifically obligate variable interest entity equity holders to ensure the valid existence of the variable interest entities and restrict the disposal of material assets of the variable interest entities. However, in the event the variable interest entity equity holders breach the terms of these contractual arrangements and voluntarily liquidate our variable interest entities, or any of our variable interest entities declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all of our business operations or otherwise benefit from the assets held by the variable interest entities, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if any of our variable interest entities undergoes a voluntary or involuntary liquidation proceeding, its equity holders or unrelated third-party creditors may claim rights to some or all of the assets of the variable interest entity, thereby hindering our ability to operate our business as well as constrain our growth.

The equity holders, directors and executive officers of the variable interest entities may have potential conflicts of interest with our company.

       PRC laws provide that a director and an executive officer owes a fiduciary duty to the company he or she directs or manages. The directors and executive officers of the variable interest entities, including Jack Ma, our lead founder and executive chairman, must act in good faith and in the best interests of the variable interest entities and must not use their respective positions for personal gain. On the other hand, as a director of our company, Jack has a duty of care and loyalty to our company and to our shareholders as a whole under Cayman Islands law. We control our variable interest entities through contractual arrangements and the business and operations of our variable interest entities are closely integrated with the business and operations of our subsidiaries. Nonetheless, conflicts of interests for these individuals may arise due to dual roles both as directors and executive officers of the variable interest entities and as directors or employees of our company, and may also arise due to dual roles both as variable interest entity equity holders and as directors or employees of our company.

       We cannot assure you that these individuals will always act in the best interests of our company should any conflicts of interest arise, or that any conflicts of interest will always be resolved in our favor. We also cannot assure you that these individuals will ensure that the variable interest entities will not breach the existing contractual arrangements. If we cannot resolve any of these conflicts of interest or any related disputes, we would have to rely on legal proceedings to resolve these disputes and/or take enforcement action under the contractual arrangements. There is substantial uncertainty as to the outcome of any of these legal proceedings. See "— Any failure by our variable interest entities or their equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations."

       Furthermore, a company controlled by Jack serves as one of the general partners of a PRC limited partnership that made a minority investment in Wasu. Yuzhu Shi, the founder, chairman and a principal shareholder of Giant Interactive, a China-based online game company that was previously listed on the New York Stock Exchange, and an entrepreneur with significant experience in and knowledge of the media industry in China, serves as the other general partner and the executive partner. The interest of the general partner controlled by Jack in the limited partnership is limited to a return of its RMB10,000 capital contribution. In addition, Simon Xie, a former employee who is one of our founders and an equity holder in certain of our variable interest entities, is a limited partner in this PRC limited partnership. To fund this investment, in April 2015 Simon was granted a financing with an aggregate principal of up to RMB6.9 billion by a major financial institution in the PRC. The financing is secured by a pledge of the Wasu shares acquired by the PRC limited partnership, and a pledge of certain wealth management products we purchased. In addition, we entered into a loan agreement for a principal amount of up to RMB2.0 billion with Simon in April 2015 to finance the repayment by Simon of the interest under the above financing. We expect that these arrangements will strengthen our strategic business arrangements with Wasu to pursue our strategy of expanding entertainment offerings to consumers. See "Item 7. Major Shareholders and Related Party Transactions — B. Related Party Transactions — Pledge for the Benefit of and Loan Arrangement with a Related Party" in our Annual Report on Form 20-F for the year ended March 31, 2017 incorporated by reference in the accompanying prospectus.

       We cannot assure you that Jack Ma will act in our interest given his ability to control one of the general partners of the PRC limited partnership invested in Wasu, nor can we assure you that he will not breach his obligations to us as our director, including obligations not to compete with us. In addition, the interests of Mr. Shi, as an independent third-party, may not coincide with those of Jack as the other general partner in the PRC limited partnership, or with our interests in pursuing our entertainment strategy. If any conflicts of this kind arise between Jack and Mr. Shi in conducting the business of the PRC limited partnership, it could potentially have a material adverse effect on our relationship with the shareholder of Wasu and, consequently, on our ability to achieve the strategic objectives of our alliance with Wasu. Furthermore, there is no assurance that Simon will have sufficient resources to repay the loans in a timely manner or at all. The loan that we provided to Simon is secured by a pledge of Simon's limited partnership interest in the PRC limited partnership. However, if Simon fails to repay the loan, our enforcement of our secured interests could be costly and time-consuming and would be subject to the uncertainties in the PRC legal system.

The contractual arrangements with our variable interest entities may be subject to scrutiny by the PRC tax authorities. Any adjustment of related party transaction pricing could lead to additional taxes, and therefore substantially reduce our consolidated net income and the value of your investment.

       The tax regime in China is rapidly evolving and there is significant uncertainty for taxpayers in China as PRC tax laws may be interpreted in significantly different ways. The PRC tax authorities may assert that we or our subsidiaries or the variable interest entities or their equity holders are required to pay additional taxes on previous or future revenue or income. In particular, under applicable PRC laws, rules and regulations, arrangements and transactions among related parties, such as the contractual arrangements with our variable interest entities, may be subject to audit or challenge by the PRC tax authorities. If the PRC tax authorities determine that any contractual arrangements were not entered into on an arm's length basis and therefore constitute a favorable transfer pricing, the PRC tax liabilities of the relevant subsidiaries and/or variable interest entities and/or variable interest entity equity holders could be increased, which could increase our overall tax liabilities. In addition, the PRC tax authorities may impose late payment interest. Our net income may be materially reduced if our tax liabilities increase.

Risks Related to Doing Business in the People's Republic of China

Changes in the political and economic policies of the PRC government may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

       Most of our operations are conducted in the PRC and a substantial majority of our revenue is sourced from the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by economic, political and legal developments in the PRC.

       The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China's economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

       While the PRC economy has experienced significant growth in the past three decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, the PRC government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity. While the PRC government maintained its expansionary monetary policy in 2016, there have been signs of continuing economic slowdown in China. Any prolonged slowdown in the Chinese economy could lead to a reduction in demand for our services and consequently have a material adverse effect on our businesses, financial condition and results of operations.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

       Most of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

       In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degree of interpretation by PRC regulatory agencies and courts. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. Therefore, it is possible that our existing operations may be found not to be in full compliance with relevant laws and regulations in the future. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

       Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

PRC regulations regarding acquisitions impose significant regulatory approval and review requirements, which could make it more difficult for us to pursue growth through acquisitions.

       Under the PRC Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify MOFCOM, in advance of any transaction where the parties' revenues in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the other party. In addition, on August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the State-Owned Assets Supervision and Administration Commission, the State Administration of Taxation, the SAIC, the China Securities Regulatory Commission, or the CSRC, and the State Administration of Foreign Exchange, or SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and was amended on June 22, 2009. Under the M&A Rules, the approval of MOFCOM must be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire domestic companies affiliated with such PRC enterprises or residents. Applicable PRC laws, rules and regulations also require certain merger and acquisition transactions to be subject to security review.

       Due to the level of our revenues, our proposed acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB400 million in the year prior to any proposed acquisition would be subject to MOFCOM merger control review. As a result of our size, many of the transactions we may undertake could be subject to MOFCOM merger review. Complying with the requirements of the relevant regulations to complete these transactions could be time-consuming, and any required approval processes, including approval from MOFCOM, may delay or inhibit our ability to complete these transactions, which could affect our ability to expand our business or maintain our market share. In addition, MOFCOM has not accepted antitrust filings for any transaction involving parties that adopt a variable interest entity structure. Our ability to carry out our investment and acquisition strategy may be materially and adversely affected by MOFCOM's current practice, which creates significant uncertainty as to whether transactions that we may undertake would subject us to fines or other administrative penalties and negative publicity and whether we will be able to complete large acquisitions in the future in a timely manner or at all.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries' ability to increase their registered capital or distribute profits.

       SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents' Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as "SAFE Circular 75" promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents' legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a "special purpose vehicle." SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

       We have notified substantial beneficial owners of ordinary shares who we know are PRC residents of their filing obligation, and we have periodically filed SAFE Circular 75 reports prior to the promulgation of SAFE Circular 37 on behalf of certain employee shareholders who we know are PRC residents. However, we may not be aware of the identities of all of our beneficial owners who are PRC residents. We do not have control over our beneficial owners and cannot assure you that all of our PRC-resident beneficial owners will comply with SAFE Circular 37 and subsequent implementation rules. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject the beneficial owners or our PRC subsidiaries to fines and legal sanctions. On February 13, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Pursuant to SAFE Notice 13, entities and individuals are required to apply for foreign exchange registration of foreign direct investment and overseas direct investment, including those required under the SAFE Circular 37, with qualified banks, instead of SAFE. The qualified banks, under the supervision of SAFE, will directly review the applications and conduct the registration.

       Furthermore, since it is unclear how those new SAFE regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, we cannot predict how these regulations will affect our business operations or future strategy. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries' ability to distribute dividends to our company. These risks may have a material adverse effect on our business, financial condition and results of operations.

Any failure to comply with PRC regulations regarding our employee equity incentive plans may subject the PRC participants in the plans, us or our overseas subsidiaries to fines and other legal or administrative sanctions.

       Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In the meantime, our directors, executive officers and other employees who are PRC citizens or who are non-PRC residents residing in the PRC for a continuous period of not less than one year, subject to limited exceptions, and who have been granted restricted shares, options or restricted share units, or RSUs, by us or our overseas listed subsidiaries may follow the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, issued by SAFE in February 2012, to apply for the foreign exchange registration. According to those regulations, employees, directors, supervisors and other management members participating in any stock incentive plan of an overseas publicly listed company who are PRC citizens or who are non-PRC citizens residing in China for a continuous period of not less than one year, subject to limited exceptions, are required to register with SAFE through a domestic qualified agent, which may be a PRC subsidiary of the overseas listed company, and complete certain other procedures. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit the ability to make payment under the relevant equity incentive plans or receive dividends or sales proceeds related thereto, or our ability to contribute additional capital into our wholly-foreign owned enterprises in China and limit our wholly-foreign owned enterprises' ability to distribute dividends to us. We also face regulatory uncertainties under PRC law that could restrict our ability or the ability of our overseas listed subsidiaries to adopt additional equity incentive plans for our directors and employees who are PRC citizens or who are non-PRC residents residing in the PRC for a continuous period of not less than one year, subject to limited exceptions.

       In addition, the State Administration for Taxation has issued circulars concerning employee share options, restricted shares or RSUs. Under these circulars, employees working in the PRC who exercise share options, or whose restricted shares or RSUs vest, will be subject to PRC individual income tax. The PRC subsidiaries of an overseas listed company have obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees related to their share options, restricted shares or RSUs. Although we and our overseas listed subsidiaries currently withhold income tax from our PRC employees in connection with their exercise of options and the vesting of their restricted shares and RSUs, if the employees fail to pay, or the PRC subsidiaries fail to withhold, their income taxes according to relevant laws, rules and regulations, the PRC subsidiaries may face sanctions imposed by the tax authorities.

We rely to a significant extent on dividends, loans and other distributions on equity paid by our principal operating subsidiaries in China.

       We are a holding company and rely to a significant extent on dividends, loans and other distributions on equity paid by our principal operating subsidiaries for our offshore cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, fund inter-company loans, service any debt we may incur outside of China and pay our expenses. When our principal operating subsidiaries incur additional debt, the instruments governing the debt may restrict their ability to pay dividends or make other distributions or remittances, including loans, to us. Furthermore, the laws, rules and regulations applicable to our PRC subsidiaries and certain other subsidiaries permit payments of dividends only out of their retained earnings, if any, determined in accordance with applicable accounting standards and regulations.

       Under PRC laws, rules and regulations, each of our subsidiaries incorporated in China is required to set aside a portion of its net income each year to fund certain statutory reserves. These reserves, together with the registered equity, are not distributable as cash dividends. As a result of these laws, rules and regulations, our subsidiaries incorporated in China are restricted in their ability to transfer a portion of their respective net assets to their shareholders as dividends. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary. As of September 30, 2017, these restricted net assets totaled RMB50,181 million (US$7,542 million).

Our pay-for-performance services constitute Internet advertisement, which subjects us to other laws, rules and regulations as well as additional obligations.

       We derive a significant amount of our revenue from pay-for-performance, or P4P, services and other related services. On July 4, 2016, the SAIC promulgated the Interim Administrative Measures on Internet Advertising, or the Internet Advertising Measures, which came into effect as of September 1, 2016 and define Internet advertisements as any commercial advertising that directly or indirectly promotes goods or services through Internet media in any form including paid-for search results. See "Item 4. Information on the Company — B. Business Overview — Regulation — Regulation of Advertising Services" in our Annual Report on Form 20-F for the year ended March 31, 2017 incorporated by reference in the accompanying prospectus. Under the Internet Advertising Measures, our P4P services and other related services constitute Internet advertisement.

       Since the Internet Advertising Measures came into effect recently, there exist substantial uncertainties with respect to its interpretation and implementation in practice by various government authorities. We may face increased scrutiny from the tax authorities and may incur additional taxes in connection with our P4P and other related services. Moreover, PRC advertising laws, rules and regulations require advertisers, advertising operators and advertising distributors to ensure that the content of the advertisements they prepare or distribute is fair and accurate and is in full compliance with applicable law. Violation of these laws, rules or regulations may result in penalties, including fines, confiscation of advertising fees and orders to cease dissemination of the advertisements. In circumstances involving serious violations, the PRC government may suspend or revoke a violator's business license or license for operating an advertising business. In addition, the Internet Advertising Measures require paid-for search results to be obviously distinguished from natural search results so that consumers will not misunderstand the nature of these search results, therefore we are obligated to distinguish from others the merchants who purchase P4P and related services or the relevant listings by these merchants. Complying with these requirements, including any penalties or fines for any failure to comply, may significantly reduce the attractiveness of our platforms and increase our costs and could have a material adverse effect on our business, financial condition and results of operations.

       In addition, for advertising content related to specific types of products and services, advertisers, advertising operators and advertising distributors must confirm that the advertisers have obtained requisite government approvals, including the advertiser's operating qualifications, proof of quality inspection of the advertised products, and, with respect to certain industries, government approval of the content of the advertisement and filing with the local authorities. Pursuant to the Internet Advertising Measures, we are required to take steps to monitor the content of advertisements displayed on our platforms. This requires considerable resources and time, and could significantly affect the operation of our business, while also subjecting us to increased liability under the relevant laws, rules and regulations. The costs associated with complying with these laws, rules and regulations, including any penalties or fines for our failure to so comply if required, could have a material adverse effect on our business, financial condition and results of operations. Any further change in the classification of our P4P and other related services by the PRC government may also significantly disrupt our operations and materially and adversely affect our business and prospects.

We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.

       Under the PRC Enterprise Income Tax Law and its implementing rules, both of which came into effect on January 1, 2008, enterprises established under the laws of jurisdictions outside of China with "de facto management bodies" located in China may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. "De facto management body" refers to a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the "de facto management body" of a

Chinese-controlled offshore-incorporated enterprise is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by foreign enterprises or individuals, the determining criteria set forth in Circular 82 may reflect the State Administration of Taxation's general position on how the "de facto management body" test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises. If we were to be considered a PRC resident enterprise, we would be subject to PRC enterprise income tax at the rate of 25% on our global income. In such case, our profitability and cash flow may be materially reduced as a result of our global income being taxed under the Enterprise Income Tax Law. We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term "de facto management body."

Discontinuation of preferential tax treatments we currently enjoy or other unfavorable changes in tax law could result in additional compliance obligations and costs.

       Chinese companies operating in the high-technology and software industry that meet relevant requirements may qualify for three main types of preferential treatment, which are high and new technology enterprises, software enterprises and key software enterprises within the scope of the PRC national plan. For a qualified high and new technology enterprise, the applicable enterprise income tax rate is 15%. The high and new technology enterprise qualification is re-assessed by the relevant authorities every three years. Moreover, a qualified software enterprise is entitled to a tax holiday consisting of a two-year tax exemption beginning from the first profit-making calendar year and a 50% tax reduction for the subsequent three calendar years. The software enterprise qualification is subject to an annual assessment. For a qualified key software enterprise within the scope of the PRC national plan, the applicable enterprise tax rate for a calendar year is 10%. The key software enterprise qualification is subject to an annual assessment.

       A number of our China operating entities enjoy these preferential tax treatments. Our effective tax rate in fiscal year 2017 was 23%. The discontinuation of any of the various types of preferential tax treatment we enjoy could materially and adversely affect our results of operations. See "Item 5. Operating and Financial Review and Prospects — A. Operating Results — Taxation — PRC Income Tax" in our Annual Report on Form 20-F for the year ended March 31, 2017 incorporated by reference in the accompanying prospectus.

We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises or other assets attributed to a PRC establishment of a non-PRC company.

       On February 3, 2015, the State Administration of Taxation issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, which replaced or supplemented certain previous rules under the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or Circular 698, issued by the State Administration of Taxation, on December 10, 2009. Pursuant to this Bulletin, an "indirect transfer" of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be recharacterized and treated as a direct transfer of PRC taxable assets, if the arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from this indirect transfer may be subject to PRC enterprise income tax.

       According to Bulletin 7, "PRC taxable assets" include assets attributed to an establishment or a place of business in China, immoveable properties located in China, and equity investments in PRC resident enterprises, in respect of which gains from their transfer by a direct holder, being a non-PRC resident enterprise, would be subject to PRC enterprise income taxes. When determining whether there is a "reasonable commercial purpose" of the transaction arrangement, factors to be taken into consideration include: whether the main value of the equity interest of the relevant offshore enterprise directly or indirectly derives from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income mainly derives from China, directly or indirectly; whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the business model and organizational structure; the foreign income tax liabilities arising from the indirect transfer of PRC taxable assets; the replicability of the transaction by direct transfer of PRC taxable assets; and the applicable tax treaties or similar arrangements. In respect of an indirect offshore transfer of assets of a PRC establishment or place of business, the resulting gain is to be included with the enterprise income tax filing of the PRC establishment or place of business being transferred, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immoveable properties located in China or to equity investments in a PRC resident enterprise, which is not related to a PRC establishment or place of business of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. Where the payor fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where the shares were acquired from a transaction through a public stock exchange.

       There are uncertainties as to the application of Bulletin 7. Bulletin 7 may be determined by the tax authorities to be applicable to some of our offshore restructuring transactions or sale of the shares of our offshore subsidiaries or investments where PRC taxable assets are involved. The transferors and transferees may be subject to the tax filing and withholding or tax payment obligation, while our PRC subsidiaries may be requested to assist in the filing. Furthermore, we, our non-resident enterprises and PRC subsidiaries may be required to spend valuable resources to comply with Bulletin 7 or to establish that we and our non-resident enterprises should not be taxed under Bulletin 7, for our previous and future restructuring or disposal of shares of our offshore subsidiaries, which may have a material adverse effect on our financial condition and results of operations.

       The PRC tax authorities have the discretion under Circular 698/Bulletin 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. If the PRC tax authorities make adjustments to the taxable income of the transactions under Circular 698/Bulletin 7, our income tax costs associated with potential acquisitions or disposals will increase, which may have an adverse effect on our financial condition and results of operations.

Restrictions on currency exchange may limit our ability to utilize our PRC revenue effectively.

       Substantially all of our revenue is denominated in Renminbi. The Renminbi is currently freely convertible under the "current account," which includes dividends, trade and service-related foreign exchange transactions, but requires approval from or registration with appropriate government authorities or designated banks under the "capital account," which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries or variable interest entities. Currently, our PRC subsidiaries, which are wholly-foreign owned enterprises, may purchase foreign currency for settlement of "current account transactions," including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. In 2016, PRC governmental authorities began imposing more stringent restrictions on outbound capital flows, including heightened scrutiny over "irrational" overseas investments for certain industries including real estate, hotel, cinema, entertainment and sports clubs, as well as over four kinds of "abnormal" offshore investments, which are:

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  investments through enterprises established for only a few months without substantive operation;

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  investments with amounts far exceeding the registered capital of onshore parent and not supported by its business performance shown on financial statements;

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  investments in targets which are unrelated to onshore parent's main business; and

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  investments with abnormal sources of Renminbi funding suspected to be involved in illegal transfer of assets or illegal operation of underground banking.

       On January 26, 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, which tightened the authenticity and compliance verification of cross-border transactions and cross-border capital flow, including requiring banks to verify board resolutions, tax filing forms and audited financial statements before wiring foreign invested enterprises' foreign exchange dividend distribution of over US$50,000. See "Item 4. Information on the Company — B. Business Overview — Regulation — Regulation of Foreign Exchange and Dividend Distribution — Foreign Exchange Regulation" in our Annual Report on Form 20-F for the year ended March 31, 2017 incorporated by reference in the accompanying prospectus. Since a significant amount of our PRC revenue is denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC, service any debt we may incur outside of China, such as the Notes, or pay dividends in foreign currencies to our shareholders, including holders of our ADSs.

Fluctuations in exchange rates could result in foreign currency exchange losses to us.

       The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. For instance, in August 2015, the People's Bank of China, or PBOC, changed the way it calculates the mid-point price of Renminbi against the U.S. dollar, requiring the market-makers who submit for reference rates to consider the previous day's closing spot rate, foreign-exchange demand and supply as well as changes in major currency rates. In 2015 and 2016, the value of the Renminbi depreciated approximately 4.4% and 7.2% against the U.S. dollar, respectively. From the end of 2016 through the end of October 2017, the value of the Renminbi appreciated by approximately 4.5% against the U.S. dollar. It is difficult to predict how market forces or PRC or U.S. government policy, including any interest rate increases by the Federal Reserve, may impact the exchange rate between the Renminbi and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, including from the U.S. government, which has threatened to label China as a "currency manipulator," which could result in greater fluctuation of the Renminbi against the U.S. dollar.

       A substantial percentage of our revenues and costs are denominated in Renminbi, and a significant portion of our financial assets are also denominated in Renminbi while substantially all of our debt is denominated in U.S. dollars. We are a holding company and we rely on dividends, loans and other distributions on equity paid by our operating subsidiaries in China and on remittances, including loans, from our variable interest entities in China for our cash needs. Any significant fluctuations in the value of the Renminbi may materially and adversely affect our liquidity and cash flows. If we decide to convert our Renminbi into U.S. dollars for the purpose of repaying principal or interest expense on our outstanding U.S. dollar-denominated debt, making payments for dividends on our ordinary shares or ADSs or other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount we would receive. Conversely, to the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive. From time to time we enter into hedging activities with regard to exchange rate risk. We cannot assure you that our hedging activities will successfully mitigate these risks adequately or at all, and in addition hedging activities may result in greater volatility in our results of operations.

The audit reports included in our annual reports filed with the SEC are prepared by auditors who are not inspected fully by the Public Company Accounting Oversight Board and, as such, investors in the Notes are deprived of the benefits of such inspection.

       As an auditor of companies that are publicly traded in the United States and a firm registered with the Public Company Accounting Oversight Board, or PCAOB, PricewaterhouseCoopers is required under the laws of the United States to undergo regular inspections by the PCAOB. However, because we have substantial operations within the People's Republic of China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese government authorities, our auditor and its audit work is not currently inspected fully by the PCAOB.

       Inspections of other auditors conducted by the PCAOB outside of China have at times identified deficiencies in those auditors' audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in China prevents the PCAOB from regularly evaluating our auditor's audits and its quality control procedures. As a result, security holders may be deprived of the benefits of PCAOB inspections, and may lose confidence in our reported financial information and procedures and the quality of our financial statements.

Restrictions on the direct production of audit work papers to foreign regulators could result in our financial statements being determined to not be in compliance with the requirements of the Exchange Act.

       In late 2012, the SEC commenced administrative proceedings under Rule 102(e) of its Rules of Practice and also under the Sarbanes-Oxley Act of 2002 against the mainland Chinese affiliates of the "big four" accounting firms, including the affiliate of our auditor, and also against Dahua, the former BDO affiliate in China. The Rule 102(e) proceedings initiated by the SEC related to the failure of these firms to produce documents, including audit work papers, in response to the request of the SEC pursuant to Section 106 of the Sarbanes-Oxley Act of 2002, as the auditors located in China are not in a position lawfully to produce documents directly to the SEC because of restrictions under PRC law and specific directives issued by the CSRC. The issues raised by the proceedings are not specific to the Chinese affiliate of our auditor or to us, but potentially affect equally all PCAOB-registered audit firms based in China and all businesses based in China (or with substantial operations in China) with securities listed in the United States. In addition, auditors based outside of China are subject to similar restrictions under PRC law and CSRC directives in respect of audit work that is carried out in China which supports the audit opinions issued on financial statements of entities with substantial China operations.

       In February 2015, each of the "big four" accounting firms agreed to a censure and to pay a fine to the SEC to settle the dispute with the SEC. The settlement stays the current proceeding for four years, during which time the firms are required to follow detailed procedures to seek to provide the SEC with access to Chinese firms' audit documents via the CSRC. If a firm does not follow the procedures, the SEC would impose penalties such as suspensions, or commence a new, expedited administrative proceeding against the non-compliant firm or it could restart the administrative proceeding against all four firms. In addition, the limitations imposed by the PRC on the production of workpapers reflecting audit work performed in the PRC could likewise result in the imposition of penalties on our independent registered accounting firm by the PCAOB or the SEC, such as suspensions of our audit firm's ability to practice before the SEC.

       If our independent registered public accounting firm, or the affiliate of our independent registered public accounting firm, were denied, even temporarily, the ability to practice before the SEC, we would need to consider alternate support arrangements for the audit of our operations in China. If our auditor, or an affiliate of that firm, were unable to address issues related to the production of documents, and we were unable to timely find another independent registered public accounting firm to audit and issue an opinion on our financial statements, our financial statements could be determined to not be in compliance with the requirements of the Exchange Act. A determination of this type could ultimately lead to delisting of our ADSs from the New York Stock Exchange or deregistration from the SEC, or both. This would materially and adversely affect the market price of the Notes.

Risks Related to the Notes

An increase in interest rates could result in a decrease in the relative value of the Notes.

       In general, as market interest rates rise, debt securities bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the Notes and market interest rates increase, the market value of the Notes may decline.

Redemption by us of the Notes may materially reduce your investment returns.

       We have the right to redeem some or all of the Notes prior to their maturity. We may redeem the Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon any such redemption in a comparable security at an effective interest rate as favorable as that of the Notes or at all.

The Notes will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing that indebtedness.

       The Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to our existing and future secured indebtedness with respect to the assets that secure that indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of us, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the Notes only after all such secured indebtedness has been paid in full. As a result, the holders of the Notes may receive less ratably than the holders of secured debt in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization.

The Notes will be structurally subordinated to all obligations of our existing and future subsidiaries and consolidated affiliated entities.

       The Notes are not guaranteed by any of our existing subsidiaries or consolidated affiliated entities, who together hold substantially all of our operating assets and conduct substantially all of our business. Additionally, the indenture governing the Notes will not contain any obligation for any of our existing or future subsidiaries or consolidated affiliated entities to guarantee the Notes. Our subsidiaries and consolidated affiliated entities will have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The Notes will be structurally subordinated to all indebtedness and other obligations of our subsidiaries and consolidated affiliated entities such that in the event of bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of any of our subsidiary or consolidated affiliated entity, all of such subsidiary's or consolidated affiliated entity's creditors (including trade creditors) would be entitled to payment in full out of such subsidiary's or consolidated affiliated entity's assets before we would be entitled to any payment. As of September 30, 2017, without giving effect to the offering of the Notes and the use of the proceeds therefrom, we had US$5.8 billion of bank borrowings outstanding, of which US$0.7 billion was secured indebtedness, and US$8.0 billion of unsecured senior notes outstanding, consisting of our outstanding Floating Rate Senior Notes due 2017, our outstanding 1.625% Senior Notes due 2017, our outstanding 2.500% Senior Notes due 2019, our outstanding 3.125% Senior Notes due 2021, our outstanding 3.600% Senior Notes due 2024 and our outstanding 4.500% Senior Notes due 2034. As of September 30, 2017, the total amount of bank borrowings of our subsidiaries was US$1.8 billion.

       In addition, the indenture governing the Notes will permit these subsidiaries and consolidated affiliated entities to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries and consolidated affiliated entities.

       For additional risks relating to our holding company structure, please see "— Risks Related to Doing Business in in the People's Republic of China" section, including "— We rely to a significant extent on dividends, loans and other distributions on equity paid by our principal operating subsidiaries in China."

The indenture does not restrict the amount of additional debt that we may incur and has limited restrictions on our ability to incur secured or guaranteed debt, which may, among other things, make it more difficult for us to satisfy our obligations with respect to the Notes.

       The Notes and the indenture under which the Notes will be issued do not limit the amount of unsecured debt that may be incurred by us or our subsidiaries or consolidated affiliated entities, and permit us and our subsidiaries and consolidated affiliated entities to incur or guarantee an unlimited amount of bank debt, bank loans and securitizations as well as other types of indebtedness in certain circumstances, including Renminbi-denominated notes, bonds and debentures initially offered, marketed or issued primarily to persons resident in the PRC, without securing or guaranteeing the Notes equally and ratably therewith. In addition, we (including our controlled entities) are permitted to secure capital markets indebtedness in certain circumstances. Our and our subsidiaries' and consolidated affiliated entities' incurrence of additional debt may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes, a loss in the market value of your Notes and a risk that the credit rating of the Notes is lowered or withdrawn.

We may not be able to repurchase the Notes upon a Change in Law.

       Upon the occurrence of a "Change in Law" as described in "Description of the Notes — Repurchase Upon Triggering Event," and subject to certain other conditions, we will be required to offer to repurchase all of the Notes then outstanding at 101% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase. The source of funds for any purchase of the Notes would be our available cash or cash from operations generated by our subsidiaries or consolidated affiliated entities or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the Notes upon a Change in Law because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a Change in Law and repay our other indebtedness that may become due. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Furthermore, our ability to repurchase the Notes may be limited by applicable law.

Holders of the Notes may not be able to determine when a Change in Law giving rise to their right to have the Notes repurchased has occurred.

       The definition of "Change in Law" in the indenture that will govern the Notes includes a phrase relating to any change in laws, regulations and rules that result in our being unable to operate "substantially all" or derive "substantially all" of the economic benefits from, our business operations. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the Notes as a result of a Change in Law may be uncertain.

The terms of the indenture and the Notes provide only limited protection against significant corporate events that could materially and adversely impact your investment in the Notes.

       While the indenture and the Notes contain terms intended to provide protection to holders of the Notes upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, these terms are limited and may not be sufficient to protect your investment in the Notes. For example, the indenture that will govern the Notes will not prohibit some important corporate events, such as leveraged recapitalizations, even though those corporate events could significantly increase the level of our indebtedness or otherwise materially and adversely affect our capital structure, credit ratings or the value of the Notes.

       The indenture for the Notes also does not:

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  require us to maintain any financial ratios or specific levels of net worth, revenue, income, cash flows or liquidity;

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  limit our ability to incur indebtedness that is equal in right of payment to the Notes;

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  restrict the ability of our subsidiaries or consolidated affiliated entities to issue unsecured debt securities or otherwise incur unsecured indebtedness that would be senior to our equity interests in our subsidiaries or consolidated affiliated entities and therefore rank effectively senior to the Notes;

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  limit the ability of our subsidiaries or consolidated affiliated entities to service other indebtedness;

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  restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

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  restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our shares or other securities ranking junior to the Notes;

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  limit our ability to sell, merge or consolidate any of our subsidiaries or consolidated affiliated entities; or

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  limit our ability or that of our subsidiaries or consolidated affiliated entities to secure or guarantee any bank debt, bank loans or securitizations.

       As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the indenture and the Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have a material adverse impact on your investment in the Notes.

An active trading market for the Notes may not develop, and the trading price of the Notes could be materially and adversely affected.

       The Notes are a new issue of securities for which there is currently no trading market. Approval in-principle has been received for listing and quotation of the Notes on the SGX-ST. However, there can be no assurance that we will be able to obtain or maintain such listing or that an active trading market will develop. If no active trading market develops, you may not be able to resell your Notes at their fair market value or at all. Future trading prices of the Notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. We have been advised that the Underwriters intend to make a market in the Notes, but the Underwriters are not obligated to do so and may discontinue such market making activity at any time without notice. We cannot assure you that an active trading market for the Notes will develop or be sustained. If an active trading market for the Notes does not develop or is not maintained, the market price and liquidity of the Notes may be materially and adversely affected. In addition, the Notes may trade at prices that are higher or lower than the price at which the Notes have been issued. The price at which the Notes trade depends on many factors, including:

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  prevailing interest rates and interest rate volatility;

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  our business, results of operations, financial condition and future prospects;

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  changes in our industry and competition;

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  the market conditions for similar securities; and

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  general economic conditions, almost all of which are beyond our control.

As a result, there can be no assurance that you will be able to resell the Notes at prices attractive to you or at all.

Changes in our credit ratings may materially reduce the value of the Notes.

       We expect the Notes to be rated and routinely evaluated by major rating agencies. Credit ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of a rating may be obtained from the relevant rating agency. The ratings do not address the payment of any Additional Amounts (as defined in "Description of the Notes") and do not constitute recommendations to purchase, hold or sell the Notes inasmuch as such ratings do not comment as to market price or suitability for a particular investor. Each such rating should be evaluated independently of any other rating on the Notes, on other securities of ours, or on

us. We cannot assure you that the ratings will remain in effect for any given period or that the ratings will not be revised by such rating agencies in the future if in their judgment circumstances so warrant. For example, rating agencies may revise their ratings in the future based on their view of our business or the business of our affiliates and/or certain companies with which we have a significant relationship, such as Ant Financial Services.

       Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could materially reduce the market value of your Notes and increase our corporate borrowing costs.

If securities or industry analysts cease to publish research or publish inaccurate or unfavorable research about our business, the market price for the Notes and trading volume could decline.

       The trading market for our Notes will depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who covers us downgrades the Notes or our company generally or publishes inaccurate or unfavorable research about our business, the market price for the Notes would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the Notes to decline significantly.

As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain New York Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of the Notes.

       We are exempted from certain corporate governance requirements of the New York Stock Exchange by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on the New York Stock Exchange. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

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  have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);

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  have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

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  have regularly scheduled executive sessions for non-management directors; or

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  have executive sessions of solely independent directors each year.

       We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of the New York Stock Exchange.

As a foreign private issuer, we are exempt from certain disclosure requirements under the Exchange Act, which may afford less protection to you than you would enjoy if we were a domestic U.S. company.

       As a foreign private issuer, we are exempt from, among other things, the rules prescribing the furnishing and content of proxy statements under the Exchange Act and the rules relating to selective disclosure of material nonpublic information under Regulation FD. In addition, our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit and recovery provisions contained in Section 16 of the Exchange Act. We are also not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act. As a result, you may be afforded less protection than you would be afforded under the Exchange Act rules applicable to domestic U.S. companies.

We will follow the applicable corporate disclosure standards for debt securities listed on the Official List of the SGX-ST, which standards may be different from those applicable to companies in certain other countries.

       We will be subject to reporting obligations in respect of the Notes to be listed on the Official List of the SGX-ST. The disclosure standards imposed by the SGX-ST may be different than those imposed by securities exchanges in other countries or regions such as the United States or Hong Kong. As a result, the level of information that is available may not correspond to what investors in the Notes are accustomed to.

If and when permitted by law, we may conduct a public offering and listing of our shares in China, which may result in increased regulatory scrutiny and compliance costs, which could affect the market price of your Notes.

       Although not currently allowed under PRC law, if and when permitted by law, we may conduct a public offering and/or listing of our shares on a stock exchange in China in the future. We have not set a specific timetable or decided on any specific form for an offering in China. The precise timing of the offering and listing of our shares in China would depend on a number of factors, including relevant regulatory developments and market conditions. If we complete a public offering or listing in China, we would become subject to the applicable laws, rules and regulations governing public companies listed in China, in addition to the various laws, rules and regulations that we are subject to in the United States as a reporting company. The listing and trading of our securities in multiple jurisdictions and multiple markets may lead to increased compliance costs for us, and we may face the risk of significant intervention by regulatory authorities in these jurisdictions and markets. Such increased regulatory scrutiny and compliance costs could cause the market price of the Notes to decline.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under Cayman Islands law, we conduct substantially all of our operations in China and most of our directors and all of our executive officers reside outside the United States.

       We are incorporated in the Cayman Islands and conduct substantially all of our operations in China through our wholly-foreign owned enterprises and the variable interest entities. Most of our directors and substantially all of our executive officers reside outside the United States and a substantial portion of their assets are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the Cayman Islands or in China in the event that you believe that your rights have been infringed under the securities laws of the United States or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States or China, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. For more information regarding the relevant laws of the Cayman Islands and China, see "Enforceability of Civil Liabilities" in the accompanying prospectus.

       As a result, holders of the Notes may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would holders of debt securities of a corporation incorporated in a jurisdiction in the United States.

We are not obligated to pay additional amounts in the event withholding or deductions for taxes are imposed in any jurisdiction other than the Cayman Islands or the PRC.

       In the event that any withholding or deduction on account of any present or future taxes, duties, assessments or governmental charges levied on payments of principal, premium and interest made by us in respect of the Notes are imposed in any jurisdiction other than the Cayman Islands or the PRC, we are not obligated to pay additional amounts so that investors receive the same amount as they would have received prior to such withholding or deduction. If we were considered by a taxing authority in any other jurisdiction to be a resident for tax purposes, payments on the Notes could be subject to taxes and withholding or deductions for taxes and, in such case, holders of the Notes will only receive the net proceeds of any payment on the Notes after the applicable withholding or deduction.

       While we do not believe we would currently be deemed to be a tax resident in any jurisdiction other than the Cayman Islands or the PRC, to the extent any taxing authority determined otherwise, the actual cash payments on the Notes received by holders may be substantially less than what holders would have received if we were not liable to make the applicable withholding or deduction. See "Description of the Notes — Payment of Additional Amounts."

Interest payments for the Notes payable to non-PRC note holders and gains on the transfer of the Notes by non-PRC note holders may become subject to PRC taxation.

       Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to interest payments payable on debt instruments by a PRC resident enterprise to the holders of such debt instruments that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the interest payments are not effectively connected with such establishment or place of business, to the extent such interest payments are derived from sources within the PRC. Interest paid to individual non-resident holders of such debt instruments is subject to PRC withholding tax at a rate of 20% if such interest is regarded as PRC-sourced income. Similarly, any gain realized on the transfer of such debt instruments by such holders is also subject to PRC tax at a current rate of 10% (for non-resident enterprises) or 20% (for non-resident individuals), subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, interest payments relating to the Notes, and any gain realized by the investors from the transfer of the Notes, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation.

       If we were deemed a PRC resident enterprise under the PRC Enterprise Income Tax Law and its implementation regulations and required to withhold tax on interest on the Notes, we would be required to pay additional amounts as described under "Description of the Notes — Payment of Additional Amounts." As described under "Description of the Notes — Tax Redemption," we may be able to redeem the Notes in whole at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest if such requirement to pay additional amounts results from a change in law (or a change in the official application or interpretation of law).

       In addition, if we are treated as a PRC tax resident and if PRC tax authorities take the view that the holders of the Notes are providing loans within the PRC, the holders of the Notes shall be subject to VAT at the rate of 6% when receiving the interest payments under the Notes.

       On March 23, 2016, the Ministry of Finance and the State Administration of Taxation promulgated the Circular of Taxation on Implementing the Pilot Program of Replacing Business Tax with Value-Added Tax in an All-round Manner, or Circular 36. Pursuant to Circular 36 and other implementation rules, the pilot scheme on levying value-added tax in place of business tax shall be launched nation-wide on and from May 1, 2016, and taxpayers in the financial industry shall be subject to value-added tax instead of business tax. See "Taxation — People's Republic of China Taxation." Where a holder of the Notes who is located outside of the PRC resells the Notes to an entity or individual located outside of the PRC, VAT is unlikely to be applicable to any gain on such transfer. If a debt instrument holder is an entity, when it transfers a debt instrument to a PRC entity or individual, any gain realized on such transfer of debt instrument is also subject to a PRC value-added tax at a current rate of 6%.

       In addition, if we are considered a PRC resident enterprise, it is unclear whether holders of the Notes would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If interest payments to our non-PRC holders of the Notes, or gains from the transfer of the Notes by the holders, are subject to PRC tax, the value of your investment in our Notes may decline significantly.

USE OF PROCEEDS

       We estimate that our net proceeds from this offering will be approximately US$               million after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the estimated net proceeds from this offering for general corporate purposes, including working capital needs, repayment of offshore debt and potential acquisitions of or investments in complementary businesses.

       The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement.

 EXCHANGE RATE INFORMATION

       Most of our revenues and expenses are denominated in Renminbi. This prospectus supplement and the accompanying prospectus (including the information incorporated by reference herein and therein) contain translations of Renminbi amounts into U.S. dollars at specific rates. Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus supplement were made at a rate of RMB6.6533 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on September 29, 2017. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, at the rates stated below, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade. On November 17, 2017, the noon buying rate was RMB6.6245 to US$1.00.

       The following table sets forth information concerning exchange rates between the Renminbi and the U.S. dollar for the periods indicated. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this prospectus supplement or the accompanying prospectus (including the information incorporated by reference herein or therein) or will use in the preparation of our periodic reports or any other information to be provided to you. The exchange rate refers to the exchange rate as set forth in the H.10 statistical release of the Federal Reserve Board.

	Noon buying rate
Period	Period end	Average(1)	Low	High
	(RMB per US$1.00)
2012	6.2301	6.2990	6.3879	6.2221
2013	6.0537	6.1412	6.2438	6.0537
2014	6.2046	6.1704	6.2591	6.0402
2015	6.4778	6.2869	6.4896	6.1870
2016	6.9430	6.6400	6.9580	6.4480
2017
May	6.8098	6.8843	6.9060	6.8098
June	6.7793	6.8066	6.8382	6.7793
July	6.7240	6.7694	6.8039	6.7240
August	6.5888	6.6670	6.7272	6.5888
September	6.6533	6.5690	6.6591	6.4773
October	6.6328	6.6254	6.6533	6.5712
November (through November 17)	6.6245	6.6268	6.6385	6.6018

(1)
Annual averages are calculated using the average of the rates on the last business day of each month during the relevant year. Monthly averages are calculated using the average of the daily rates during the relevant month.

 CAPITALIZATION

       The following table sets forth our capitalization as of September 30, 2017:

  •
  on an actual basis; and

  •
  on an adjusted basis giving effect to our issuance and sale of the Notes pursuant to this prospectus supplement, resulting in estimated net proceeds of US$                       million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

       The as adjusted information below is illustrative only. You should read this table in conjunction with our consolidated financial statements and the related notes as well as our unaudited interim condensed consolidated financial statements for the six months ended September 30, 2017, which are contained in Exhibit 99.1 and Exhibit 99.2, respectively, of our report on Form 6-K furnished to the SEC on November 24, 2017 and incorporated by reference in this prospectus supplement.

	As of September 30, 2017
	Actual		As adjusted
	RMB	US$	RMB	US$
	(in millions)
Cash and cash equivalents and short-term investments(1)	159,855	24,027

Short-term debt:
Current bank borrowings	7,696	1,157
Current unsecured senior notes	8,665	1,302

Total short-term debt	16,361	2,459

Long-term debt:
Non-current bank borrowings	30,971	4,655
Non-current unsecured senior notes (other than Notes issued in connection with this offering)	44,402	6,674
Notes issued in connection with this offering	—	—

Total long-term debt	75,373	11,329

Total mezzanine equity	898	135

Total shareholders' equity	322,172	48,423

Total capitalization(2)	398,443	59,887

(1)
Includes both cash and cash equivalents and short-term investments, which primarily comprise fixed deposits with original maturities of between three months and one year.
(2)
Equals the sum of total long-term debt, total mezzanine equity and total shareholders' equity.

DESCRIPTION OF THE NOTES

       Alibaba Group Holding Limited, a holding company incorporated under the laws of the Cayman Islands, will issue US$              in aggregate principal amount of              % notes due 20       (the "20       Notes"), US$              in aggregate principal amount of              % notes due 20        (the "20       Notes") and US$              in aggregate principal amount of              % notes due 20       (the "20       Notes," together with the 20       Notes and the 20       Notes, the "Notes") under an indenture, as supplemented by a First Supplemental Indenture, a Second Supplemental Indenture and a Third Supplemental Indenture (as so supplemented, the "Indenture") to be dated as of              , 2017 between itself and The Bank of New York Mellon, as trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

       Certain terms used in this description are defined under the subheading "— Certain Definitions." In this description, the words "Company," "we" and "our" refer only to Alibaba Group Holding Limited and not to any of its Controlled Entities (as defined below).

       The following description is only a summary of the material provisions of the Indenture and the Notes, does not purport to be complete and is qualified in its entirety by reference to the provisions thereof, including the definitions of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. A form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. You may also request copies of the Indenture from us at our address set forth under "Where You Can Find More Information" in the accompanying prospectus. This summary supplements the description of the debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

Principal, Maturity and Interest

       The Company will issue the 20       Notes initially with an aggregate principal amount of US$              , the 20        Notes initially with an aggregate principal amount of US$              and the 20       Notes initially with an aggregate principal amount of US$              . The 20        Notes, the 20       Notes and the 20       Notes will mature on              , 20       ,              , 20       , and              , 20        , respectively. Interest on the 20       Notes, the 20        Notes and the 20       Notes will accrue at the rate of       %,       % and       % per annum, respectively, and will be payable semiannually in arrears on June              and December              , commencing on June              , 2018 to the holders of record of those Notes on the immediately preceding June              or December              , respectively. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Additional Notes

       We may issue additional notes (the "Additional Notes") under the Indenture. The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture for the applicable series, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the Notes," references to the Notes include any Additional Notes actually issued. We will not issue any Additional Notes unless the Additional Notes are fungible with the outstanding Notes of the applicable series for U.S. federal income tax purposes.

Denomination

       The Notes shall be denominated in minimum principal amounts of US$200,000 and in integral multiples of US$1,000 in excess thereof. The Notes will be issued in registered global form.

Ranking

       The Notes will be our senior unsecured obligations and will (i) rank senior in right of payment to all of our existing and future indebtedness expressly subordinated in right of payment to the Notes and (ii) rank at least equally in right of payment with all of our existing and future unsecured unsubordinated indebtedness (subject to any priority rights pursuant to applicable law). Secured debt and other secured obligations of the Company will be effectively senior to the Notes to the extent of the value of the assets securing such debt or other obligations. As of September 30, 2017, without giving effect to the offering of the Notes and the use of proceeds therefrom, we had US$5.8 billion of bank borrowings outstanding, of which US$0.7 billion was secured indebtedness, and US$8.0 billion of unsecured senior notes outstanding.

       All of our operations are conducted through our Controlled Entities. Claims of creditors of such Controlled Entities that are not guarantors of our obligations, including trade creditors and creditors holding indebtedness or guarantees issued by such Controlled Entities, and claims of preferred stockholders of such Controlled Entities generally will have priority with respect to the assets and earnings of such Controlled Entities over the claims of our creditors, including holders of the Notes. Accordingly, the Notes will be effectively structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of our Controlled Entities that are not guarantors. As of September 30, 2017, without giving effect to the offering of the Notes and the use of proceeds therefrom, the total amount of bank borrowings of the Controlled Entities was US$1.8 billion.

No Guarantee

       The Notes are not guaranteed by any of our existing Subsidiaries or Consolidated Affiliated Entities, who together hold substantially all of our operating assets and conduct substantially all of our business. Additionally, the Indenture governing the Notes will not contain any obligation for any of our existing or future Subsidiaries or Consolidated Affiliated Entities to guarantee the Notes. In the future we and our Subsidiaries or Consolidated Affiliated Entities may enter into credit facilities, including revolving credit facilities, secured by our assets or the assets of, or guaranteed by, such Subsidiaries or Consolidated Affiliated Entities without obligating such Subsidiaries or Consolidated Affiliated Entities to provide security or guarantees in respect of the Notes. See "Risk Factors — Risks Related to the Notes — The Notes will be structurally subordinated to all obligations of our existing and future subsidiaries and consolidated affiliated entities."

Optional Redemption

       We may redeem the 20       Notes at any time prior to              , 20       , the 20       Notes at any time prior to              , 20       , and the 20       Notes at any time prior to              , 20       , in each case, in whole or in part, upon giving not less than 30 days nor more than 60 days' notice to holders of the applicable Notes (which notice shall be irrevocable), at a redemption amount equal to the greater of:

  •
  100% of the principal amount of the applicable Notes to be redeemed; and

  •
  the "make-whole amount," which means the amount determined by the Paying Agent on the fifth Business Day before the redemption date equal to the sum of (i) the present value of the principal amount of the applicable Notes to be redeemed, assuming a scheduled repayment thereof on the stated maturity date, plus (ii) the present value of the remaining scheduled payments of interest on such Notes to and including the stated maturity date (exclusive of interest accrued to the redemption date), in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus              basis points in the case of the 20       Notes, plus              basis points in the case of the 20       Notes, and plus              basis points in the case of the 20       Notes;

plus, in each case, accrued and unpaid interest, if any, on such Notes to, but not including, the redemption date; provided that the principal amount of any series of the applicable Notes that remain outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.

       In addition, we may, upon giving not less than 30 days' nor more than 60 days' notice to holders of the applicable Notes (which notice shall be irrevocable) redeem the 20        Notes from and after              , 20       , the 20       Notes from and after              , 20       , and the 20       Notes from and after               , 20       , in each case, in whole or in part, at a redemption price equal to 100% of the principal amount of the applicable Notes to be redeemed plus accrued and unpaid interest, if any, on such Notes to, but not including, the redemption date.

       "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable Notes to be redeemed.

       "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all quotations obtained.

       "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

       "Reference Treasury Dealer" means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by us in good faith.

       "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth Business Day before such redemption date.

       "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth Business Day before such redemption date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

       The notice of redemption will be sent at least 30 days but not more than 60 days before the redemption date to each holder of record of the applicable Notes to be redeemed at its registered address (or in the case of Global Notes, delivered to DTC). The notice of redemption for the applicable Notes will state, among other things, the amount of the applicable Notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of applicable Notes to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on the applicable Notes that have been called for redemption at the redemption date.

       If less than all of the Notes are to be redeemed, the Notes for redemption will be selected as follows:

  •
  if the Notes are listed on any securities exchange, in compliance with the requirements of the securities exchange on which the Notes are then traded or if the Notes are held through the clearing systems, in compliance with the requirements of the applicable clearing systems; or

  •
  if the Notes are not listed on any securities exchange, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate, unless otherwise required by law.

       In any case in which the date of the payment of principal of, premium (if any) or interest on the Notes (including any payment to be made on any date fixed for redemption or purchase of any Note) is not a Business Day at a place of payment, then payment of principal, premium (if any) or interest need not be made on such date but may be made on the next succeeding Business Day in such place. Any payment made on such Business Day will have the same force and effect as if made on the date on which such payment is due, and no interest on the Notes will accrue for the period after such date.

Repurchase Upon Triggering Event

       If a Triggering Event occurs, unless we have exercised our right to redeem the Notes as described under the heading "— Tax Redemption" or under the heading "— Optional Redemption," we will be required to make an offer to repurchase all or, at the holder's option, any part (equal to US$200,000 or multiples of US$1,000 in excess thereof), of each holder's Notes pursuant to the offer described below (the "Triggering Event Offer"). In the Triggering Event Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase (the "Triggering Event Payment").

       Within 30 days following a Triggering Event, we will be required to send a notice to holders of the Notes, with a copy to the Trustee, describing the transaction or transactions that constitute the Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent (the "Triggering Event Payment Date"), pursuant to the procedures required by the Notes and described in such notice.

       On the Triggering Event Payment Date, we will be required, to the extent lawful, to:

  •
  accept for payment all Notes or portions of Notes properly tendered pursuant to the Triggering Event Offer;

  •
  deposit with the Paying Agent one Business Day prior to the Triggering Event Payment Date an amount of cash in U.S. dollars equal to the Triggering Event Payment in respect of all Notes or portions of Notes properly tendered at least three Business Days prior to the Triggering Event Payment Date; and

  •
  deliver or cause to be delivered to the Paying Agent the Notes properly accepted together with an officer's certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by us.

       The Paying Agent will be required to promptly send to each holder who properly tendered Notes the purchase price for the Notes properly tendered, and the Trustee will be required to promptly authenticate and send (or cause to be transferred by book-entry) to each such holder a new Note equal in principal amount equal to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of US$200,000 or a multiple of US$1,000 in excess thereof (or, if less, the remaining principal amount thereof).

       We will not be required to make a Triggering Event Offer upon a Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, we will be required to make a Triggering Event Offer treating the date of such termination or default as though it were the date of the Triggering Event.

       We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), to the extent applicable, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Triggering Event Offer provisions of the Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Triggering Event Offer provisions of the Notes by virtue of any such conflict.

       There can be no assurance that we will have sufficient funds available at the time of a Triggering Event to consummate a Triggering Event Offer for all Notes then outstanding (or all Notes properly tendered by the holders of the Notes) and pay the Triggering Event Payment. We may also be prohibited by terms of other indebtedness or agreements from repurchasing the Notes upon a Triggering Event, which would require us to repay the relevant indebtedness or terminate the relevant agreement before we can proceed with a Triggering Event Offer, and there can be no assurance that we will be able to effect such repayment or termination.

       "Triggering Event" means (A) any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof ("Change in Law") that results in (x) the Group (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in our consolidated financial statements for the most recent fiscal quarter and (y) we being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in our consolidated financial statements for the most recent fiscal quarter prior to such Change in Law and (B) we have not furnished to the Trustee, prior to the date that is twelve months after the date of the Change in Law, an opinion from an independent financial advisor or an independent legal counsel stating either that (1) we are able to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in our consolidated financial statements for the most recent fiscal quarter prior to such Change in Law (including after giving effect to any corporate restructuring or reorganization plan of ours) or (2) such Change in Law would not materially adversely affect our ability to make principal, premium (if any) and interest payments on the Notes when due.

       The definition of Triggering Event includes a phrase relating to operating "substantially all" or deriving "substantially all" of the economic benefits from, the business operations conducted by the Group. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the Notes as a result of a Triggering Event may be uncertain.

Tax Redemption

       The Notes of any series may be redeemed at any time, at our option, in whole but not in part, upon notice as described below, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, if (i) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined below) (or, in the case of Additional Amounts payable by a successor Person to us, the applicable Successor Jurisdiction (as defined below)), or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date of the applicable Notes (or, in the case of Additional Amounts payable by a successor Person to us, the date on which such successor Person to us became such pursuant to the Indenture) (a "Tax Change"), we or any such successor Person to us is, or would be, obligated to pay Additional Amounts upon the next payment of principal, premium (if any) or interest in respect of the Notes and (ii) such obligation cannot be avoided by us or any such successor Person to us taking reasonable measures available to it, provided that changing our or such successor Person's jurisdiction of organization or tax residency is not a reasonable measure for purposes of this section.

       Prior to the giving of any notice of redemption of the Notes of any series pursuant to the foregoing, we or any such successor Person to us shall deliver to the Trustee (i) a notice of such redemption election, (ii) an opinion of an independent legal counsel or an opinion of an independent tax consultant to the effect that we or any such successor Person to us is, or would become, obligated to pay such Additional Amounts as the result of a Tax Change and (iii) an officer's certificate from us or any such successor Person to us, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by us or any such successor Person to us taking reasonable measures available to it.

       Notice of such a redemption of the Notes of any series shall be given to the holders of the Notes not less than 30 days nor more than 60 days prior to the date fixed for redemption. Notice having been given, the Notes shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, at the place or places of payment and in the manner specified in the Notes or the Indenture. From and after the redemption date, if moneys for the redemption of the Notes shall have been made available as provided in the Indenture for redemption on the redemption date, the Notes shall cease to bear interest, and the only right of the holders of the

Notes shall be to receive payment of the redemption price and accrued and unpaid interest, if any, to, but not including, the date fixed for redemption.

Payment of Additional Amounts

       All payments of principal, premium, if any, and interest made by us in respect of the Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or within the Cayman Islands or the PRC (in each case, including any political subdivision or any authority therein or thereof having power to tax) (each, a "Relevant Jurisdiction"), unless such withholding or deduction of such Taxes is required by law. If we are required to make such withholding or deduction, we will pay such additional amounts ("Additional Amounts") as will result in receipt by each holder of the Notes of such amounts as would have been received by such holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

  (i)
  in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of the Notes and the Relevant Jurisdiction other than merely holding the Notes or receiving principal, premium (if any) or interest in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

  (ii)
  in respect of any Note presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the "relevant date" in relation to any Note means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;

  (iii)
  in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the holder or beneficial owner of any Note to comply with a timely request by us addressed to the holder or beneficial owner to provide information concerning such holder's or beneficial owner's nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder;

  (iv)
  in respect of any Taxes imposed as a result of a Note being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;

  (v)
  in respect of any estate, inheritance, gift, sale, use, value added, excise, transfer, personal property, wealth, interest equalization or similar Taxes (other than any value added Taxes imposed by the PRC or any political subdivision thereof if we were to be deemed a PRC tax resident);

  (vi)
  to any holder of a Note that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required by the laws of the Relevant Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;

  (vii)
  with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and U.S. Treasury regulations thereunder ("FATCA"), any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA or any non-U.S. law, regulation or guidance enacted or issued with respect thereto;

  (viii)
  in respect of any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any Note; or

  (ix)
  in respect of any combination of Taxes referred to in the preceding items (i) through (viii) above.

       In the event that any withholding or deduction for or on account of any Taxes is required and Additional Amounts are payable with respect thereto, at least 30 days prior to each date of payment of principal of, premium (if any) or interest on the Notes, we will furnish to the Trustee and the Paying Agent, if other than the Trustee, an officer's certificate specifying the amount required to be withheld or deducted on such payments to holders, certifying that we shall pay such amounts required to be withheld to the appropriate governmental authority and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each holder, and that we will pay to the Trustee or such Paying Agent the Additional Amounts required to be paid; provided that no such officer's certificate will be required prior to any date of payment of principal of, premium (if any) or interest on the Notes if there has been no change with respect to the matters set forth in a prior officer's certificate. The Trustee and each Paying Agent may rely on the fact that any officer's certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any Taxes is required. We covenant to indemnify the Trustee and any Paying Agent for and to hold them harmless against any loss or liability incurred without fraud, gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such officer's certificate furnished pursuant to this paragraph or on the fact that any officer's certificate contemplated by this paragraph has not been furnished.

       Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any Note, such mention shall be deemed to include the payment of Additional Amounts provided for in the Indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the Indenture.

       The foregoing provisions shall apply in the same manner with respect to the jurisdiction in which any successor Person to us is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a "Successor Jurisdiction"), substituting such Successor Jurisdiction for the Relevant Jurisdiction.

       Our obligation to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of the Indenture.

Certain Covenants

       The Indenture contains covenants including, among others, the following:

Limitation on Liens

       The Company will not create or have outstanding, and we will ensure that none of our Principal Controlled Entities will create or have outstanding, any Lien upon the whole or any part of their respective present or future assets securing any Relevant Indebtedness, or create or have outstanding any guarantee or indemnity in respect of any Relevant Indebtedness either of us or of any Principal Controlled Entity, without (i) at the same time or prior thereto securing or guaranteeing the Notes, as applicable, equally and ratably therewith or (ii) providing such other security or guarantees for the Notes as shall be approved by an act of the holders of the Notes holding at least a majority of the principal amount of the Notes then outstanding.

       The foregoing restriction will not apply to:

  (i)
  any Lien arising or already arisen automatically by operation of law which is timely discharged or disputed in good faith by appropriate proceedings;

  (ii)
  any Lien in respect of the obligations of any Person which becomes a Principal Controlled Entity or which merges with or into us or a Principal Controlled Entity after the date of the Indenture which is in existence at the date on which it becomes a Principal Controlled Entity or merges with or into us or a Principal Controlled Entity;

  (iii)
  any Lien created or outstanding in favor of us or any Lien created by any of our Controlled Entities in favor of any of our other Controlled Entities;

  (iv)
  any Lien in respect of Relevant Indebtedness of us or any Principal Controlled Entity with respect to which we or such Principal Controlled Entity has paid money or deposited money or securities with a fiscal agent, trustee or depository to pay or discharge in full the obligations of us or such Principal Controlled Entity in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full);

  (v)
  any Lien created in connection with Relevant Indebtedness of us or any Principal Controlled Entity denominated in Chinese Renminbi and initially offered, marketed or issued primarily to Persons resident in the PRC;

  (vi)
  any Lien created in connection with a project financed with, or created to secure, Non-recourse Obligations; or

  (vii)
  any Lien arising out of the refinancing, extension, renewal or refunding of any Relevant Indebtedness secured by any Lien permitted by the foregoing clause (ii), (v), (vi) or this clause (vii); provided that such Relevant Indebtedness is not increased beyond the principal amount thereof (together with the costs of such refinancing, extension, renewal or refunding, including any accrued interest and prepayment premiums or consent fees) and is not secured by any additional property or assets.

Consolidation, Merger and Sale of Assets

       We may not consolidate with or merge into any other Person in a transaction in which the Company is not the surviving entity, or convey, transfer or lease our properties and assets substantially as an entirety to, any Person unless:

  (i)
  any Person formed by such consolidation or into or with which we are merged or to whom we have conveyed, transferred or leased our properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the British Virgin Islands, the Cayman Islands, the PRC or Hong Kong and such Person expressly assumes by an indenture supplemental to the Indenture all of the Company's obligations under the Indenture and the Notes, including the obligation to pay Additional Amounts with respect to any jurisdiction in which it is organized or resident for tax purposes;

  (ii)
  immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

  (iii)
  the Company shall have delivered to the Trustee an officer's certificate and an opinion of independent legal counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture complies with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Listing of the Notes

       Approval-in-principle has been received for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made or opinions or reports contained in this prospectus supplement. Approval in-principle granted by the SGX-ST for the listing of the Notes on the SGX-ST is not to be taken as an indication of the merits of the offering, us, our subsidiaries or affiliates or the Notes. The Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000 for so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require.

       For so long as the Notes are listed and quoted on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption, in the event that a Global Note is exchanged for definitive Notes. In addition, in the event that a Global Note is exchanged for definitive Notes, an announcement of such exchange shall be made by or on behalf of us through the SGX-ST and such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying agent in Singapore.

Open Market Purchases

       We or any of our Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the Indenture. The Notes so purchased, while held by or on behalf of us or any of our Controlled Entities, shall not be deemed to be outstanding for the purposes of determining whether the holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder.

Modification and Waiver

       The Indenture contains provisions permitting us and the Trustee, without the consent of the holders of a series of Notes, to execute supplemental indentures for certain enumerated purposes in the Indenture and, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes of such series then outstanding, to add, change, eliminate or modify in any way the provisions of the Indenture or to change or modify in any manner the rights of the holders of the Notes. The Trustee and we may not, however, without the consent of each holder of such series of Notes:

  (i)
  change the Stated Maturity of the principal or premium, if any, or any installment of interest of such Notes;

  (ii)
  reduce the principal amount of, payments of interest on or stated time for payment of interest on such Notes;

  (iii)
  change any obligation of ours to pay Additional Amounts with respect to such Notes;

  (iv)
  change the currency of payment of the principal of, premium (if any) or interest on such Notes;

  (v)
  impair the right to institute suit for the enforcement of any payment due on or with respect to such Notes;

  (vi)
  reduce the above stated percentage of outstanding Notes of such series necessary to modify or amend the Indenture;

  (vii)
  reduce the percentage of the aggregate principal amount of outstanding Notes of such series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

  (viii)
  modify the provisions of the Indenture with respect to modification and waiver;

  (ix)
  amend, change or modify any provision of the Indenture or the related definitions affecting the ranking of the Notes in a manner which adversely affects the holders of such series of Notes; or

  (x)
  reduce the amount of the premium payable upon the redemption or repurchase any of such series of Notes or change the time at which any of the Notes of such series may be redeemed or repurchased as described above under "— Optional Redemption," "— Tax Redemption" or "— Repurchase Upon Triggering Event" (except through amendments to the definition of "Triggering Event").

       The holders of not less than a majority in principal amount of the Notes of a series may on behalf of all holders of the Notes of such series waive any existing or past Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default (i) in the payment of principal of, premium

(if any) or interest on (or Additional Amount payable in respect of), the Notes of such series then outstanding, in which event the consent of all holders of the Notes of such series then outstanding affected thereby is required, or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of each holder of the Notes of such series then outstanding affected thereby. Any such waivers will be conclusive and binding on all holders of the Notes of such series, whether or not they have given consent to such waivers, and on all future holders of Notes of such series, whether or not notation of such waivers is made upon the Notes of such series. Any instrument given by or on behalf of the Notes of such series in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of the Notes of such series.

       Notwithstanding the foregoing, without the consent of any holder of the Notes of such series, the Trustee and we may amend the Indenture and the Notes of such series to, among other things:

  (i)
  cure any ambiguity, omission, defect or inconsistency contained in the Indenture; provided, however, that such amendment does not materially and adversely affect the rights of holders of such series of Notes;

  (ii)
  evidence the succession of another corporation, partnership, trust or other entity to the Company in accordance with the terms described under "— Certain Covenants — Consolidation, Merger and Sale of Assets," or successive successions, and the assumption by such successor of the covenants and obligations of the Company contained in such series of Notes and in the Indenture;

  (iii)
  comply with the rules of any applicable depository;

  (iv)
  secure such series of Notes;

  (v)
  add to the covenants and agreements of the Company and to add Events of Default, in each case, for the protection or benefit of the holders of such series of Notes, or to surrender any right or power herein conferred upon the Company;

  (vi)
  make any change in such series Notes that does not adversely affect the legal rights under the Indenture of any holder of the Notes in any material respect;

  (vii)
  evidence and provide for the acceptance of an appointment under the Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms thereof;

  (viii)
  conform the text of the Indenture or such series of Notes to any provision of this "Description of the Notes" to the extent that such provision in this offering memorandum was intended to be a verbatim recitation of a provision of the Indenture or Notes as evidenced by an officer's certificate;

  (ix)
  make any amendment to the provisions of the Indenture relating to the transfer and legending of such series of Notes as permitted by the Indenture, including, but not limited to, facilitating the issuance and administration of such series of Notes or, if incurred in compliance with the Indenture, Additional Notes; provided, however, that (A) compliance with the Indenture as so amended would not result in such series of Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer the Notes of such series;

  (x)
  make any amendment to the Indenture necessary to qualify the Indenture under the Trust Indenture Act;

  (xi)
  establish the form and terms of and to provide for the issuance of any Additional Notes permitted under the Indenture, or add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as set forth in the indenture, or other conditions, limitations or restrictions thereafter to be observed; and

  (xii)
  add guarantors or co-obligors with respect to the Notes of such series (including in connection with the "— Certain Covenants — Limitations on Liens" provision above).

       The consent of the holders of the Notes of such series is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any holder given in connection with a tender of such holder's Notes of such series will not be rendered invalid by such tender. After an amendment, supplement or waiver under the Indenture becomes effective, we are required to give to the holders of such series of Notes a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

Payments for Consent

       We will not, and will not permit any of our Controlled Entities to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes of such series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes of such series unless such consideration is offered to be paid and is paid to all holders of the relevant Notes of such series that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of Default

       Each of the following will be defined as an "Event of Default" under the Indenture with respect to the applicable series of Notes:

  (i)
  failure to pay principal or premium in respect of the Notes when due and payable (whether at Stated Maturity or upon repurchase, acceleration, redemption or otherwise);

  (ii)
  failure to pay interest on the Notes (including any additional interest) within 30 days after such interest becomes due and payable;

  (iii)
  default in the performance of or breach our obligations under the "— Certain Covenants — Consolidation, Merger and Sale of Assets" covenant;

  (iv)
  default in the performance of or breach any covenant or agreement in the Indenture or under the Notes (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the Notes;

  (v)
  the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of us or any Principal Controlled Entity in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging us or any Principal Controlled Entity bankrupt or insolvent, or approving as final and nonappealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of us or any Principal Controlled Entity under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any Principal Controlled Entity or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

  (vi)
  the commencement by us or any Principal Controlled Entity of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by us or any Principal Controlled Entity to the entry of a decree or order for relief in respect of us or any Principal Controlled Entity in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against us or any Principal Controlled

    Entity, or the filing by us or any Principal Controlled Entity of a petition or answer or consent seeking reorganization or relief with respect to us or any Principal Controlled Entity under any applicable bankruptcy, insolvency or other similar law, or the consent by us or any Principal Controlled Entity to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any Principal Controlled Entity or of any substantial part of their respective property pursuant to any such law, or the making by us or any Principal Controlled Entity of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by us or any Principal Controlled Entity in writing of our inability to pay our debts generally as they become due, or the taking of corporate action by us or any Principal Controlled Entity that resolves to commence any such action; and

  (vii)
  the Notes or the Indenture is or becomes or is claimed by us to be unenforceable, invalid or ceases to be in full force and effect other than is permitted by the Indenture.

       However, a default under clause (iv) of the preceding paragraph will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the then outstanding Notes of such series provide written notice to us of the default and we do not cure such default within the time specified in clause (iv) of the preceding paragraph after receipt of such written notice.

       If an Event of Default (other than an Event of Default described in clauses (v) or (vi) above) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding by written notice may declare the unpaid principal amount of the Notes of such series and any accrued and unpaid interest thereon (and any Additional Amount payable in respect thereof) to be due and payable immediately upon receipt of such notice. If an Event of Default described in clauses (v) or (vi) above shall occur, the unpaid principal amount of all the Notes then outstanding and any accrued and unpaid interest thereon will automatically, and without any declaration or other action by the Trustee or any holder of the Notes, become immediately due and payable. After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of at least a majority in aggregate principal amount of the Notes of such series may, under certain circumstances, waive all past defaults and rescind and annul such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default, other than the non-payment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. For information as to waiver of defaults, see "— Modification and Waiver."

       Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture at the request, order or direction of any of the holders of Notes, unless such holders shall have offered to the Trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain provisions, including those requiring pre-funding, security and/or indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Notes of such series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. No holder of the Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of such series, (ii) the holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding have made written request to the Trustee to institute such proceeding, (iii) such holder or holders have offered pre-funding, security and/or indemnity satisfactory to the Trustee and (iv) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the Notes of such series then outstanding a written direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a Note for the enforcement of the right to receive payment of the principal of, premium (if any) or interest on the Notes on or after the applicable due date specified in the Notes.

Satisfaction and Discharge

       The Indenture will be discharged and will cease to be of further effect with respect to a series of Notes when:

  (1)
  either:

  (a)
  all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes of such series that have been replaced or paid and Notes of such series for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the Paying Agent for cancellation; or

  (b)
  all Notes of such series that have not been delivered to the Paying Agent for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the Notes of such series, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants), without consideration of any reinvestment of interest, to pay and discharge the entire outstanding amount of the Notes of such series not delivered to the Paying Agent for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default under the Indenture has occurred and is continuing with respect to the Notes of such series on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (3)
  we have paid or caused to be paid all sums payable by us under the Indenture with respect to the Notes of such series; and

  (4)
  we have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

       In addition, we must deliver an officer's certificate and an opinion of independent legal counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

NDRC Post-issue Filing

       We will notify the Trustee if we do not file or cause to be filed with the National Development and Reform Commission of the PRC (the "NDRC") the requisite information and documents required to be filed with the NDRC within 10 PRC Business Days after the Closing Date in accordance with the Registration Certificate of Enterprise Foreign Debt Filing issued by the General Office of the NDRC on October 24, 2017 pursuant to the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations issued by the NDRC on September 14, 2015, the Approval of Foreign Debt Quota Administration Reform Trial Enterprise (Second Batch) for 2017 issued by the NDRC on March 22, 2017, and any implementation rules as issued by the NDRC as in effect at such time (the "Post-Issuance Filing"). Such notification to the Trustee will be made within 10 PRC Business Days after such failure to complete the Post-Issuance Filing.

       "PRC Business Day" means a day other than a Saturday, Sunday or a day on which banking institutions in the PRC are authorized or obligated by law, regulation or executive order to remain closed.

Legal Defeasance and Covenant Defeasance

       The Indenture will provide that we may at our option and at any time elect to have all of our obligations discharged with respect to the Notes of any series ("Legal Defeasance") except for:

  (1)
  the rights of holders of the Notes of such series that are then outstanding to receive payments in respect of the principal of, or interest or premium on the Notes of such series when such payments are due from the trust referred to below;

  (2)
  our obligations with respect to the Notes of such series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and our obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the Indenture.

       The Indenture will provide that, we may, at our option and at any time, elect to have our obligations with respect to the outstanding Notes of any series released with respect to certain covenants (including our obligations under the headings "— Certain Covenants — Limitation on Liens," "— Certain Covenants — Consolidation, Merger and Sale of Assets" and "— Payments for Consent") that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption "— Events of Default" will no longer constitute an Event of Default.

       The Indenture will also provide that, in order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  we must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes of that series subject to Legal Defeasance or Covenant Defeasance, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants) to pay the principal of, or interest and premium on the Notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and we must specify whether the Notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, we must deliver to the Trustee an opinion of independent legal counsel reasonably acceptable to the Trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent legal counsel will confirm that, the holders of the then outstanding Notes of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, we must deliver to the Trustee an opinion of independent legal counsel reasonably acceptable to the Trustee confirming that the holders of the then outstanding Notes of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default with respect to the Notes must have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (5)
  we must deliver to the Trustee an officer's certificate stating that the deposit was not made by us with the intent of preferring the holders of the Notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

  (6)
  we must deliver to the Trustee an officer's certificate and an opinion of independent legal counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

No Sinking Fund

       The Notes will not be subject to, nor entitled to the benefit of, any sinking fund.

Transfer

       The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Book-Entry; Delivery and Form

       The Notes shall be denominated in minimum principal amounts of US$200,000 and in integral multiples of US$1,000 in excess thereof. The Notes will be issued in definitive, fully registered global form without interest coupons, collectively referred to herein as the "Global Notes." The Notes will be issued at the closing of this offering only against payment in immediately available funds. The Global Notes will be deposited upon issuance with The Bank of New York Mellon as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a Direct or Indirect Participant in DTC as described below.

       Unless and until exchanged in whole or in part for definitive Notes in registered certificated form ("Certificated Notes"), the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

  Depository Procedures

       The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

       DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the

Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

       DTC has also advised us that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Underwriters with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

       Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

       We understand that, under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the Global Notes, is entitled to take, DTC would authorize the Participants to take such action, and that Participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

       Except as described below, owners of an interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

       Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

       DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

       Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

       DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for Certified Notes, and to distribute the Notes to its Participants.

       Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among Participants, it is under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

       A Global Note is exchangeable for Certificated Notes if:

  (1)
  DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed within 90 days;

  (2)
  the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing a Default with respect to the Notes.

       In all cases, Certificated Notes delivered in exchange for any Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

  Same Day Settlement and Payment

       The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The Company will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

The Trustee

       The Trustee under the Indenture is The Bank of New York Mellon. Pursuant to the Indenture, The Bank of New York Mellon will be designated by us as the initial paying and transfer agent and registrar (together, the "Agents") for the Notes. The corporate trust office of the Trustee is currently located at 101 Barclay Street, New York, NY 10286, United States of America.

       The Indenture provides that the Trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth therein. If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

       Whenever the Trustee shall have discretion or permissive power in accordance with the Indenture or the law, the Trustee may decline to exercise the same in the absence of approval by the holders and shall have no obligation to exercise the same unless it has received pre-funding, been indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims, actions or demands to which it may render itself liable and all costs, damages, charges, expenses and liabilities which it may incur by so doing. Neither the Trustee nor any of the Agents shall in any event be responsible for indirect, special, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable, even if advised of the possibility of such loss of damage and regardless of the form of action).

       Subject to the terms of the Indenture and the Trust Indenture Act, the Trustee is permitted to engage in other transactions with the Company and its affiliates and can profit therefrom without being obliged to account for such profit; and the Trustee shall not be under any obligation to monitor any conflict of interest, if any, which may arise between itself and such other parties. The Company has custodial arrangements with the Trustee and/or its affiliates. The Company may enter into similar or other banking relationships with the Trustee or its affiliates in the future in the normal course of business. In addition, the Trustee acts as trustee and as paying agent and registrar with respect to other debt securities issued by the Company and may do so for future issuances of debt securities by the Company as well. The Trustee may have an interest in, or may be providing, or may in the future provide financial services to other parties.

No Personal Liability of Directors, Officers, Employees and Stockholders

       No director, officer, employee, incorporator or stockholder of the Company will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the U.S. Securities and Exchange Commission that such a waiver is against public policy.

Currency Indemnity

       To the fullest extent permitted by law, our obligations to any holder of Notes under the Indenture shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than U.S. dollars (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such holder or the Trustee, as the case may be, of any amount in the Judgment Currency, such holder or the Trustee, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder or the Trustee, as the case may be, in the Agreement Currency, we agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder, such holder or the Trustee, as the case may be, agrees to pay to or for our account such excess, provided that such holder shall not have any obligation to pay any such excess as long as a default by us in our obligations under the Indenture or the Notes of the applicable series has occurred and is continuing, in which case such excess may be applied by such holder to such obligations.

Governing Law and Consent to Jurisdiction

       The Indenture and the Notes will be governed by and will be construed in accordance with the laws of the State of New York.

       We have agreed that any action arising out of or based upon the Indenture may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action. We have appointed Corporation Service Company as our agent upon which process may be served in any such action.

       We have agreed that, to the extent that we are or become entitled to any sovereign or other immunity, we will waive such immunity in respect of our obligations under the Indenture and the Notes.

Certain Definitions

       Set forth below are definitions of certain of the terms used herein. Additional terms are defined elsewhere above or in the Indenture.

       "Business Day" means a Monday, Tuesday, Wednesday, Thursday or Friday, unless banking institutions or trust companies in The City of New York, Hong Kong, Singapore or Beijing are authorized or obligated by law, regulation or executive order to remain closed on such day.

       "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

       "Company" means Alibaba Group Holding Limited, an exempted company incorporated under the laws of the Cayman Islands.

       "Consolidated Affiliated Entity" of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of ours.

       "Controlled Entity" of any Person means a Subsidiary or a Consolidated Affiliated Entity of such Person.

       "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

       "Group" means the Company and our Controlled Entities.

       "holder" in relation to a Note, means the Person in whose name a Note is registered in the security register for the registration and the registration of transfer or of exchange of the Notes.

       "Lien" means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

       "Non-recourse Obligation" means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any of our Controlled Entities or (2) the financing of a project involving the purchase, development, improvement or expansion of properties of ours or any of our Controlled Entities, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any of our Controlled Entities of ours or to our or any such Controlled Entity's assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

       "Paying Agent" means The Bank of New York Mellon or its successor as paying agent under the Indenture.

       "Person" means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

       "PRC" means the People's Republic of China, excluding, for purposes of this definition, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

       "Preferred Shares," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

       "Principal Controlled Entities" at any time shall mean one of our Controlled Entities

  (i)
  as to which one or more of the following conditions is/are satisfied:

  (a)
  its total revenue or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated total revenue attributable to the Group is at least 5% of the Group's consolidated total revenue;

  (b)
  its net profit or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated net profit attributable to the Group (in each case before taxation and exceptional items) is at least 5% of the Group's consolidated net profit (before taxation and exceptional items); or

  (c)
  its net assets or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated net assets attributable to the Group (in each case after deducting minority interests in Subsidiaries) are at least 10% of the Group's consolidated net assets (after deducting minority interests in Subsidiaries of the Company);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of our Controlled Entity and our then latest audited consolidated financial statements;

provided that, in relation to paragraphs (a), (b) and (c) above:

    (1)
    in the case of a corporation or other business entity becoming a Controlled Entity after the end of the financial period to which our latest consolidated audited accounts relate, the reference to our then latest consolidated audited accounts and our Controlled Entities for the purposes of the calculation above shall, until our consolidated audited accounts for the financial period in which the relevant corporation or other business entity becomes a Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of us and our Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Controlled Entity which itself has Controlled Entities) of such Controlled Entity in such accounts;

    (2)
    if at any relevant time in relation to us or any Controlled Entity which itself has Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of us and/or any such Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of us;

    (3)
    if at any relevant time in relation to any Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Controlled Entity prepared for this purpose by or on behalf of us; and

    (4)
    if the accounts of any Controlled Entity (not being a Controlled Entity referred to in proviso (1) above) are not consolidated with our accounts, then the determination of whether or not such Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with our consolidated accounts (determined on the basis of the foregoing); or

  (ii)
  that Principal Controlled Entity merges with or into, or to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (i) above) and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

       An officer's certificate delivered to the Trustee certifying in good faith as to whether or not a Controlled Entity is a Principal Controlled Entity shall be conclusive in the absence of manifest error.

       "Registrar" means The Bank of New York Mellon or its successor as registrar under the Indenture.

       "Relevant Indebtedness" means any indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures, or other securities which for the time being are, or are intended to be or are commonly, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market, but shall exclude any bank debt, bank loans or securitizations.

       "Stated Maturity" means, when used with respect to any debt security or any installment of principal thereof or interest thereon, the date specified in such debt security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such debt security or such installment of principal or interest is due and payable.

       "Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), voting at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

       "Trustee" means The Bank of New York Mellon or its successor as trustee under the Indenture.

       "U.S. GAAP" refers to generally accepted accounting principles in the United States of America.

       "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

TAXATION

       This summary is based on the laws of the Cayman Islands, Hong Kong, the PRC and the United States in effect on the date of this prospectus supplement, which are subject to changes (or changes in interpretation), possibly with retroactive effect. Prospective investors are urged to consult their tax advisors regarding the tax consequences of owning and disposing of the Notes.

Cayman Islands Taxation

       The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands. The Cayman Islands are not party to any double tax treaties that are applicable to any payments made to or by our company.

       Payments of interest and principal on the Notes will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal to any holder of the Notes, nor will gains derived from the disposal of the Notes be subject to Cayman Islands income or corporation tax. No stamp duty is payable in respect of the issue of the Notes. An instrument of transfer in respect of a Note will be stampable if executed in or brought into the Cayman Islands.

Hong Kong Taxation

Withholding tax

       No withholding tax in Hong Kong is payable on payments of principal or interest with respect to the Notes or in respect of any capital gains arising from the sale of the Notes.

Profits tax

       Hong Kong profits tax is charged on every person carrying on a trade, profession or business in Hong Kong with respect to assessable profits arising in or derived from Hong Kong from such trade, profession or business (excluding profits arising from the sale of capital assets).

       Under the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) (the "Inland Revenue Ordinance") as it is currently applied, Hong Kong profits tax may be charged on revenue profits arising on the sale, disposal or redemption of the Notes where such sale, disposal or redemption is or forms part of a trade, profession or business carried on in Hong Kong.

       Interest on the Notes will be subject to Hong Kong profits tax where such interest has a Hong Kong source, and is received by or accrues to:

  (a)
  a financial institution (as defined in the Inland Revenue Ordinance) and arises through or from the carrying on by the financial institution of its business in Hong Kong; or

  (b)
  a corporation carrying on a trade, profession or business in Hong Kong and where the interest is derived from Hong Kong; or

  (c)
  a person, other than a corporation, carrying on a trade, profession or business in Hong Kong and such interest is with respect to the funds of the trade, profession or business and where the interest is derived from Hong Kong.

Stamp duty

       No Hong Kong stamp duty will be chargeable upon the issue, or subsequent transfer of the Notes (for so long as the register of holders of the Notes is maintained outside Hong Kong).

People's Republic of China Taxation

Regulations on PRC Income Tax

       Under the PRC Enterprise Income Tax Law and its implementation rules, enterprises established outside the PRC whose "de facto management bodies" are located in the PRC are considered as "resident enterprises" for PRC tax purposes. The implementation rules define the term "de facto management body" as a management body that exercises full and substantial control and management over the manufacturing and business operation, personnel, accounting and properties of an enterprise.

       In April 2009, the State Administration of Taxation issued a circular that sets out the standards and procedures for recognizing the location of the "de facto management body" of an enterprise that is registered and incorporated under the laws of a foreign country or territory outside of the PRC and that has Chinese enterprises or Chinese enterprise groups as its primary controlling investors, or a Chinese funded enterprise. Under the circular, a Chinese funded enterprise is considered as a resident enterprise if all of the following apply: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise's financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise's primary assets, accounting books and records, company seals, and board and shareholders meeting minutes are located or maintained in the PRC; and (iv) 50% or more of voting board members or senior executives habitually reside in the PRC.

       We do not believe that we meet any of the conditions outlined in the immediately preceding paragraph. Alibaba Group Holding Limited and our offshore subsidiaries are incorporated outside the PRC. As a holding company, our key assets and records, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that have been deemed a PRC "resident enterprise" by the PRC tax authorities. Accordingly, we believe that Alibaba Group Holding Limited and our offshore subsidiaries should not be treated as a "resident enterprise" for PRC tax purposes if the criteria for "de facto management body" were deemed applicable to us.

       Our PRC counsel, Fangda Partners, has advised us that if we are deemed to be a PRC resident enterprise for enterprise income tax purposes, among other things, we would be subject to the PRC enterprise income tax at the rate of 25% on our worldwide income. Furthermore, if we were deemed to be a PRC resident enterprise, we would be obligated to withhold PRC income tax of 7% on payments of interest on the Notes made to investors that are non-resident investors (including enterprises and individuals) located in Hong Kong if such Hong Kong investor is a beneficial owner under the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, or generally 10% (for non-resident enterprise investors) or 20% (for non-resident individual investors) on payments of interest on the Notes made to other non-resident investors, because the interest would be regarded as being derived from sources within the PRC. In addition, if the Company fails to do so, it may be subject to fines and other penalties. Similarly, if we were deemed to be a PRC resident enterprise, any gain realized by such non-resident investors from the transfer of the Notes would be regarded as being derived from sources within the PRC and accordingly would be subject to a 10% (for non-resident enterprise investors) or 20% (for non-resident individual investors) PRC withholding tax.

Regulations on Value-added Tax

       On March 23, 2016, the Ministry of Finance and the State Administration of Taxation promulgated the Circular of Taxation on Implementing the Pilot Program of Replacing Business Tax with Value-Added Tax in an All-round Manner, or Circular 36. Pursuant to Circular 36 and other implementation rules, the pilot scheme on levying value-added tax ("VAT") in place of business tax shall be launched nation-wide on and from May 1, 2016, and taxpayers in the financial industry shall be subject to value-added tax instead of business tax. The transfer of financial products is subject to value-added tax at the rate of 6%. Circular 36 is a relatively new regulation and there remains uncertainty with respect to the application of Circular 36 to securities (including notes). The provisions thereunder may be subject to change upon future issuance of clarifying guidance and/or different interpretation by the PRC tax authorities.

       Pursuant to Circular 36, income derived from the provision of financial services within China, which was previously subject to business tax, is instead subject to VAT. Financial services include, among others, the provision of loans and "loans" refers to the activity of lending capital for the use of another and receiving the interest income therefrom. In practice, notes will generally be treated as a type of loan by the PRC tax authorities and, therefore, the holders of the Notes are likely to be treated as providing financial services to the Issuer. Services will be treated as being provided within China when either the service provider or the service recipient is within the PRC. The Issuer, which is the service recipient, is not a PRC corporation. However, if we are considered a PRC resident enterprise and if the PRC tax authorities take the view that the holders of the Notes are providing loans within the PRC, the interest payable by the Issuer to a holder of the Notes shall be subject to VAT. Where a holder of the Notes who is located outside of the PRC resells the Notes to an entity or individual located outside of the PRC, VAT is unlikely to be applicable to any gain on such transfer. If a debt instrument holder is an entity, when it transfers a debt instrument to a PRC entity or individual, any gain realized on such transfer of debt instrument is also subject to a PRC value-added tax at a current rate of 6%.

       Circular 36 has been issued quite recently, and the above statements may be subject to further change upon the issuance of further clarification rules and/or different interpretation by the competent tax authority. There is uncertainty as to the application of Circular 36.

United States Federal Income Tax Considerations

       The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes as of the date hereof. This summary deals only with Notes that are held as capital assets by a U.S. holder (as defined below) who acquires the Notes upon original issuance at their initial offering price.

       A "U.S. holder" means a beneficial owner of the Notes that is, for United States federal income tax purposes, any of the following:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

       This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all aspects of United States federal income taxes and does not address the effects of the Medicare contribution tax on net investment income or foreign, state, local or other tax considerations that may be relevant to U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws. For example, this summary does not address:

  •
  tax consequences to U.S. holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities for United States federal income tax purposes, tax-exempt entities or insurance companies;

  •
  tax consequences to persons holding the Notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

  •
  tax consequences to U.S. holders whose "functional currency" is not the United States dollar; or

  •
  alternative minimum tax consequences, if any.

       If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Notes, you should consult your tax advisors.

       If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of the Notes, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Payments of Interest

       Interest on a Note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes. In addition to interest on the Notes, which includes any foreign tax withheld from the interest payments received, you will be required to include in income any additional amounts paid in respect of any such foreign withholding tax. You may be entitled to deduct or credit any such withholding tax, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of your applicable foreign taxes for a particular tax year). Interest income (including any additional amounts) on a Note will generally be considered foreign source income and, for purposes of the United States foreign tax credit, will generally be considered passive category income. You will generally be denied a foreign tax credit for foreign taxes imposed with respect to the Notes where you do not meet a minimum holding period requirement during which you are not protected from risk of loss. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Sale, Exchange, Retirement or other Disposition of Notes

       Upon the sale, exchange, retirement or other taxable disposition of a Note, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued but unpaid interest, which will be taxable as interest income to the extent not previously included in income) and your adjusted tax basis in the Note. Your adjusted tax basis in a Note will generally be your cost for that Note. Any gain or loss you recognize will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the Note for more than one year. Long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss you recognize will generally be treated as United States source gain or loss. Consequently, you may not be able to claim a credit for any foreign tax imposed upon a disposition of a Note unless such credit can be applied (subject to applicable limitation) against tax due on other income treated as derived from foreign sources.

Information with Respect to Foreign Financial Assets

       Owners of "specified foreign financial assets" with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. "Specified foreign financial assets" may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. You are urged to consult your tax advisors regarding the application of this reporting requirement to your ownership of the Notes.

Backup Withholding and Information Reporting

       Information reporting may apply to all payments of interest and principal on a Note and the proceeds from a sale or other disposition of a Note paid to you, unless you are an exempt recipient. Backup withholding may apply to such payments or proceeds if you fail to provide your taxpayer identification number or a certification that you are not subject to backup withholding, or if you fail to report in full dividend and interest income.

       Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

 CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS

       A fiduciary of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) individual retirement accounts ("IRAs" and each, an "IRA") and other arrangements subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), (iii) an entity whose underlying assets are considered to include "plan assets" (within the meaning of ERISA) by reason of the investments by such plans, accounts or arrangements therein (each, a "Plan") and (iv) any employee benefit plan that is subject to provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws") should consider this section carefully.

General Fiduciary Matters

       ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or any authority or control over the management or disposition of the assets of such an Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan (within the meaning of Section 3(21) of ERISA).

       A fiduciary of a Plan or a plan subject to Similar Laws should consider, among other things, fiduciary standards under ERISA, the Code or any applicable Similar Law in the context of the particular circumstances of such Plan before authorizing an investment in the Notes with the assets of any Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Law. A fiduciary of a Plan or a plan subject to Similar Laws should also consider whether the investment is in accordance with governing documents and instruments.

       In addition, a fiduciary of a Plan should consider the fact that none of the Company, the underwriters or any of their respective affiliates (each, a "Transaction Party") will act as a fiduciary to any Plan with respect to the Plan's decision to invest in the Notes. None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to any Plan's decision to invest in the Notes.

Prohibited Transaction Issues

       Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions (referred to as "prohibited transactions") involving "plan assets" (within the meaning of ERISA) with persons who have certain specified relationships to the Plan (including "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). If the Company or an affiliate of the Company are considered a party in interest or disqualified person with respect to a Plan, then the investment in the Notes by the Plan may give rise to a prohibited transaction; provided, that the purchase and holding of Notes by a Plan may be subject to one or more statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and/or holding of the Notes. These class exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving life insurance company general accounts) and PTCE 96-23 (for certain transactions determined by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide exemptive relief for certain purchases and sales of securities, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan receives no less, and pays no more, than adequate consideration in connection with the transaction. Furthermore, newly issued class exemptions, such as the "Best Interest Contract Exemption" (PTCE 2016-01), if they become effective, may provide relief for certain transactions involving certain investment advisers who may be considered fiduciaries.

       Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Plans considering acquiring and/or holding the Notes in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied. Even if the conditions for relief under such exemptions were satisfied, however, there can be no assurance that such exemptions would apply to all of the prohibited transactions that may be deemed to arise in connection with a Plan's investment in the Notes. If a Plan engages in a non-exempt prohibited transaction, the transaction may require "correction" and may cause the Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes and other penalties and liabilities under ERISA and the Code. Similar Laws may impose similar limitations on plans that are not subject to ERISA or the Code.

Representations

       By purchasing and holding the Notes, each purchaser and subsequent transferee of the Notes in this offering will be deemed to make the representations in the following paragraph.

       Each purchaser and subsequent transferee of the Notes in this offering is deemed to represent that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Notes or any interest therein constitutes assets of any Plan or (ii) the purchase and the holding of the Notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. In addition, each purchaser of the Notes in this offering that is a Plan is deemed to represent that a fiduciary (the "Fiduciary") independent of the Transaction Parties acting on the Plan's behalf is responsible for the Plan's decision to acquire the Notes in this offering and that such Fiduciary:

           (i)  is either a U.S. bank, a U.S. insurance carrier, a U.S. registered investment adviser, a U.S. registered broker-dealer or an independent fiduciary with at least US$50 million of assets under management or control, in each case under the requirements specified in the U.S. Code of Federal Regulations, 29 C.F.R. Section 2510.3-21(c)(1)(i), as amended from time to time,

          (ii)  in the case of a Plan that is an IRA, is not the IRA owner, beneficiary of the IRA or relative of the IRA owner or beneficiary,

         (iii)  is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in the Notes,

         (iv)  is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire and hold the Notes,

          (v)  has exercised independent judgment in evaluating whether to invest the assets of the Plan in the Notes,

         (vi)  understands and has been fairly informed of the existence and the nature of the financial interests of the Transaction Parties in connection with the Plan's acquisition or holding of the Notes,

        (vii)  understands that the Transaction Parties are not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity to the Plan, in connection with the Plan's acquisition or holding of the Notes, and

       (viii)  confirms that no fee or other compensation will be paid directly to any of the Transaction Parties by the Plan, or any fiduciary, participant or beneficiary of the Plan, for the provision of investment advice (as opposed to other services) in connection with the Plan's acquisition or holding of the Notes.

UNDERWRITING

       Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs (Asia) L.L.C. and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement, dated                      , 2017, among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriters	Principal Amount of the 20 Notes	Principal Amount of the 20 Notes	Principal Amount of the 20 Notes
Morgan Stanley & Co. LLC	US $	US $	US $
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Goldman Sachs (Asia) L.L.C.
J.P. Morgan Securities LLC
Australia and New Zealand Banking Group Limited
BNP Paribas
DBS Bank Ltd.
The Hongkong and Shanghai Banking Corporation Limited
ING Bank N.V., Singapore Branch
Mizuho Securities USA LLC

Total	US $	US $	US $

       Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

       We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

       The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

       The representatives have advised us that the underwriters propose initially to offer the Notes directly to the public at the applicable offering price listed on the cover page of this prospectus supplement and may offer the Notes to certain dealers at the applicable offering price less a concession not in excess of           % of the principal amount of the Notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of           % of the aggregate principal amount of the Notes to certain other brokers or dealers. After the initial offering of the Notes, the offering price and other selling terms may from time to time be varied by the underwriters.

       Certain of the underwriters are not broker-dealers registered with the SEC. Therefore, to the extent they intend to make any offers or sales of Notes in the United States, they will do so only through one or more registered broker-dealers in compliance with applicable securities laws and regulations, and FINRA rules. Goldman Sachs (Asia) L.L.C. will offer the Notes in the United States through its registered broker-dealer affiliate Goldman Sachs & Co. LLC.

       The address of Morgan Stanley & Co. LLC is 29th Floor, 1585 Broadway, New York, NY 10036, U.S.A. The address of Citigroup Global Markets Inc. is 388 Greenwich Street, New York, NY 10013, U.S.A. The address of Credit Suisse Securities (USA) LLC is Eleven Madison Avenue New York, NY 10010, U.S.A. The address of Goldman Sachs (Asia) L.L.C. is 68th Floor, Cheung Kong Center, 2 Queen's Road Central, Hong Kong. The address of J.P. Morgan Securities LLC is 383 Madison Avenue, New York, NY 10179, U.S.A.

       The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

Underwriters	Paid by Us
Per 20 Notes		%
Per 20 Notes		%
Per 20 Notes		%
Total	US $

       We estimate that our total expenses of the offering, excluding underwriting discounts and commissions, will be approximately US$           , including SEC registration fees of US$           , printing expenses of approximately US$60,000, legal fees and expenses of approximately US$440,000, accounting fees and expenses of approximately US$610,000, and miscellaneous expenses of approximately US$100,000.

New Issue of Notes

       The Notes are a new issue of securities with no established trading market. Approval in-principle has been received for the listing and quotation of the Notes on the SGX-ST. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be materially and adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. See "Risk Factors — Risks Related to the Notes — An active trading market for the Notes may not develop, and the trading price of the Notes could be materially and adversely affected."

Settlement

       We expect that delivery of the Notes will be made to investors on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the Notes (such settlement being referred to as "T+5"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Purchasers of the Notes who wish to trade the Notes prior to the second business day before delivery hereunder should consult their advisors.

Short Positions and Stabilizing Transactions

       In connection with the offering, each underwriter (or its affiliates) may purchase and sell the Notes in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales, penalty bid and stabilizing purchases. Short sales involve the sale by an underwriter of a greater principal amount of the Notes than they are required to purchase in the offering. An underwriter must close out any short position by purchasing the Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Notes originally sold by such dealer are purchased in a stabilizing transaction or a covering transaction to cover short positions. Stabilizing transactions involve bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum.

       Similar to other purchase transactions, an underwriter's purchases to cover the syndicate short sales and stabilizing purchases may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market. None of us or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, none of us or any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice at any time. No assurance can be given as to the liquidity of, or the trading market for, the Notes.

Other Relationships

       The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include the sales and trading of securities, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, financing, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates may have, from time to time, performed, and may in the future perform, a variety of such activities and services for us, certain of our significant shareholders and for persons or entities with relationships with us or certain of our significant shareholders for which they received or will receive customary fees, commissions and expenses. We may enter into hedging or other derivative transactions as part of our risk management strategy with the underwriters and their affiliates, which may include transactions relating to obligations under the Notes. Our obligations under these transactions may be secured by cash or other collateral.

       In the ordinary course of their various business activities, the underwriters and their respective affiliates, directors, officers and employees may at any time purchase, sell or hold a broad array of investments, and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to the assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. If any of the underwriters or their affiliates has a lending relationship with us, we have been informed that certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments. In addition, the underwriters and their respective affiliates may at any time hold, or recommend to clients that they should acquire, long and short positions in such assets, securities and instruments.

       Affiliates of each of the underwriters are lenders, and an affiliate of Citigroup Global Markets Inc. is the agent, under the US$5.15 billion revolving credit facility between us and other parties named therein. In addition, affiliates of Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs (Asia) L.L.C., J.P. Morgan Securities LLC, Australia and New Zealand Banking Group Limited, DBS Bank Ltd. and Mizuho Securities USA LLC are lenders, and an affiliate of Citigroup Global Markets Inc. is the agent, under our US$4.0 billion five-year term loan credit facility between us and other parties named therein.

Selling Restrictions

General

       No action has been or will be taken by us that would permit a public offering of the Notes, or possession or distribution of this prospectus supplement, any amendment or supplement thereto, or any other offering or publicity material relating to the Notes in any country or jurisdiction where, or in any circumstances in which, action for that purpose is required. Accordingly, the Notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering or publicity material relating to the Notes may be distributed or published, in or from any country or jurisdiction except under circumstances that will result in compliance with applicable laws and regulations.

Canada

       The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

       Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

       Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

       In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State no offer of Notes which are the subject of the offering has been, or will be made to the public in that Relevant Member State, other than under the following exemptions under the Prospectus Directive:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes referred to in (a) to (c) above shall result in a requirement for the Company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

       For the purposes of this provision, the expression an "offer of Notes to the public" in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

Hong Kong

       Each of the underwriters has represented and agreed that:

  (a)
  it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to professional investors (as defined in the Securities and Futures Ordinance of Hong Kong (Chapter 571 of the Laws of Hong Kong), as amended from time to time (the "SFO"), and any rules made thereunder) only or (ii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) (the "Ordinance") of the Laws of Hong Kong or which do not constitute an offer to the public within the meaning of the Ordinance; and

  (b)
  it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors (as defined in the SFO and any rules made thereunder).

Japan

       The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the "Financial Instruments and Exchange Act"). Accordingly, none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any "resident" of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Korea

       The Notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the "FSCMA") and the Notes have been and will be offered in Korea as a private placement under the FSCMA. None of the Notes may be offered, sold or delivered, directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Regulation on Securities Issuance and Disclosures issued by the Financial Services Commission under the FSCMA, provisions in the Foreign Exchange Transaction Law of Korea and the regulations thereunder. No registration statement has been filed with Financial Services Commission of Korea in connection with the issue of the Notes. The Notes can be sold or resold to Korean residents only subject to all applicable regulatory requirements of Korea.

PRC

       This prospectus supplement may not be circulated or distributed in the PRC and the Notes may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC.

Singapore

       Each of the underwriters has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each of the underwriters has represented and agreed that it has not offered or sold any Notes or caused such Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Notes or cause such Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

       Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

  (c)
  shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes under Section 275 of the SFA except:

  (1)
  to an institutional investor under Section 274 of the SFA or to a relevant person or to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA;

  (2)
  where no consideration is given for the transfer; or

  (3)
  by operation of law.

Switzerland

       This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing document or material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or listing rules of the SIX Swiss Exchange or any other trading facility in Switzerland, and neither this prospectus supplement nor any other offering or marketing document or material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

       Neither this document nor any other offering or marketing material relating to the offering, us, or the Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the "CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.

Taiwan

       The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, pursuant to relevant securities laws and regulations and may not be issued, offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Notes in Taiwan.

United Kingdom

       In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"), or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, all such persons together being referred to as "Relevant Persons." The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The Notes are not being offered to the public in the United Kingdom.

       Each of the underwriters has represented and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

       We are being represented by Simpson Thacher & Bartlett LLP with respect to certain legal matters as to United States federal securities and New York State law. The underwriters are being represented as to United States federal securities and New York State law matters by Sullivan & Cromwell LLP. Legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Fangda Partners and for the underwriters by King & Wood Mallesons. Simpson Thacher & Bartlett LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Fangda Partners with respect to matters governed by PRC law. Sullivan & Cromwell LLP may rely upon King & Wood Mallesons with respect to matters governed by PRC law.

EXPERTS

       The audited consolidated financial statements incorporated in this prospectus by reference to Alibaba Group Holding Limited's report on Form 6-K dated November 24, 2017, and management's assessment of the effectiveness of internal control over financial reporting (which was included in Management's Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F of Alibaba Group Holding Limited for the year ended March 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

       The registered business address of PricewaterhouseCoopers is 22/F, Prince's Building, Central, Hong Kong.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

       We are currently subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC's website at www.sec.gov.

       This prospectus supplement is part of a registration statement we filed with the SEC, using a shelf registration process under the Securities Act, relating to the securities to be offered. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

       The SEC allows us to "incorporate by reference" the information we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of the accompanying prospectus. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See also "Incorporation of Certain Documents by Reference" in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under Alibaba Group Holding Limited, CIK number 0001577552.

       Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date.

       We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended March 31, 2017 originally filed with the SEC on June 15, 2017 (File No. 001-36614) which is incorporated by reference in the accompanying prospectus;

  •
  our report on Form 6-K, including the audited consolidated financial statements and unaudited interim condensed consolidated financial statements included as Exhibit 99.1 and Exhibit 99.2 thereto, respectively, as furnished to the SEC on November 24, 2017 which is incorporated by reference in the accompanying prospectus;

  •
  our report on Form 6-K as furnished to the SEC on November 27, 2017 that is identified as being incorporated herein is incorporated by reference herein;

  •
  any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement.

       As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.

       We will provide a copy of any or all of the information that has been incorporated by reference in the accompanying prospectus, upon written or oral request, to any person, including any beneficial owner of the Notes, to whom a copy of this prospectus supplement is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:

Alibaba Group Holding Limited
c/o Alibaba Group Services Limited
26/F Tower One, Times Square
1 Matheson Street
Causeway Bay
Hong Kong
Telephone: +852 2215-5100
Fax: +852 2215-5200

PROSPECTUS

Alibaba Group Holding Limited

Debt Securities

       We may offer and sell debt securities from time to time. We will provide the specific terms of any offering and the offered securities in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

       These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled "Plan of Distribution" beginning on page 28 of this prospectus.

       Investing in our securities involves risks. You should carefully consider the risks described in "Risk Factors" in this prospectus and in any prospectus supplement or any document incorporated by reference into this prospectus.

       This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 24, 2017.

i

ABOUT THIS PROSPECTUS

       This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we use this prospectus to offer debt securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those debt securities. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

       We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

       You should carefully read this document and any applicable prospectus supplement and the related exhibits to the registration statement filed with the SEC. You should also read the documents we have referred you to under "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference" below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC's website or at the SEC as described under "Where You Can Find More Information About Us." Unless otherwise indicated or unless the context otherwise requires, references in this prospectus to:

  •
  "ADSs" are to the American depositary shares, each of which represents one ordinary share;

  •
  "China" and the "PRC" are to the People's Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

  •
  "RMB" and "Renminbi" are to the legal currency of China;

  •
  "variable interest entities" are to our variable interest entities that are 100% owned by PRC citizens or by PRC entities owned by PRC citizens, where applicable, that hold the Internet content provider licenses, or ICP licenses, or other business operation licenses or approvals, and generally operate the various websites for our Internet businesses or other businesses in which foreign investment is restricted or prohibited, and are consolidated into our consolidated financial statements in accordance with U.S. GAAP as if they were our wholly-owned subsidiaries; and

  •
  "US$," "dollars" and "U.S. dollars" are to the legal currency of the United States.

       All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

       References in any prospectus supplement to "the accompanying prospectus" are to this prospectus and to "the prospectus" are to this prospectus and the applicable prospectus supplement taken together.

 FORWARD-LOOKING STATEMENTS

       This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us, our industry and the regulatory environment in which we and companies integral to our ecosystem operate. All statements other than statements of historical facts are forward-looking statements. These statements are made under the "Safe Harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. The forward-looking statements included in this prospectus relate to, among others:

  •
  our growth strategies;

  •
  our future business development, results of operations and financial condition;

  •
  trends in online and mobile commerce and the overall Internet industry, both globally and in the PRC;

  •
  competition in our industries;

  •
  fluctuations in general economic and business conditions in China and globally;

  •
  expected changes in our revenues and certain cost and expense items and our operating margins;

  •
  the regulatory environment in which we and companies integral to our ecosystem operate; and

  •
  assumptions underlying or related to any of the foregoing.

       The global and PRC Internet, retail, wholesale, online and mobile commerce, cloud computing, digital media and entertainment, and data industries market may not grow at the rates projected by market data, or at all. The failure of these industries or markets to grow at the projected rates may have a material adverse effect on our business, financial condition and results of operations and the market price of the debt securities. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

       The forward-looking statements made in this prospectus and the documents incorporated by reference herein relate only to events or information as of the date on which the statements are made herein. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required under applicable law. You should read such documents completely and with the understanding that our actual future results may be materially different from what we expect.

 OUR COMPANY

Company Overview

       To fulfill our mission "to make it easy to do business anywhere," we enable businesses to transform the way they market, sell and operate. We provide the fundamental technology infrastructure and marketing reach to help merchants, brands and other businesses to leverage the power of the Internet to engage with their users and customers. Our businesses are comprised of core commerce, cloud computing, digital media and entertainment, and innovation initiatives and others.

Corporate Information

       Alibaba Group Holding Limited is a Cayman Islands holding company established under the Companies Law of the Cayman Islands (as amended) on June 28, 1999, and we conduct our business in China through our subsidiaries and variable interest entities. Our ADSs are listed on the NYSE under the symbol "BABA."

       The principal executive offices of our main operations are located at 969 West Wen Yi Road, Yu Hang District, Hangzhou 311121, People's Republic of China. Our telephone number at this address is +86-571-8502-2077. Our registered office in the Cayman Islands is located at the offices of Trident Trust Company (Cayman) Limited, Fourth Floor, One Capital Place, P.O. Box 847, George Town, Grand Cayman, Cayman Islands. Our agent for service of process in the United States is Corporation Service Company, located at 1180 Avenue of the Americas, Suite 210, New York, New York 10036. Our corporate website is www.alibabagroup.com. The information contained on our website is not part of this prospectus.

RISK FACTORS

       Investing in our debt securities involves risks. You should carefully consider the risks described under the heading "Risk Factors" in our most recent annual report on Form 20-F, which is incorporated in this prospectus by reference, and any additional risk factors disclosed in any accompanying prospectus supplement or any other document incorporated by reference in this prospectus before investing in any securities that may be offered pursuant to this prospectus. Please see "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference."

 USE OF PROCEEDS

       We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

 EXCHANGE RATE INFORMATION

       Most of our revenues and expenses are denominated in Renminbi. This prospectus contains translations of Renminbi amounts into U.S. dollars at specific rates. Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus were made at a rate of RMB6.6533 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on September 29, 2017. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, at the rates stated below, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade. On November 17, 2017, the noon buying rate was RMB6.6245 to US$1.00.

       The following table sets forth information concerning exchange rates between the Renminbi and the U.S. dollar for the periods indicated. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you. The exchange rate refers to the exchange rate as set forth in the H.10 statistical release of the Federal Reserve Board.

	Noon buying rate
Period	Period end	Average(1)	Low	High
	(RMB per US$1.00)
2012	6.2301	6.2990	6.3879	6.2221
2013	6.0537	6.1412	6.2438	6.0537
2014	6.2046	6.1704	6.2591	6.0402
2015	6.4778	6.2869	6.4896	6.1870
2016	6.9430	6.6400	6.9580	6.4480
2017
May	6.8098	6.8843	6.9060	6.8098
June	6.7793	6.8066	6.8382	6.7793
July	6.7240	6.7694	6.8039	6.7240
August	6.5888	6.6670	6.7272	6.5888
September	6.6533	6.5690	6.6591	6.4773
October	6.6328	6.6254	6.6533	6.5712
November (through November 17)	6.6245	6.6268	6.6385	6.6018

(1)
Annual averages are calculated using the average of the rates on the last business day of each month during the relevant year. Monthly averages are calculated using the average of the daily rates during the relevant month.

 RATIO OF EARNINGS TO FIXED CHARGES

       The following table sets forth our unaudited consolidated ratio of earnings to fixed charges for each of the periods indicated using financial information extracted, where applicable, from our audited consolidated financial statements or unaudited interim condensed consolidated financial statements. Our audited consolidated financial statements and unaudited interim condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

	Year Ended March 31,					Six Months Ended September 30, 2017
	2013	2014	2015	2016	2017
Ratio of earnings to fixed charges	6.8	13.8	15.1	38.1	20.6	26.0

       The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. The term "earnings" means the sum of (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees and (b) fixed charges, adjusted for distributed income of equity investees and interest capitalized. The term "fixed charges" means the sum of the following: (a) interest charges, (b) amortization of debt issuance costs and discounts related to indebtedness, and (c) estimated interest within rental expense.

DESCRIPTION OF THE DEBT SECURITIES

       The following is a summary of certain general terms and provisions of the debt securities and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended, or the "Trust Indenture Act." The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related documents before investing in our debt securities.

       The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

  •
  the title and any limit on the aggregate principal amount of the debt securities;

  •
  whether the debt securities will be secured or unsecured;

  •
  whether the debt securities are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

  •
  whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

  •
  the percentage or percentages of principal amount at which such debt securities will be issued;

  •
  the interest rate(s) or the method for determining the interest rate(s);

  •
  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

  •
  the record dates for the determination of holders to whom interest is payable or the method for determining such dates;

  •
  the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

  •
  redemption or early repayment provisions;

  •
  authorized denominations if other than denominations of $2,000 and multiples of $1,000 in excess thereof;

  •
  the form of the debt securities;

  •
  amount of discount or premium, if any, with which such debt securities will be issued;

  •
  whether such debt securities will be issued in whole or in part in the form of one or more global securities;

  •
  the identity of the depository for global securities;

  •
  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

  •
  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

  •
  any covenants applicable to the particular debt securities being issued;

  •
  any defaults and events of default applicable to the particular debt securities being issued;

  •
  any provisions for the defeasance of the particular debt securities being issued in whole or in part;

  •
  any addition or change in the provisions related to satisfaction and discharge;

  •
  any restriction or condition on the transferability of the debt securities;

  •
  if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

  •
  the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

  •
  the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

  •
  place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

  •
  place or places where notices and demands relating to the debt securities and the indentures may be made;

  •
  if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

  •
  any index or formula used to determine the amount of payments of principal of, premium (if any) or interest on the debt securities and the method of determining these amounts;

  •
  any provisions relating to compensation, reimbursement and indemnification of the trustee;

  •
  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

  •
  additional terms not inconsistent with the provisions of the indenture, except as permitted by the terms of the indenture.

General

       We may sell the debt securities, including original issue discount securities, at par or at greater than de minimis discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, the purchase price for, the principal of and any premium and any interest on such debt securities will be payable in U.S. dollars. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. Such additional debt securities will have the same terms and conditions as the applicable series of debt securities in all respects (or in all respects except for the issue date, the issue price or the first payment of interest), and will vote together as one class on all matters with respect to such series of debt securities. We shall not issue any additional debt securities of a series unless such additional debt securities are fungible with the outstanding debt securities of such series for U.S. federal income tax purposes. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Form, Exchange and Transfer

       The debt securities will be issued in fully registered form without interest coupons and, unless otherwise indicated in the applicable prospectus supplement, in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

       The entity performing the role of maintaining the list of registered holders is called the "registrar." The registrar acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. You may exchange or transfer your registered debt securities at the specified office of the registrar. We may also arrange for additional registrars, and may change registrars. We may also choose to act as our own registrar.

       You will not be required to pay a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the registrar with a written instrument of transfer satisfactory in form to the registrar.

Payment and Paying Agents

       If your debt securities are in definitive registered form, we will pay interest to you if you are listed in the registrar's records as a direct holder at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt securities on the interest due date. That particular day is called the "record date" and will be stated in the applicable prospectus supplement.

       We will pay interest, principal, Additional Amounts (as defined below) and any other money due on global registered debt securities pursuant to the applicable procedures of the depository or, if the debt securities are not in global form, at offices maintained for that purpose in New York, New York. These offices are called "paying agents." We may also choose to pay interest by mailing checks. We may also arrange for additional payment agents, and may change these agents, including our use of the trustee's corporate trust office. We may also choose to act as our own paying agent.

       Regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or then held by us in trust, that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us, or if then held by us, discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

       Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Tax Redemption

       Each series of debt securities may be redeemed at any time, at our option, in whole but not in part, upon notice as described below, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, if (i) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined below) (or, in the case of Additional Amounts payable by a successor Person to us, the applicable Successor Jurisdiction (as defined below)), or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date of the applicable series of debt securities (or, in the case of Additional Amounts payable by a successor Person to us, the date on which such successor Person to us became such pursuant to the indenture) (a "Tax Change"), we or any such successor Person to us is, or would be, obligated to pay Additional Amounts upon the next payment of principal, premium (if any) or interest in respect of such debt securities and (ii) such obligation cannot be avoided by us or any such successor Person to us taking reasonable measures available to it, provided that changing our or such successor Person's jurisdiction of organization or tax residency is not a reasonable measure for purposes of this section.

       Prior to the giving of any notice of redemption of debt securities pursuant to the foregoing, we or any such successor Person to us shall deliver to the trustee (i) a notice of such redemption election, (ii) an opinion of an independent legal counsel or an opinion of an independent tax consultant to the effect that we or any such successor Person to us is, or would become, obligated to pay such Additional Amounts as the result of a Tax

Change and (iii) an officer's certificate from us or any such successor Person to us, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by us or any such successor Person to us taking reasonable measures available to it.

       Notice of such a redemption of debt securities shall be given to the holders of the debt securities not less than 30 days nor more than 60 days prior to the date fixed for redemption. Notice having been given, the debt securities of that series shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, at the place or places of payment and in the manner specified in that series of debt securities or the indenture. From and after the redemption date, if moneys for the redemption of such debt securities shall have been made available as provided in the indenture for redemption on the redemption date, the debt securities of such series shall cease to bear interest, and the only right of the holders of such debt securities shall be to receive payment of the redemption price and accrued and unpaid interest, if any, to, but not including, the date fixed for redemption.

Payment of Additional Amounts

       All payments of principal, premium, if any, and interest made by us in respect of the debt securities of each series will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or within the Cayman Islands or the PRC (in each case, including any political subdivision or any authority therein or thereof having power to tax) (each, a "Relevant Jurisdiction"), unless such withholding or deduction of such Taxes is required by law. If we are required to make such withholding or deduction, we will pay such additional amounts ("Additional Amounts") as will result in receipt by each holder of any debt securities of such amounts as would have been received by such holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

  (i)
  in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of a debt security and the Relevant Jurisdiction other than merely holding such debt security or receiving principal, premium (if any) or interest in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

  (ii)
  in respect of any debt security presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the "relevant date" in relation to any debt security means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;

  (iii)
  in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the holder or beneficial owner of a debt security to comply with a timely request by us addressed to the holder or beneficial owner to provide information concerning such holder's or beneficial owner's nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder;

  (iv)
  in respect of any Taxes imposed as a result of a debt security being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such debt security could not have been presented for payment elsewhere;

  (v)
  in respect of any estate, inheritance, gift, sale, use, value added, excise, transfer, personal property, wealth, interest equalization or similar Taxes (other than any value added Taxes imposed by the PRC or any political subdivision thereof if we were to be deemed a PRC tax resident);

  (vi)
  to any holder of a debt security that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required by the laws of the Relevant Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;

  (vii)
  with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and U.S. Treasury regulations thereunder ("FATCA"), any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA or any non-U.S. law, regulation or guidance enacted or issued with respect thereto;

  (viii)
  in respect of any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any debt security; or

  (ix)
  in respect of any combination of Taxes referred to in the preceding items (i) through (viii) above.

       In the event that any withholding or deduction for or on account of any Taxes is required and Additional Amounts are payable with respect thereto, at least 30 days prior to each date of payment of principal of, premium (if any) or interest on the debt securities of any series, we will furnish to the trustee and the paying agent, if other than the trustee, an officer's certificate specifying the amount required to be withheld or deducted on such payments to such holders, certifying that we shall pay such amounts required to be withheld to the appropriate governmental authority and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each holder, and that we will pay to the trustee or such paying agent the Additional Amounts required to be paid; provided that no such officer's certificate will be required prior to any date of payment of principal of, premium (if any) or interest on such debt securities if there has been no change with respect to the matters set forth in a prior officer's certificate. The trustee and each paying agent may rely on the fact that any officer's certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any Taxes is required. We covenant to indemnify the trustee and any paying agent for and to hold them harmless against any loss or liability incurred without fraud, gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such officer's certificate furnished pursuant to this paragraph or on the fact that any officer's certificate contemplated by this paragraph has not been furnished.

       Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any debt security, such mention shall be deemed to include the payment of Additional Amounts provided for in the indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture.

       The foregoing provisions shall apply in the same manner with respect to the jurisdiction in which any successor Person to us is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a "Successor Jurisdiction"), substituting such Successor Jurisdiction for the Relevant Jurisdiction.

       Our obligation to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture.

Consolidation, Merger and Sale of Assets

       The indenture provides that we may not consolidate with or merge into any other Person in a transaction in which we are not the surviving entity, or convey, transfer or lease our properties and assets substantially as an entirety to, any Person unless:

  (i)
  any Person formed by such consolidation or into or with which we are merged or to whom we have conveyed, transferred or leased our properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the British Virgin Islands, the Cayman Islands, the PRC or Hong Kong and such Person expressly assumes by an indenture supplemental to the indenture all of our obligations under the indenture and the debt securities issued under the indenture, including the obligation to pay Additional Amounts with respect to any jurisdiction in which it is organized or resident for tax purposes;

  (ii)
  immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

  (iii)
  we have delivered to the trustee an officer's certificate and an opinion of independent legal counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture complies with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Open Market Purchases

       We or any of our Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the debt securities issued under the indenture in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the indenture. The debt securities so purchased, while held by or on behalf of us or any of our Controlled Entities, shall not be deemed to be outstanding for the purposes of determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder.

Modification and Waiver

       The indenture will contain provisions permitting us and the trustee, without the consent of the holders of a series of debt securities, to execute supplemental indentures for certain enumerated purposes in the indenture and, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of such series then outstanding, to add, change, eliminate or modify in any way the provisions of the indenture or to change or modify in any manner the rights of the holders of the debt securities. The trustee and we may not, however, without the consent of each holder of such series of debt securities:

  (i)
  change the Stated Maturity of the principal or premium, if any, or any installment of interest of such debt securities;

  (ii)
  reduce the principal amount of, payments of interest on or stated time for payment of interest on such debt securities;

  (iii)
  change any obligation of ours to pay Additional Amounts with respect to such debt securities;

  (iv)
  change the currency of payment of the principal of, premium (if any) or interest on such debt securities;

  (v)
  impair the right to institute suit for the enforcement of any payment due on or with respect to such debt securities;

  (vi)
  reduce the above stated percentage of outstanding debt securities of such series necessary to modify or amend the indenture;

  (vii)
  reduce the percentage of the aggregate principal amount of outstanding debt securities of such series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

  (viii)
  modify the provisions of the indenture with respect to modification and waiver;

  (ix)
  amend, change or modify any provision of the indenture or the related definitions affecting the ranking of the debt securities in a manner which adversely affects the holders of such series of debt securities; or

  (x)
  reduce the amount of the premium payable upon the redemption or repurchase any of such series of debt securities or change the time at which any of the debt securities of such series may be redeemed or repurchased as described above under the heading "Tax Redemption."

       The holders of not less than a majority in principal amount of the debt securities of a series may on behalf of all holders of the debt securities of such series waive any existing or past Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default (i) in the payment of principal of, premium (if any) or interest on (or Additional Amount payable in respect of), the debt securities of such series then outstanding, in which event the consent of all holders of the debt securities of such series then outstanding affected thereby is required, or (ii) in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of each holder of the debt securities of such series then outstanding affected thereby. Any such waivers will be conclusive and binding on all holders of the debt securities of such series, whether or not they have given consent to such waivers, and on all future holders of debt securities of such series, whether or not notation of such waivers is made upon the debt securities of such series. Any instrument given by or on behalf of the debt securities of such series in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of the debt securities of such series.

       Notwithstanding the foregoing, without the consent of any holder of the debt securities of such series, the trustee and we may amend the indenture and the debt securities of such series to, among other things:

  (i)
  cure any ambiguity, omission, defect or inconsistency contained in the indenture; provided, however, that such amendment does not materially and adversely affect the rights of holders of such series of debt securities;

  (ii)
  evidence the succession of another corporation, partnership, trust or other entity to the Company in accordance with the terms described under "Consolidation, Merger and Sale of Assets," or successive successions, and the assumption by such successor of the covenants and obligations of the Company contained in such series of debt securities and in the indenture;

  (iii)
  comply with the rules of any applicable depository;

  (iv)
  secure such series of debt securities;

  (v)
  add to the covenants and agreements of the Company and to add Events of Default, in each case, for the protection or benefit of the holders of such series of debt securities, or to surrender any right or power herein conferred upon the Company;

  (vi)
  make any change in such series debt securities that does not adversely affect the legal rights under the indenture of any holder of the debt securities in any material respect;

  (vii)
  evidence and provide for the acceptance of an appointment under the indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms thereof;

  (viii)
  conform the text of the indenture or any series of debt securities to any provision of this "Description of the Debt Securities" to the extent that such provision in this prospectus was intended to be a verbatim recitation of a provision of the indenture or debt securities as evidenced by an officer's certificate;

  (ix)
  make any amendment to the provisions of the indenture relating to the transfer and legending of such series of debt securities as permitted by the indenture, including, but not limited to, facilitating the issuance and administration of such series of debt securities or, if incurred in compliance with the indenture, additional debt securities; provided, however, that (A) compliance with the indenture as so amended would not result in such series of debt securities being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer the debt securities of such series;

  (x)
  make any amendment to the indenture necessary to qualify the indenture under the Trust Indenture Act;

  (xi)
  establish the form and terms of and to provide for the issuance of any additional debt securities permitted under the indenture, or add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as set forth in the indenture, or other conditions, limitations or restrictions thereafter to be observed; and

  (xii)
  add guarantors or co-obligors with respect to the debt securities of such series.

       The consent of the holders of the debt securities of such series is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the indenture by any holder given in connection with a tender of such holder's debt securities of such series will not be rendered invalid by such tender. After an amendment, supplement or waiver under the indenture becomes effective, we are required to give to the holders of such series of debt securities a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

Payments for Consent

       We will not, and will not permit any of our Controlled Entities to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of debt securities of any series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the debt securities of such series unless such consideration is offered to be paid and is paid to all holders of the relevant series of debt securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of Default

       Each of the following will be defined as an "Event of Default" under the indenture with respect to the applicable series of debt securities:

  (i)
  failure to pay principal or premium in respect of the debt securities when due and payable (whether at Stated Maturity or upon repurchase, acceleration, redemption or otherwise);

  (ii)
  failure to pay interest on the debt securities (including any additional interest) within 30 days after such interest becomes due and payable;

  (iii)
  default in the performance of or breach our obligations under "Consolidation, Merger and Sale of Assets";

  (iv)
  default in the performance of or breach any covenant or agreement in the indenture or under the debt securities (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 30 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the debt securities;

  (v)
  the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of us or any Principal Controlled Entity in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging us or any Principal Controlled Entity bankrupt or insolvent, or approving as final and nonappealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of us or any Principal Controlled Entity under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any Principal Controlled Entity or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

  (vi)
  the commencement by us or any Principal Controlled Entity of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by us or any Principal Controlled Entity to the entry of a decree or order for relief in respect of us or any Principal Controlled Entity in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against us or any Principal Controlled Entity, or the filing by us or any Principal Controlled Entity of a petition or answer or consent seeking reorganization or relief with respect to us or any Principal Controlled Entity under any applicable bankruptcy, insolvency or other similar law, or the consent by us or any Principal Controlled Entity to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any Principal Controlled Entity or of any substantial part of their respective property pursuant to any such law, or the making by us or any Principal Controlled Entity of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by us or any Principal Controlled Entity in writing of our inability to pay our debts generally as they become due, or the taking of corporate action by us or any Principal Controlled Entity that resolves to commence any such action; and

  (vii)
  the debt securities or the indenture is or becomes or is claimed by us to be unenforceable, invalid or ceases to be in full force and effect other than is permitted by the indenture.

       However, a default under clause (iv) of the preceding paragraph will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the then outstanding debt securities of such series provide written notice to us of the default and we do not cure such default within the time specified in clause (iv) of the preceding paragraph after receipt of such written notice.

       If an Event of Default (other than an Event of Default described in clauses (v) or (vi) above) shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding by written notice may declare the unpaid principal amount of the debt securities of such series and any accrued and unpaid interest thereon (and any Additional Amount payable in respect thereof) to be due and payable immediately upon receipt of such notice. If an Event of Default described in clauses (v) or (vi) above shall occur, the unpaid principal amount of all the debt securities then outstanding and any accrued and unpaid interest thereon will automatically, and without any declaration or other action by the trustee or any holder of the debt securities, become immediately due and payable. After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, waive all past defaults and rescind and annul such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default, other than the non-payment of principal, premium, if any, or interest on the debt securities that became due solely because of the acceleration of the debt securities, have been cured or waived. For information as to waiver of defaults, see "— Modification and Waiver."

       Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain provisions, including those requiring pre-funding, security and/or indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. No holder of the debt securities will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made written request to the trustee to institute such proceeding, (iii) such holder or holders have offered pre-funding, security and/or indemnity satisfactory to the trustee and (iv) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a written direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of the right to receive payment of the principal of, premium (if any) or interest on the debt securities on or after the applicable due date specified in the debt securities.

Satisfaction and Discharge

       The indenture will be discharged and will cease to be of further effect with respect to debt securities of a series when:

  (1)
  either:

  (a)
  all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the paying agent for cancellation; or

  (b)
  all debt securities of that series that have not been delivered to the paying agent for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants), without consideration of any reinvestment of interest, to pay and discharge the entire outstanding amount of the debt securities of such series not delivered to the paying agent for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default under the indenture has occurred and is continuing with respect to the debt securities of that series on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (3)
  we have paid or caused to be paid all sums payable by us under the indenture with respect to the debt securities of that series; and

  (4)
  we have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the debt securities of that series at maturity or the redemption date, as the case may be.

       In addition, we must deliver an officer's certificate and an opinion of independent legal counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Legal Defeasance and Covenant Defeasance

       The indenture will provide that we may at our option and at any time elect to have all of our obligations discharged with respect to the outstanding debt securities of a series ("Legal Defeasance") except for:

  (1)
  the rights of holders of the debt securities of that series that are then outstanding to receive payments in respect of the principal of, or interest or premium on such debt securities when such payments are due from the trust referred to below;

  (2)
  our obligations with respect to the debt securities of that series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee for the debt securities of that series, and our obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the indenture for the debt securities of that series.

       The indenture will provide that, we may, at our option and at any time, elect to have our obligations with respect to the outstanding debt securities of a series released with respect to certain covenants (including our obligations under the headings "Consolidation, Merger and Sale of Assets" and "Payments for Consent") that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption "— Events of Default" will no longer constitute an Event of Default.

       The indenture will also provide that, in order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of all debt securities of that series subject to Legal Defeasance or Covenant Defeasance, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants) to pay the principal of, or interest and premium on such debt securities that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, we must deliver to the trustee an opinion of independent legal counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent legal counsel will confirm that, the holders of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, we must deliver to the trustee an opinion of independent legal counsel reasonably acceptable to the trustee confirming that the holders of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default with respect to the debt securities of that series must have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (5)
  we must deliver to the trustee an officer's certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities of that series over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

  (6)
  we must deliver to the trustee an officer's certificate and an opinion of independent legal counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Concerning the Trustee

       The trustee under the indenture is The Bank of New York Mellon. Pursuant to the indenture, The Bank of New York Mellon will be designated by us as the initial paying and transfer agent and registrar (together, the "Agents") for the debt securities. The corporate trust office of the trustee is currently located at 101 Barclay Street, New York, NY 10286, United States of America.

       The indenture provides that the trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth therein. If an Event of Default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

       Whenever the trustee shall have discretion or permissive power in accordance with the indenture or the law, the trustee may decline to exercise the same in the absence of approval by the holders and shall have no obligation to exercise the same unless it has received pre-funding, been indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims, actions or demands to which it may render itself liable and all costs, damages, charges, expenses and liabilities which it may incur by so doing. Neither the trustee nor any of the Agents shall in any event be responsible for indirect, special, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable, even if advised of the possibility of such loss of damage and regardless of the form of action).

       Subject to the terms of the indenture and the Trust Indenture Act, the trustee is permitted to engage in other transactions with the Company and its affiliates and can profit therefrom without being obliged to account for such profit; and the trustee shall not be under any obligation to monitor any conflict of interest, if any, which may arise between itself and such other parties. The Company has custodial arrangements with the trustee and/or its affiliates. The Company may enter into similar or other banking relationships with the trustee or its affiliates in the future in the normal course of business. In addition, the trustee acts as trustee and as paying agent and registrar with respect to other debt securities issued by the Company and may do so for future issuances of debt securities by the Company as well. The trustee may have interest in, or may be providing, or may in the future provide financial services to other parties.

Currency Indemnity

       To the fullest extent permitted by law, our obligations to any holder of debt securities under the indenture shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than U.S. dollars (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such holder or the trustee, as the case may be, of any amount in the Judgment Currency, such holder or the trustee, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder or the trustee, as the case may be, in the Agreement Currency, we agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder, such holder or the trustee, as the case may be, agrees to pay to or for our account such excess, provided that such holder shall not have any obligation to pay any such excess as long as a default by us in our obligations under the indenture or the debt securities of the applicable series has occurred and is continuing, in which case such excess may be applied by such holder to such obligations.

Governing Law and Consent to Jurisdiction

       The indenture and the debt securities will be governed by and will be construed in accordance with the laws of the State of New York. We have agreed that any action arising out of or based upon the indenture may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action. We have appointed Corporation Service Company, currently located at 1180 Avenue of the Americas, Suite 210, New York, New York 10036, as our agent upon which process may be served in any such action.

       We have agreed that, to the extent that we are or become entitled to any sovereign or other immunity, we will waive such immunity in respect of our obligations under the indenture and the debt securities.

Certain Definitions

       Set forth below are definitions of certain of the terms used herein. Additional terms are defined elsewhere above or in the indenture.

       "Business Day" means a Monday, Tuesday, Wednesday, Thursday or Friday, unless banking institutions or trust companies in The City of New York, Hong Kong, Singapore or Beijing are authorized or obligated by law, regulation or executive order to remain closed on such day.

       "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

       "Company" means Alibaba Group Holding Limited, an exempted company incorporated under the laws of the Cayman Islands.

       "Consolidated Affiliated Entity" of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of ours.

       "Controlled Entity" of any Person means a Subsidiary or a Consolidated Affiliated Entity of such Person.

       "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

       "Group" means the Company and our Controlled Entities.

       "holder" in relation to a debt security, means the Person in whose name a debt security is registered in the security register for the registration and the registration of transfer or of exchange of the debt security.

       "Lien" means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

       "Non-recourse Obligation" means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any of our Controlled Entities or (2) the financing of a project involving the purchase, development, improvement or expansion of properties of ours or any of our Controlled Entities, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any of our Controlled Entities of ours or to our or any such Controlled Entity's assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

       "Paying Agent" means The Bank of New York Mellon or its successor as paying agent under the indenture.

       "Person" means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

       "PRC" means the People's Republic of China, excluding, for purposes of this definition, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

       "Preferred Shares," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

       "Principal Controlled Entities" at any time shall mean one of our Controlled Entities

  (i)
  as to which one or more of the following conditions is/are satisfied:

  (a)
  its total revenue or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated total revenue attributable to the Group is at least 5% of the Group's consolidated total revenue;

  (b)
  its net profit or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated net profit attributable to the Group (in each case before taxation and exceptional items) is at least 5% of the Group's consolidated net profit (before taxation and exceptional items); or

  (c)
  its net assets or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated net assets attributable to the Group (in each case after deducting minority interests in Subsidiaries) are at least 10% of the Group's consolidated net assets (after deducting minority interests in Subsidiaries of the Company);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of our Controlled Entity and our then latest audited consolidated financial statements;

provided that, in relation to paragraphs (a), (b) and (c) above:

  (1)
  in the case of a corporation or other business entity becoming a Controlled Entity after the end of the financial period to which our latest consolidated audited accounts relate, the reference to our then latest consolidated audited accounts and our Controlled Entities for the purposes of the calculation above shall, until our consolidated audited accounts for the financial period in which the relevant corporation or other business entity becomes a Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of us and our Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Controlled Entity which itself has Controlled Entities) of such Controlled Entity in such accounts;

  (2)
  if at any relevant time in relation to us or any Controlled Entity which itself has Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of us and/or any such Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of us;

  (3)
  if at any relevant time in relation to any Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Controlled Entity prepared for this purpose by or on behalf of us; and

  (4)
  if the accounts of any Controlled Entity (not being a Controlled Entity referred to in proviso (1) above) are not consolidated with our accounts, then the determination of whether or not such Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with our consolidated accounts (determined on the basis of the foregoing); or

  (ii)
  that Principal Controlled Entity merges with or into, or to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (i) above) and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

       An officer's certificate delivered to the trustee certifying in good faith as to whether or not a Controlled Entity is a Principal Controlled Entity shall be conclusive in the absence of manifest error.

       "Relevant Indebtedness" means any indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures, or other securities which for the time being are, or are intended to be or are commonly, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market, but shall exclude any bank debt, bank loans or securitizations.

       "Stated Maturity" means, when used with respect to any debt security or any installment of principal thereof or interest thereon, the date specified in such debt security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such debt security or such installment of principal or interest is due and payable.

       "Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), voting at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

       "trustee" means The Bank of New York Mellon or its successor as trustee under the indenture.

       "U.S. GAAP" refers to generally accepted accounting principles in the United States of America.

       "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

LEGAL OWNERSHIP OF DEBT SECURITIES

       In this prospectus and the applicable prospectus supplement, when we refer to the "holders" of debt securities as being entitled to specified rights or payments, we mean only the actual legal holders of the debt securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be a broker, bank, other financial institution or, in the case of a global security, a depository. Our obligations, as well as the obligations of the trustee, any registrar, any depository and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our debt securities, except as may be specifically provided for in a contract governing the debt securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Street Name and Other Indirect Holders

       Holding debt securities in accounts at banks or brokers is called holding in "street name." If you hold our debt securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the debt securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any applicable prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

       If you hold our debt securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out, among other things:

  •
  how it handles payments and notices with respect to the debt securities;

  •
  whether it imposes fees or charges;

  •
  how it handles voting, if applicable;

  •
  how and when you should notify it to exercise any rights or options that may exist under the debt securities on your behalf;

  •
  whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder; and

  •
  how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

       A global security is a special type of indirectly held security. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the "depository." Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depository. The applicable prospectus supplement will indicate whether the debt securities will be issued only as global securities.

       As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depository, as well as general laws relating to securities transfers. We will not recognize you as a holder of the debt securities and instead will deal only with the depository that holds the global security.

       You should be aware that if our debt securities are issued only in the form of global securities:

  •
  you cannot have the debt securities registered in your own name;

  •
  you cannot receive physical certificates for your interest in the debt securities;

  •
  you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities;

  •
  you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates;

  •
  the depository's policies will govern payments, dividends, transfers, exchange and other matters relating to your interest in the global security. We, the trustee and the Agents have no responsibility for any aspect of the depository's actions or for its records of ownership interests in the global security. We, the trustee and the Agents also do not supervise the depository in any way; and

  •
  the depository will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

       In a few special situations described below, a global security representing our debt securities will terminate and interests in it will be exchanged for physical certificates representing the debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the debt securities transferred to your name if you wish to become a direct holder.

       Unless we specify otherwise in the applicable prospectus supplement, the special situations for termination of a global security representing our debt securities are:

  •
  the depository has notified us that it is unwilling or unable to continue as depository for such global security or the depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, at a time when such depository is required to be so registered in order to act as depository, and in each case we do not or cannot appoint a successor depository within 90 days; or

  •
  upon request by holders, in case that an event of default with respect to the debt securities of the applicable series has occurred and is continuing.

       The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by that prospectus supplement. When a global security terminates, the depository (and not us, the trustee or any Agent) is responsible for deciding the names of the institutions that will be the initial direct holders.

 ENFORCEABILITY OF CIVIL LIABILITIES

       We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

       Substantially all of our operations are conducted in China, and substantially all of our assets are located outside the United States. In addition, a majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

       We have appointed Corporation Service Company as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

       Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the Cayman Islands. We have also been advised by Maples and Calder (Hong Kong) LLP that a judgment obtained in any federal or state court in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in respect of taxes, a fine or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

       There is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Such uncertainty relates to whether a judgment obtained from the United States courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company or its directors and officers. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

       A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Grand Court of the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

       Fangda Partners, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:

  •
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

  •
  entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

       Fangda Partners has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

       In addition, it will be difficult for U.S. investors to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. investors, by virtue of only holding the Notes, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

 TAXATION

       Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

 PLAN OF DISTRIBUTION

       We may sell the securities described in this prospectus from time to time in one or more of the following ways:

  •
  to or through underwriters or dealers;

  •
  through agents;

  •
  directly to one or more purchasers; or

  •
  through a combination of any of these methods of sale.

       The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:

  •
  the name or names of any underwriters, dealers or agents;

  •
  any public offering price;

  •
  the proceeds from such sale;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

       We may distribute the securities from time to time in one or more of the following ways:

  •
  at a fixed price or prices, which may be changed;

  •
  at prices relating to prevailing market prices at the time of sale;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

By Underwriters or Dealers

       If we use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters' obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

       If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

By Agents

       We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

Direct Sales

       We may also sell securities directly without using agents, underwriters, or dealers.

General Information

       We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

       Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

LEGAL MATTERS

       We are being represented by Simpson Thacher & Bartlett LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters in connection with this offering will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement. Legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Legal matters as to PRC law will be passed upon for us by Fangda Partners and for the underwriters by a law firm named in the applicable prospectus supplement. Simpson Thacher & Bartlett LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Fangda Partners with respect to matters governed by PRC law.

 EXPERTS

       The audited consolidated financial statements incorporated in this prospectus by reference to Alibaba Group Holding Limited's report on Form 6-K dated November 24, 2017, and management's assessment of the effectiveness of internal control over financial reporting (which was included in Management's Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F of Alibaba Group Holdings Limited for the year ended March 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

       The registered business address of PricewaterhouseCoopers is 22/F, Prince's Building, Central, Hong Kong.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

       We are currently subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC's website at www.sec.gov.

       As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depository with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles in the United States, and all notices of shareholders' meetings and other reports and communications that are made generally available to our shareholders.

       This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

 INCORPORATION OF DOCUMENTS BY REFERENCE

       The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

       We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended March 31, 2017, originally filed with the SEC on June 15, 2017 (File No. 001-36614);

  •
  our report on Form 6-K, including the audited consolidated financial statements and unaudited interim condensed consolidated financial statements included as Exhibit 99.1 and Exhibit 99.2 thereto, respectively, as furnished to the SEC on November 24, 2017 that is identified as being incorporated herein is incorporated by reference herein;

  •
  any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

       Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Alibaba Group Holding Limited
c/o Alibaba Group Services Limited
26/F Tower One, Times Square
1 Matheson Street
Causeway Bay
Hong Kong
Telephone: +852 2215-5100
Fax: +852 2215-5200